Exhibit 10.2

UNSECURED CREDIT AGREEMENT
dated as of
August 5, 2016
between
XL GROUP LTD,
XLIT LTD., X.L. AMERICA, INC., XL BERMUDA LTD, XL RE EUROPE SE, XL INSURANCE COMPANY SE, XL LIFE LTD, CATLIN INSURANCE COMPANY (UK) LTD., CATLIN RE SWITZERLAND LTD AND CATLIN UNDERWRITING AGENCIES LIMITED,
as Account Parties,
XL GROUP LTD,
XLIT LTD., X.L. AMERICA, INC. AND XL BERMUDA LTD,
as Guarantors,
The LENDERS Party Hereto,
and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Administrative Agent
_____________

$750,000,000
_____________
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
BARCLAYS BANK PLC,
CITIGROUP GLOBAL MARKETS INC.,
HSBC BANK USA, NATIONAL ASSOCIATION
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners
____________
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Documentation Agent

i

SCHEDULE I	-	Commitments
SCHEDULE II	-	Indebtedness and Liens
SCHEDULE III	-	Litigation
SCHEDULE IV	-	Environmental Matters
SCHEDULE V	-	Subsidiaries
SCHEDULE VI	-	Existing Letters of Credit
SCHEDULE VII	-	UK Qualifying Lender confirmation and HMRC DT Treaty Passport scheme

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Form of Account Party Assignment and Assumption
EXHIBIT C	-	Form of Confirming Lender Agreement
EXHIBIT D	-	Form of Borrowing Request
EXHIBIT E	-	Form of Interest Election Request
EXHIBIT F	-	Form of Joinder Agreement
EXHIBIT G	-	Form of Resignation Letter

v

UNSECURED CREDIT AGREEMENT dated as of August 5, 2016 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among XL GROUP LTD, an exempted company incorporated in Bermuda with limited liability (“XL Group”), XLIT LTD., an exempted company incorporated in the Cayman Islands with limited liability (“XLIT”), X.L. AMERICA, INC., a Delaware corporation (“XL America”), XL BERMUDA LTD, an exempted company incorporated in Bermuda with limited liability (“XL Bermuda”), XL RE EUROPE SE, a European public limited liability company registered in Ireland (“XL Re Europe”), XL INSURANCE COMPANY SE, a European public limited liability company registered in England and Wales (“XL Insurance”), XL LIFE LTD, an exempted company incorporated in Bermuda with limited liability (“XL Life”), CATLIN INSURANCE COMPANY (UK) LTD., a private limited company incorporated in England and Wales (“Catlin Insurance”), CATLIN RE SWITZERLAND LTD., a company limited by shares organized under the laws of Switzerland (“Catlin Switzerland”) and CATLIN UNDERWRITING AGENCIES LIMITED, a private limited company incorporated in England and Wales (“Catlin Underwriting”, and together with XL Group, XLIT, XL America, XL Bermuda, XL Re Europe, XL Insurance, XL Life, Catlin Insurance and Catlin Switzerland, each an “Account Party” and collectively, the “Account Parties”; XL Group, XLIT, XL America and XL Bermuda, each a “Guarantor” and collectively the “Guarantors”; the Account Parties and the Guarantors being collectively referred to as the “Obligors”), the LENDERS party hereto, and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent.
WHEREAS, the Account Parties have requested that the Lenders issue letters of credit for their account and make loans to them in an aggregate face or principal amount not exceeding $750,000,000 at any one time outstanding, and the Lenders are prepared to issue such letters of credit and make such loans upon the terms and conditions hereof;
WHEREAS, XL Group, XLIT, XL America, XL Bermuda, XL Re Europe, XL Insurance, XL Switzerland Ltd, a company limited by shares organized under the laws of Switzerland, and XL Life, each as account parties, XL Group plc, an Irish public limited liability company, XLIT, XL America, XL Bermuda and XL Life, each as guarantors, are party to that certain 5-year Unsecured Credit Agreement dated as of November 22, 2013, with the lenders party thereto and JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent (the “Existing Agent”) (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Unsecured Credit Agreement”); and
WHEREAS, subject to the terms and conditions hereof, each letter of credit under the Existing Unsecured Credit Agreement which is outstanding on the Effective Date shall automatically be deemed to be continued hereunder.
Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01
    Defined Terms. As used in this Agreement, the following terms have the meanings specified or as referenced below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Account Parties” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, and shall include any Successor Account Party and any Person that becomes an Account Party pursuant to Section 10.04(g) hereof.

1948827.15-NYCSR07A - MSW

“Account Party Jurisdiction” means (a) Bermuda, (b) the Cayman Islands, (c) Ireland, (d) Switzerland, (e) England and Wales, (f) the United States and (g) any other country in which a Person that becomes an Account Party pursuant to Section 10.04(g) hereof is incorporated or formed.
“Adjusted LIBO Rate” means, for the Interest Period for any Eurocurrency Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period; provided that, if such rate is below zero, the Adjusted LIBO Rate shall be deemed to be zero.
“Administrative Agent” means The Bank of Tokyo-Mitsubishi UFJ, Ltd. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Alternative Currency Limit” means $375,000,000, as such amount may be increased as provided for in Section 2.09(c).
“Aggregate Credit Exposure” means the aggregate amount of the Credit Exposures of each of the Lenders.
“Aggregate LC Exposure” means the aggregate amount of the LC Exposures of each of the Lenders.
“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate for such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for an Interest Period of one month that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) plus 1.0%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, as the case may be.

“Alternative Currency” means (x) in the case of Loans, (a) euros, (b) British pounds sterling and (c) subject to agreement by all Lenders, Canadian dollars, Japanese yen, Australian dollars, New Zealand dollars, Singapore dollars and Swiss francs, and (y) in the case of any Letter of Credit, (a) euros, (b) British pounds sterling, (c) Canadian dollars, (d) Japanese yen, (e) Swiss francs and (f) any other currency requested by an Account Party and reasonably acceptable to the Lenders and the Issuing Lenders; provided that, with respect to clauses (x)(c) and (y)(f) above, such currency (i) is readily available, freely transferable and convertible into Dollars in the London foreign exchange market or the principal financial center of such currency, (ii) has available a LIBO Rate in the Administrative Agent’s determination and (iii) is a currency for which no central bank or other governmental authorization in the country of issue of such currency is required to permit use of such currency by any Lender for issuing, renewing, extending or amending letter of credits or funding or making drawings thereunder and/or to permit any Account Party to pay the reimbursement obligations and interest thereon, each as contemplated hereunder, unless such authorization has been obtained and is in full force and effect.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency Letter of Credit” means a letter of credit issued by a Lender in an Alternative Currency pursuant to the terms hereof.
“Anti-Corruption Laws” means the laws, rules, and regulations of the jurisdictions applicable to the relevant Obligor or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means a percentage per annum determined in accordance with the Pricing Grid (as defined herein).
“Applicable Percentage” means, with respect to any Lender, the percentage of the Commitments of all the Lenders represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Availability Period” means the period from and including the Effective Date to and including the earlier of the Commitment Termination Date and the date of termination of the Commitments.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Event” means with respect to any Person, such Person becomes the subject, or has a direct or indirect parent company that has become the subject, of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, examiner, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or foreign regulatory authority acting in such a capacity, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or any direct or indirect parent company thereof by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement in the United States of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Bermuda Companies Law” means the Companies Act 1981 of Bermuda, as amended, and the regulations promulgated thereunder.
“Bermuda Insurance Law” means the Insurance Act 1978 of Bermuda, as amended, and the regulations promulgated thereunder.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrowing” means, with respect to any Account Party, (a) all ABR Loans of such Account Party made, converted or continued on the same date or (b) all Eurocurrency Loans of such Account Party that have the same Interest Period.
“Borrowing Request” means a request by an Account Party for a Borrowing in accordance with Section 2.06 substantially in the form of Exhibit D hereto.
“BTMU” means The Bank of Tokyo-Mitsubishi UFJ, Ltd.
“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City, London, Zurich, Bermuda, or in the case of any Specified Account Party, the jurisdiction of organization of such Account Party, requesting the issuance of a Letter of Credit, are authorized or required by law to remain closed, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Loan, or to a notice by an Account Party with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market and (c) if such day relates to any payment, determination, funding or notice to be made or given in connection with any loans in an Alternative Currency, any day (i) on which dealings in deposits in the Alternative Currency are carried out in the London interbank market or the principal financial center of such Alternative Currency, (ii) on which commercial banks and foreign exchange markets are open for business in London, New York City, and the principal financial center for such Alternative Currency, and (iii) with respect to any such payment, determination or funding to be made in connection with any Alternative Currency Loan denominated in Euros, on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) System payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Collateralize” means, with respect to any Letter of Credit issued for the account of any Account Party, the deposit of cash and Cash Equivalents or, if the Administrative Agent shall agree in its sole discretion, other credit support, by such Account Party in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Lenders (the “LC Collateral Account”), in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the applicable Reimbursement Obligations and all other obligations hereunder. Derivatives of such term have corresponding meanings and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means at any time:
(a)
    time deposits, certificates of deposit or money market deposits, maturing not more than two years after the date of determination, which are issued by a financial institution which is rated at least AA- by S&P or Aa3 by Moody’s Investors Service, Inc. (whether or not a Lender); and
(b)
    investments in money market funds that invest solely in Cash Equivalents described in clause (a) and are rated AAA by S&P.
“Change of Control” means the occurrence of any of the following events or conditions:
(a) any Person, including any syndicate or group deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of XL Group entitling such Person to exercise 50.1% or more of the total voting power of all shares of XL Group that are entitled to vote generally in elections of directors, other than (i) an acquisition by XL Group, any of its Subsidiaries or any employee benefit plan or plans of XL Group or any of its Subsidiaries and (ii) the formation of any holding company to hold 100% of the outstanding shares of XL Group (provided that the beneficial owners of such holding company are substantially the same as the beneficial owners of XL Group immediately prior to the formation of such holding company);

(b) XL Group merges or consolidates with or into any other Person (other than a Subsidiary), another Person (other than a Subsidiary) merges into XL Group or XL Group conveys, sells, transfers or leases all or substantially all of its assets to another Person (other than a Subsidiary), other than any transaction: (i) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of XL Group (other than the cancellation of any outstanding shares of XL Group held by the Person with whom it merges or consolidates), (ii) which is effected solely to change the jurisdiction of incorporation of XL Group and results in a reclassification, conversion or exchange of outstanding shares of XL Group solely into shares of capital stock of the surviving entity, or (iii) that is permitted under Section 7.01 or Section 7.02; or
(c) the occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of XL Group by Persons who were not (i) directors of XL Group on the date of this Agreement, (ii) nominated or appointed by the board of directors of XL Group or (iii) approved by the board of directors of XL Group as director candidates prior to their election.
“Change in Law” means (a) the adoption or taking effect of any law, rule, treaty or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation, administration, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, rule, requirement, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, implemented or issued.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means, with respect to any Lender, the commitment of such Lender to make Loans, to issue Syndicated Letters of Credit and Non-Syndicated Letters of Credit and to acquire participations in Fronted Letters of Credit, as such commitment may be (i) reduced from time to time pursuant to Section 2.09 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Commitment is set forth on Schedule I or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $750,000,000.

“Commitment Termination Date” means August 5, 2021.
“Confirming Lender” means, with respect to any Lender, any other Person which is listed on the NAIC Approved Bank List that has agreed, by delivery of an agreement between such Lender and such other Person in substantially the form of Exhibit C or any other form satisfactory to the Administrative Agent, to honor the obligations of such Lender in respect of a draft complying with the terms of a Syndicated Letter of Credit or a Non-Syndicated Letter of Credit, as the case may be, as if, and to the extent, such other Person were the “issuing lender” (in place of such Lender) named in such Syndicated Letter of Credit or Non-Syndicated Letter of Credit, as the case may be.
“Consolidated Net Worth” means, at any time, the consolidated stockholders’ equity of XL Group and its Subsidiaries, provided that the calculation of such consolidated stockholders’ equity shall (a) exclude any Exempt Indebtedness (and the assets relating thereto) in the event such Exempt Indebtedness is consolidated on the consolidated balance sheet of XL Group and its consolidated Subsidiaries in accordance with GAAP, (b) include the amounts recorded on the consolidated balance sheet of XL Group and its consolidated Subsidiaries in respect of Hybrid Capital and (c) not give effect to the impact (positive or negative) of accumulated other comprehensive income/(loss) reflected on the consolidated balance sheet of XL Group and its consolidated Subsidiaries.
“Consolidated Total Assets” means, on any date, total assets of XL Group and its Subsidiaries on a consolidated basis determined in accordance with GAAP as of the last day of the fiscal quarter immediately preceding the date of determination.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Documents” means, collectively, this Agreement and the Letter of Credit Documents.
“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, or participations in Letters of Credit or any other amount required to be paid by it to the Administrative Agent or the Existing Agent or any other Lender hereunder or (ii) pay over to any Obligor any other amount required to be paid by it hereunder, in either case, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in writing) has not been satisfied, (b) has notified any Obligor or the Administrative Agent or the Existing Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent or any Obligor, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such receipt of such certification in form and substance reasonably satisfactory to the Administrative Agent, or (d) has become the subject of a Bankruptcy Event (including and together with any Bail-In Action). Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20) upon delivery of written notice of such determination to the Account Parties and each Lender.
“Documentation Agent” means The Bank of Tokyo-Mitsubishi.
“Dollar Equivalent” means, (a) as to any amount denominated in Dollars, the amount thereof at such time and (b) as to any amount denominated in an Alternative Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary of XL Group that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

“Environmental Laws” means any Law, whether now existing or subsequently enacted or amended, relating to pollution or protection of the environment, including natural resources, including any relating to: (a) exposure of Persons, including but not limited to employees, to Hazardous Materials, (b) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Hazardous Materials or (c) regulation of the manufacture, use or introduction into commerce of Hazardous Materials, including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of an Account Party or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing, excluding, in each case, for the avoidance of doubt, liabilities of such Account Party or Subsidiary as the insurer or reinsurer under policies of insurance or reinsurance of an Account Party or any Subsidiary.
“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means (a) any entity, whether or not incorporated, that is under common control with any Account Party within the meaning of Section 4001(a)(14) of ERISA; (b) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which any Account Party is a member; (c) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which any Account Party is a member; and (d) with respect to any Account Party, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Account Party, any corporation described in clause (b) above or any trade or business described in clause (c) above is a member.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure of any Obligor or ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;

(d) the incurrence by any Obligor or any of such Obligor’s ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Obligor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Obligor or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Obligor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Obligor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA with respect to any Plan; (i) the withdrawal by any Obligor or any of their respective ERISA Affiliates from any Plan with two or more contributing sponsors or the termination of any such Plan resulting in liability to any Obligor or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; or (j) the imposition of liability on any Obligor or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loan(s) constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Article VIII.
“Excess Funding Guarantor” has the meaning assigned to such term in Section 3.07.
“Excess Payment” has the meaning assigned to such term in Section 3.07.
“Excluded Taxes” means, with respect to the Administrative Agent, the Existing Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Obligor hereunder, or under any Credit Document, (a) income or franchise Taxes imposed on (or measured by) its net income, net profits or overall gross receipts (including, without limitation, branch profits or similar taxes) by the United States of America, or by any jurisdiction under the laws of which such recipient is organized or resident, in which such recipient’s principal office is located or with which such recipient has any other connection (other than a connection that arises solely by reason of an Account Party having executed, delivered or performed its obligations or a Lender or the Administrative Agent or the Existing Agent having received a payment under this Agreement or any Credit Document), (b) any withholding Tax imposed (other than withholding tax imposed by the United Kingdom or Ireland) pursuant to a law in effect at the time such recipient first becomes a party to this Agreement or designates a new lending office (other than pursuant to an assignment requested by XL Group under Section 2.19(b)), or at the time such recipient acquires an additional interest, but only with respect to Taxes attributable to such additional interest, except, in each case, to the extent that such recipient (or such recipient’s assignor, if any) was entitled at the time of the designation of a new lending office (or assignment) to receive additional amounts from the Account Parties with respect to such Tax under Section 2.17(a) or 2.17(c), (c) any Tax that is attributable to a recipient’s failure to comply with Section 2.17(g), 2.17(i) or 2.17(j), (d) any U.S. federal withholding Tax imposed pursuant to FATCA, (e) the bank levy as set out in the Finance Act 2011 of the United Kingdom and any other levy or tax of a similar nature imposed by reference to the balance sheet, assets, liabilities, capital base (or any part of it) or minimum regulatory capital of a financial institution or other entity carrying out financial transactions, (f) any withholding tax imposed by the United Kingdom on a payment under any Credit Document, if on the date which the payment falls due, (1) the payment could have been made to the relevant Lender without such withholding tax if the Lender was a UK Qualifying Lender, but on that date the Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority,(2) the relevant Lender is UK Qualifying Lender solely by virtue of sub-paragraph (b) of the definition of UK Qualifying Lender and (I) an officer of HMRC has given (and not revoked) a direction (a “Direction”) under section 931 of the UK Taxes Act which relates to the payment and that Lender has received from the relevant Account Party a certified copy of that Direction and the payment could have been made to the Lender without such withholding tax if that Direction had not been made; or (II) the relevant Lender has not given a UK Tax Confirmation and the payment could have been made to the Lender without such withholding if the Lender had given a UK Tax Confirmation, on the basis that the UK Tax Confirmation would have enabled the relevant Account Party to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK Taxes Act and (g) any withholding tax imposed by Ireland on a payment under any Credit Document, if on the date on which the payment falls due, (1) the payment could have been made to the relevant Lender without such withholding tax if the Lender was an Irish Qualifying Lender, but on that date the relevant Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority or (2) the relevant Lender is an Irish Treaty Lender and the payment could have been made to the Lender without deduction or withholding for or on account of tax had that Lender complied with its obligations under Section 2.17(l)(A) of this Agreement.
“Exempt Indebtedness” means any Indebtedness of any Person (other than XL Group or any of its Affiliates) that is consolidated on the balance sheet of XL Group and its consolidated Subsidiaries in accordance with GAAP (whether or not required to be so consolidated); provided that (a) at the time of the incurrence of such Indebtedness by such Person, the cash flows from the assets of such Person shall reasonably be expected by such Person to liquidate such Indebtedness and all other liabilities (contingent or otherwise) of such Person and (b) no portion of such Indebtedness of such Person shall be Guaranteed (other than guarantees of the type referred to in clause (a) or (b) of the definition of Indebtedness) by, or shall be secured by a Lien on any assets owned by, XL Group or any of its Subsidiaries and neither such Person nor any of the holders of such Indebtedness shall have any direct or indirect recourse to XL Group or any of its Subsidiaries (other than in respect of liabilities and guarantees of the type referred to in clause (a) or (b) of the definition of Indebtedness).
“Existing Agent” has the meaning given to such term in the recitals hereto.

“Existing Participated Letters of Credit” has the meaning assigned to such term in Section 2.03(m).
“Existing Secured Credit Agreement” means (i) the 5-year Secured Credit Agreement dated as of November 22, 2013 among XL Group, XLIT, XL America, XL Bermuda, XL Re Europe, XL Insurance, XL Switzerland Ltd, a company limited by shares organized under the laws of Switzerland, and XL Life, each as account parties, XL Group plc, an Irish public limited liability company, XLIT, XL America, XL Bermuda and XL Life, each as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and The Bank of New York Mellon, as collateral agent, as amended, restated, supplemented or otherwise modified prior to the date hereof.
“Existing Specified Alternative Currency Letters of Credit” has the meaning assigned to such term in Section 2.04(b).
“Existing Syndicated Letters of Credit” has the meaning assigned to such term in Section 2.01(m).
“Existing Unsecured Credit Agreement” has the meaning given to such term in the recitals hereto.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (including any amended or successor provisions thereto, to the extent substantially comparable thereto), and any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) thereof (or any amended or successor version described above) and, for the avoidance of doubt, any intergovernmental agreements in respect thereof (and any legislation, regulations or other official guidance adopted by a governmental authority pursuant to, or in respect of, such intergovernmental agreements).
“Financial Officer” means, with respect to any Obligor, a principal financial officer of such Obligor, including a controller; provided that, with respect to XLIT, any certification required to be delivered by a Financial Officer of XLIT may be delivered by a Financial Officer of XL Group.
“Fitch” means Fitch Ratings.
“Fronted Letters of Credit” means letters of credit issued under Section 2.03, including, for the avoidance of doubt, each Existing Participated Letter of Credit continued hereunder.
“GAAP” means generally accepted accounting principles in the United States of America.
“GIC” means a guaranteed investment contract or funding agreement or other similar agreement issued by an Account Party or any of its Subsidiaries that guarantees to a counterparty a rate of return on the invested capital over the life of such contract or agreement.
“Governmental Authority” means the government of the United States of America, or of any other nation (including the European Union), or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor for the purpose of assuring the holder of such Indebtedness, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keepwell agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guarantee is made. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning.
“Guaranteed Obligations” has the meaning assigned to such term in Section 3.01.
“Guarantors” shall have the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any Person that becomes a Guarantor pursuant to Section 10.04(g) hereof.
“Guidelines” means, collectively, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt "Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)" vom 22. September 1986), guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt "Obligationen" vom April 1999), guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt "Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen" vom Januar 2000), circular letter No. 15 of 7 February 2007 (1-015-DVS-2007) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss Withholding Tax and Swiss stamp taxes (Kreisschreiben Nr. 15 "Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben" vom 7. Februar 2007) and circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 "Kundenguthaben" vom 26. Juli 2011), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“HMRC” means Her Majesty’s Revenue & Customs of the United Kingdom.
“HMRC DT Treaty Passport scheme” means the Board of HMRC Double Taxation Treaty Passport scheme.
“Hybrid Capital” means, at any time, all securities, instruments or other obligations issued by XL Group or its Subsidiaries to the extent that such securities, instruments or other obligations (i) qualify for equity treatment by S&P and (ii) mature (to the extent not perpetual) no earlier than the date that is ninety-one (91) days after the Commitment Termination Date.
“Indebtedness” means, for any Person, without duplication: (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to (but not including accrued pension costs, deferred income taxes or accounts payable of) such Person; (ii) all obligations (including contingent liabilities) of such Person evidenced by bonds, debentures, notes, banker’s acceptances or similar instruments; (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person; (iv) any indebtedness or liability secured by a Lien on property owned by such Person (whether or not assumed) and Capital Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such capital lease to repossession or sale of such property); (v) the maximum available amount of all standby letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (vi) all Guarantees of such Person; provided that the following shall be excluded from Indebtedness of XL Group and any of its Subsidiaries for purposes of this Agreement: (a) all payment liabilities of any such Person under insurance and reinsurance policies from time to time issued by such Person, including guarantees of any such payment liabilities; (b) all other liabilities (or guarantees thereof) arising in the ordinary course of any such Person’s business as an insurance or reinsurance company (including GICs and Stable Value Instruments and any Specified Transaction Agreement relating thereto), or as a corporate member of The Council of Lloyd’s, or as a provider of financial or investment services or contracts (including GICs and Stable Value Instruments and any Specified Transaction Agreement relating thereto); (c) trade payables (including payables under insurance contracts and reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business; (d) all intercompany positions having a term not exceeding 364 days (inclusive of any roll-over or extension of terms) and created in the ordinary course of business; and (e) any Exempt Indebtedness.
“Indemnified Taxes” means (a) Taxes imposed on the Administrative Agent, the Existing Agent or any Lender on or with respect to any payment hereunder or under any Credit Document, other than Excluded Taxes and (b) Other Taxes.

“Insurance Subsidiary” means any Subsidiary (other than XL Life Insurance and Annuity Company) which is subject to the regulation of, and is required to file statutory financial statements with, any governmental body, agency or official in any State or territory of the United States or the District of Columbia which regulates insurance companies or the doing of an insurance business therein.
“Interest Election Request” means a request by an Account Party to convert or continue a Borrowing in accordance with Section 2.08 substantially in the form of Exhibit E hereto.
“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date and the Commitment Termination Date and (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and the Commitment Termination Date.
“Interest Period” means, for any Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.
“Irish Account Party” means an Account Party organized or formed under laws of Ireland, or resident in Ireland for Irish tax purposes.
“Irish Qualifying Lender” means a Lender which is beneficially entitled to the interest payable to that Lender in respect of an advance under this Agreement and:
(a)    which is a bank within the meaning of section 246 of the TCA which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3) of the TCA;
(b)    which is a company (within the meaning of Section 246 of the TCA);
(i)    which, by virtue of the law of a Relevant Territory is resident in the Relevant Territory for the purposes of tax and that jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction; or
(ii)     in receipt of interest under this Agreement which:

(A) is exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction that is in force on the date the relevant interest is paid; or
(B) would be exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction signed on or before the date on which the relevant interest is paid but not in force on that date, assuming that treaty had the force of law on that date;
provided that, in the case of both (i) and (ii) above, such company does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland; or
(c)     which is a corporation that is incorporated in the United States of America (or any state thereof) and is subject to Federal income tax of the United States of America on its worldwide income provided that such corporation does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland; or
(d)     which is a limited liability company formed in the United States of America (or any state thereof), where the ultimate recipients of the interest payable to such limited liability company satisfy the requirements set out in (b) or (c) above and the business conducted through the limited liability company is so structured for market reasons and not for tax avoidance purposes, provided that such limited liability company does not provide its commitment in connection with a trade or business which is carried on by it in Ireland through a branch or agency in Ireland; or
(e)     which is a company (within the meaning of Section 246 of the TCA);
(i)    which advances money in the ordinary course of a trade which includes the lending of money;
(ii)    in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of that company;
(iii)    which has complied with the notification requirements set out in Section 246(5)(a) of the TCA; and
(iv)     whose facility office is located in Ireland; or
(f)    which is a qualifying company (within the meaning of section 110 of the TCA) and whose facility office is located in Ireland; or
(g)     which is an investment undertaking (within the meaning of Section 739B of the TCA) and whose facility office is located in Ireland; or
(h)     which is an exempt approved scheme within the meaning of section 774 of the TCA whose facility office is located in Ireland; or

(i)     which is an Irish Treaty Lender.
“Irish Tax Deduction” means a deduction or withholding for or on account of Tax imposed by Ireland from a payment under any Credit Document.
“Irish Treaty Lender” means a Lender other than a Lender falling within paragraph (b), (c) or (d) of the definition of Irish Qualifying Lender set out above which is, on the date any relevant payment is made, entitled under a double taxation agreement (an “Irish Treaty”) in force on that date (subject to the completion of any procedural formalities) to that payment without any Irish Tax Deduction.
“ISDA” has the meaning assigned to such term in Section 7.03(d).
“Issuing Lender” means (a) (i) with respect to any Fronted Letter of Credit (other than an Existing Participated Letter of Credit), BTMU, in its capacity as the issuer of such Fronted Letter of Credit hereunder, and its successors in such capacity as provided in Section 2.03(k), and (ii) with respect to any Existing Participated Letter of Credit, JPM, in its capacity as the issuer of such Fronted Letter of Credit hereunder, (b) with respect to any Syndicated Letter of Credit, each Lender, in its capacity as the issuer of such Syndicated Letter of Credit and (c) with respect to any Non-Syndicated Letter of Credit, the Lender named therein as the issuer thereof (it being understood and agreed that each Issuing Lender may, at its option, issue any Letter of Credit for the account of any Account Party by causing any foreign or domestic branch or Affiliate of such Issuing Lender to issue such Letter of Credit (and, without limiting the effect of Section 2.15, Section 2.17 or any other similar provision, without any increased costs to the Account Parties unless such costs are incurred as a result of an Account Party's request for Letters of Credit in a currency other than Dollars, British pounds sterling or euros); provided that (i) any exercise of such option shall not affect the obligations of such Account Party in respect of such Letter of Credit in accordance with the terms hereunder and (ii) such option may, if any Issuing Lender so requires, be exercised by delivering to the Administrative Agent a joinder signature page to this Agreement executed by such branch or Affiliate in form and substance satisfactory to the Administrative Agent and XL Group).
“Joinder Agreement” means a document substantially in the form set out in Exhibit F (Form of Joinder Agreement).
“Joint Lead Arrangers” means The Bank of Tokyo-Mitsubishi UFJ, Ltd, Barclays Bank PLC, Citigroup Global Markets Inc., HSBC Bank USA, National Association and Wells Fargo Securities, LLC, each in its capacity as a Joint Lead Arranger under this Agreement.
“JPM” has the meaning given to such term in the recitals hereto.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.
“LC Disbursement” means (a) with respect to any Fronted Letter of Credit or Non-Syndicated Letter of Credit, a payment made by the Issuing Lender thereof pursuant thereto and (b) with respect to any Syndicated Letter of Credit or Specified Alternative Currency Letter of Credit, a payment made by a Lender pursuant thereto.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements under Letters of Credit that have not yet been reimbursed by or on behalf of the Account Parties at such time. The LC Exposure of any Lender at any time shall be the sum of (i) its Applicable Percentage of the total LC Exposure (excluding any Specified Alternative Currency LC Exposure) plus (ii) the Specified Alternative Currency LC Exposure (if any) of such Lender at such time.
“Lenders” means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an agreement pursuant to the terms of Section 2.09(c), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption (it being understood and agreed that each Lender may, at its option, issue any Letter of Credit for the account of any Account Party by causing any foreign or domestic branch or Affiliate of such Lender to issue such Letter of Credit (and, without limiting the effect of Section 2.15, Section 2.17 or any other similar provision, without any increased costs to the Account Parties unless such costs are incurred as a result of an Account Party's request for Letters of Credit in a currency other than Dollars, British pounds sterling or euros); provided that (i) any exercise of such option shall not affect the obligations of such Account Party in respect of such Letter of Credit in accordance with the terms hereunder and (ii) such option may, if any Lender so requires, be exercised by delivering to the Administrative Agent a joinder signature page to this Agreement executed by such branch or Affiliate in form and substance satisfactory to the Administrative Agent and XL Group).
“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit.
“Letters of Credit” means each of the Syndicated Letters of Credit, the Non-Syndicated Letters of Credit and the Fronted Letters of Credit, including each such Letter of Credit that is an Alternative Currency Letter of Credit, and each of the Specified Alternative Currency Letters of Credit.
“LIBO Rate” means:
(a)    for the Interest Period for any Eurocurrency Borrowing denominated in Dollars, (i) the rate equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Reuters Page LIBOR01 (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) (the “LIBO Screen Rate”), for delivery on the first day of such Interest Period, with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity equal to the duration of such Interest Period; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement (but if more than one rate in respect thereof is specified on such page, the rate will be an arithmetic average of all such rates) or, in the event the LIBO Screen Rate is not available for such Interest Period at such time for any reason,

(ii) the rate for such Interest Period shall be the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for Dollars) that is shorter than such Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for Dollars) that exceeds the such Interest Period, in each case, at such time;
(b)    for the Interest Period for any Eurocurrency Borrowing denominated in Euros, (i) the rate equal to the rate determined by the Administrative Agent to be the offered rate that appears on the appropriate page of the Reuters screen that displays the Global Rate Set Systems Limited rate for deposits in Euros (or the successor thereto appointed by the European Money Markets Institute, if Global Rate Set Systems Limited is no longer making the applicable interest settlement rate available) (the “Euro LIBO Screen Rate”), for delivery on the first day of such Interest Period, with a term equivalent to such Interest Period determined as of approximately 11:00 a.m. (Brussels time), two Business Days prior to the commencement of such Interest Period; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement (but if more than one rate is specified in respect thereof on such page, the rate will be an arithmetic average of all such rates) or, in the event the Euro LIBO Screen Rate is not available for such Interest Period at such time for any reason, (ii) the rate for such Interest Period shall be the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Euro LIBO Screen Rate for the longest period (for which the Euro LIBO Screen Rate is available for Euros) that is shorter than such Interest Period and (b) the Euro LIBO Screen Rate for the shortest period (for which the Euro LIBO Screen Rate is available for Euros) that exceeds the such Interest Period, in each case, at such time; or
(c)    for the Interest Period for any Eurocurrency Borrowing denominated in an Alternative Currency (other than Euros), (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the appropriate page of the Reuters screen that displays the ICE Benchmark Administration Limited rate for deposits in the applicable Alternative Currency (or the successor thereto if ICE Benchmark Administration Limited is no longer making the applicable interest settlement rate available) (the “Alternative LIBO Screen Rate”), for delivery on the first day of such Interest Period, with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement (but if more than one rate is specified in respect thereof on such page, the rate will be an arithmetic average of all such rates) or, in the event such rate is not available at such time for any reason, (ii) the rate for such Interest Period shall be the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Alternative LIBO Screen Rate for the longest period (for which the Alternative LIBO Screen Rate is available for Alternative Currency) that is shorter than such Interest Period and (b) the Alternative LIBO Screen Rate for the shortest period (for which the Alternative LIBO Screen Rate is available for such Alternative Currency) that exceeds the such Interest Period, in each case, at such time.

“Lien” means, with respect to any asset, any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security (it being understood that any deposits, cash advances or escrow (or similar) arrangements comprised of cash, cash equivalents or securities and established pursuant to the requirements of any letter of intent or purchase or similar agreement for any acquisition or investment not prohibited hereunder shall be excluded from this definition).
“Life Operations” has the meaning assigned to such term in Section 7.02(h).
“Loans” means the loans made by the Lenders to the Account Parties pursuant to Section 2.05.
“Local GAAP” means generally accepted accounting principles in the jurisdiction of any Account Party.
“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.
“Material Adverse Effect” means a material adverse effect on: (a) the assets, business, financial condition or operations of XL Group and its Subsidiaries taken as a whole; or (b) the ability of the Obligors to perform any of their payment or other material obligations under this Agreement.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“NAIC” means the National Association of Insurance Commissioners.
“NAIC Approved Bank” means (a) any Person that is a bank listed on the most current “Bank List” of banks approved by NAIC (the “NAIC Approved Bank List”) or (b) any Lender as to which its Confirming Lender is a bank listed on the NAIC Approved Bank List.
“NAIC Approved Bank List” has the meaning assigned to such term in the definition of “NAIC Approved Bank” in this Section.
“Non-Syndicated Letters of Credit” means letters of credit issued under Section 2.02.
“Non-U.S. Benefit Plan” means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by any Account Party or any of their Subsidiaries, with respect to which such Account Party or such Subsidiary has an obligation to contribute, for the benefit of employees of such Account Party or such Subsidiary, which plan, fund or other similar program provides, or results in, the type of benefits described in Section 3(1) or 3(2) of ERISA, and which plan is not subject to ERISA or the Code.

“NYFRB Rate” means, for any day, the higher of (i) the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers and (ii) the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it, in each case, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that if the NYFRB Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligors” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“OECD” means the Organization for Economic Cooperation and Development.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Operating Indebtedness” means, without duplication, any Indebtedness of XL Group and its consolidated Subsidiaries (a) in respect of AXXX, XXX and other similar life reserve requirements, (b) incurred in connection with repurchase agreements, reverse repurchase agreements, buy/sell-back agreements and securities lending or borrowing transactions, (c) to the extent the proceeds of which are used directly or indirectly (including for the purpose of funding portfolios that are used to fund trusts in order) to support AXXX, XXX and other similar life reserves, (d) to the extent the proceeds of which are used to fund discrete customer-related assets or pools of assets (and related hedge instruments and capital) that are at least notionally segregated from other assets and have sufficient cash flow to pay principal and interest thereof, with insignificant risk of other assets of such Person being called upon to make such principal and interest payments or (e) that is excluded entirely from financial leverage by both S&P and Moody’s in their evaluation of XL Group and its consolidated Subsidiaries.
“Other Taxes” means any and all present or future stamp or documentary taxes or any other similar excise or property Taxes, arising from any payment made hereunder or from the execution, delivery or enforcement of this Agreement or any other Credit Document (excluding however any Assignment and Assumption or other document pursuant to which a Lender assigns, transfers, novates or otherwise disposes of any of its rights or obligations under a Credit Document (other than any such transfer, assignment, novation or other disposition resulting from the replacement of a Lender pursuant to Section 2.19(b)(i), (iii), (v), (vi), (vii) or (viii))), including any interest, additions to tax or penalties applicable thereto.
“Overnight LIBO Rate” shall mean, with respect to any day in any period during which a reimbursement obligation in respect of any Letter of Credit is outstanding, (i) the offered quotations by BTMU to first-class banks in the New York interbank market (or such other market in which BTMU customarily deals at such time) for deposits in such currency of the applicable Letter of Credit of amounts in same day funds approximately comparable to such reimbursement obligations with a maturity of the next Business Day determined as of 10:00 A.M. (New York time) (or, if later, the time on such day on which such reimbursement obligation arose) on such day (or if such day is not a Business Day, the next preceding Business Day) multiplied (and rounded upward, if necessary, to the next whole multiple of 1/100 of 1%) by (ii) the one month Statutory Reserve Rate; provided that if such rate is below zero, the Overnight LIBO Rate shall be deemed to be zero.

“Participant” has the meaning assigned to such term in Section 10.04(c)(i).
“Participant LC Exposure” means, as to any Lender, its Applicable Percentage of the aggregate amount available to be drawn under Fronted Letters of Credit and Non-Syndicated Letters of Credit.
“Participant Register” has the meaning assigned to such term in Section 10.04(c)(iii).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Non-Qualifying Lender” means, at any time, any Person that is not a Qualifying Bank, and that would not, if that Person became a Lender at that time, cause the number of Lenders who are not Qualifying Banks to exceed ten (10).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Account Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Account Party or any of their respective ERISA Affiliates or with respect to which has any Account Party or any of their respective ERISA Affiliates has any actual or contingent liability.
“Pricing Grid” means the table set forth below:

S&P/Fitch/Moody’s Rating of XLIT Senior Unsecured Long-Term Debt	Applicable Margin for Eurocurrency Loans	Applicable Margin for ABR Loans	Commitment Fee Rate	Letter of Credit Commission
Category 1 ≥ A / A / A2	1.150%	0.150%	0.16%	1.000%
Category 2 A- / A- / A3	1.300%	0.300%	0.16%	1.200%
Category 3 BBB+ / BBB+ / Baa1	1.300%	0.300%	0.16%	1.200%
Category 4 BBB / BBB / Baa2	1.300%	0.300%	0.16%	1.200%
Category 5 < BBB / BBB / Baa2 or unrated	1.500%	0.500%	0.16%	1.400%

For the purposes of this definition, if XLIT holds split ratings that are one level apart then the highest of such ratings shall apply. If XLIT holds split ratings that are more than one level apart then the rating one level below the highest of such ratings shall apply. If at any time a rating is not provided by one of Moody’s, Fitch and S&P, the remaining ratings shall apply. If at any time a rating is provided by only one of Moody’s, Fitch and S&P, such rating shall apply. If at any time none of Moody’s, Fitch and S&P provide a rating of XLIT or XLIT ceases to exist (other than pursuant to a transaction permitted pursuant to Section 7.01 or pursuant to an acquisition of all or substantially all of the assets of XLIT permitted under Section 7.02, provided that the surviving Person of any such transaction or the Person acquiring such assets is or becomes an Obligor and each Account Party (other than XL Group) is a Subsidiary of such Person (and such Person shall own not less than the ratable ownership interest in each such Account Party owned by XLIT immediately prior to such transaction)), then Category 5 shall be applicable.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Private Act” means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to an Account Party, in whole or in part.
“Pro Rata Share” has the meaning assigned to such term in Section 3.07.
“Qualifying Bank” means any Person acting on its own account which is licensed as a bank by the banking laws in force in its jurisdiction of incorporation and any branch of a legal entity, which is licensed as a bank by the banking laws in force in the jurisdiction where such branch is situated, and which, in each case, exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and authority of decision making, all in accordance with the Guidelines.
“Quarterly Date” means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.
“Register” has the meaning assigned to such term in Section 10.04(b)(iv).
“Reimbursement Obligation” means the obligation hereunder of the Specified Account Party to reimburse (i) with respect to any Fronted Letter of Credit or Non-Syndicated Letter of Credit, the Issuing Lender thereof and (ii) with respect to any Syndicated Letter of Credit or Specified Alternative Currency Letter of Credit, the Lenders thereof, in each case, for amounts drawn under such Letter of Credit.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners and advisors of such Person and such Person’s Affiliates.

“Relevant Territory” means
(a)    a member state of the European Communities (other than Ireland); or
(b)    to the extent not a member state of the European Communities, a jurisdiction with which Ireland has entered into a double taxation treaty that either has the force of law by virtue of section 826(1) of the TCA or which will have the force of law on completion of the procedures set out in section 826(1) of the TCA.
“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Commitments representing more than 50% of the aggregate amount of the Commitments at such time of the Lenders (other than Defaulting Lenders); provided that, if the Commitments have expired or been terminated, “Required Lenders” means Lenders having more than 50% of the Aggregate Credit Exposure at such time.
“Resignation Letter” means a letter substantially in the form set out in Exhibit G (Form of Resignation Letter).
“Responsible Officer” with respect to any Person, shall mean the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.
“Revaluation Date” means each of the following: (i) each date of issuance or renewal of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the face amount thereof (solely with respect to the increased amount), (iii) each date of any payment by any Issuing Lender under any Letter of Credit denominated in an Alternative Currency, (iv) two (2) Business Days prior to the date of any Eurocurrency Borrowing denominated in a currency other than Dollars and the same day for any Eurocurrency Borrowing denominated in British pounds sterling or, if applicable, the date of conversion/continuation of any such Eurocurrency Borrowing, (v) on and as of the last Business Day of each calendar quarter and (vi) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require; provided that not more than four requests in the aggregate may be made in any calendar year pursuant to this clause (vi) unless an Event of Default has occurred and is continuing.
“S&P” means Standard & Poor’s Financial Services LLC, or any successor thereto.
“Sanctioned Country” means at any time, a country, region or territory which is the subject or target of any Sanctions that broadly restrict dealings with that country, region or territory (at the time of this Agreement, Cuba, Iran, North Korea, Sudan, Syria and the region of Crimea).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, or by the United Nations Security Council, the European Union, the State Secretariat for Economic Affairs of Switzerland, the Swiss Directorate of International Law or Her Majesty’s Treasury of the United Kingdom (as such list is applicable to XL Group), (b) any Person organized or resident in a Sanctioned Country, (c) any Person directly or indirectly 50% or more owned by, or otherwise controlled by, any such persons described in (a) or (b), in the aggregate, to the extent such Persons are the target of applicable Sanctions or (d) any government of a Sanctioned Country.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced by the U.S. government, the US Department of State, the UN Security Council, the European Union, the State Secretariat for Economic Affairs of Switzerland, the Swiss Directorate of International Law or Her Majesty’s Treasury of the United Kingdom.
“SAP” means, as to each Account Party and each Subsidiary that offers insurance products, the statutory accounting practices prescribed or permitted by the relevant Governmental Authority for such Account Party’s or such Subsidiary’s domicile for the preparation of its financial statements and other reports by insurance corporations of the same type as such Account Party or such Subsidiary in effect on the date such statements or reports are to be prepared, except if otherwise notified by XL Group as provided in Section 1.03.
“SEC” means the Securities and Exchange Commission or any successor entity.
“Secured Credit Agreement” means the 5-year Credit Agreement dated as of the date hereof among XL Group, XLIT, X.L. America, XL Bermuda, XL Re Europe, XL Insurance, XL Life, Catlin Insurance and Catlin Switzerland, the lenders party thereto, The Bank of Tokyo-Mitsubishi, UFJ, Ltd, as administrative agent, and The Bank of New York Mellon, as collateral agent, as amended, restated, supplemented or otherwise modified from time to time, including any renewals, extensions or replacements thereof that increase the principal amount thereof as of the Effective Date; provided, however, that to the extent such principal amount exceeds $1,500,000,000 at any time, such excess amount shall not be deemed to be incurred under the Secured Credit Agreement for purposes of Section 7.06.
“SFR” means the Statutory Financial Return of XL Life Ltd.
“Significant Subsidiary” means, at any time, any subsidiary of XL Group (other than XL Group plc) that either (i) as of the end of the most recently completed fiscal year of XL Group has assets that exceed 10% of the consolidated total assets of XL Group and its consolidated Subsidiaries as of the last day of such period (determined in accordance with GAAP) or (ii) for the most recently completed fiscal year of XL Group has revenues that exceed 10% of the consolidated revenues of XL Group and its consolidated Subsidiaries for such period (determined in accordance with GAAP); provided that, other than with respect to Article VIII, each reference to “Significant Subsidiary” herein shall be deemed to include each Subsidiary of XL Group that is an Account Party.
“Specified Account Party” means the Account Party on behalf of which any specific Letter of Credit was issued to support the obligations of such Account Party.
“Specified Alternative Currency LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Specified Alternative Currency Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements under Specified Alternative Currency Letters of Credit that have not been reimbursed by or on behalf of the Account Parties at such time. The Specified Alternative Currency LC Exposure of any Lender shall at any time be such Lender’s share of the total Specified Alternative Currency LC Exposure at such time.

“Specified Alternative Currency Letter of Credit” means a letter of credit issued by a Lender in a currency other than Dollars or an Alternative Currency pursuant to Section 2.04.
“Specified Transaction Agreement” means any agreement, contract or documentation with respect to the following types of transactions: cash pooling arrangements, rate swap transaction, swap option, basis swap, asset swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, current swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending or borrowing transaction, insurance-linked warrants, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest, and transactions on any commodity futures or other exchanges, markets and their associated clearing houses (including any option with respect to any of these transactions).
“Spot Rate” for a currency means the rate determined by the Administrative Agent to be its spot rate for the purchase of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if it does not have as of the date of determination a spot buying rate for any such currency; and provided further the Administrative Agent may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Alternative Currency Letter of Credit.
“Stable Value Instrument” means any insurance, derivative or similar financial contract or instrument designed to mitigate the volatility of returns during a given period on a specified portfolio of securities held by one party (the “customer”) through the commitment of the other party (the “SVI provider”) to provide the customer with a credited rate of return on the portfolio, typically determined through an interest-crediting mechanism (and in exchange for which the SVI provider typically receives a fee).
“Statutory Reserve Rate” means, for any day (or for the Interest Period for any Eurocurrency Borrowing), a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject on such day (or, with respect to an Interest Period, the denominator of which is the number one minus the arithmetic mean of such aggregates for the days in such Interest Period), for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person (the “parent”), at any date, any corporation, partnership, limited liability company or other entity of which a majority of the shares of outstanding capital stock or other ownership interests normally entitled to vote for the election of directors or other managers of such corporation, partnership or other entity (regardless of any contingency which does or may suspend or dilute the voting rights of such capital stock) is at such time owned directly or indirectly by the parent or one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of an Account Party.
“Successor Account Party” means any Person (other than an Account Party) formed by or surviving any consolidation, amalgamation or merger of an Account Party with any Subsidiary of XL Group provided (i) such Person is a corporation, partnership, limited liability company or similar entity organized or existing under the laws of the jurisdiction of organization of Bermuda, the Cayman Islands, Ireland, Switzerland, the United States or any country in the United Kingdom, (ii) such Person expressly assumes all the obligations of such Account Party (including assumption of any obligations of any such Person as a Guarantor) under this Agreement and each other applicable Credit Document (or otherwise confirms that all such obligations of such Account Party are its obligations) and becomes an Account Party (and, if applicable, a Guarantor) hereunder and under the other applicable Credit Documents pursuant to documentation reasonably acceptable to the Administrative Agent, (iii) immediately after such transaction, no Default or Event of Default exists, (iv) each Guarantor, unless it is the other party to the transactions described above, shall have confirmed that its Guarantee shall apply to such Person’s obligations under this Agreement; (v) such Person shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such consolidation, amalgamation or merger and the documentation referred to in clause (ii) above, if any, comply with this Agreement and that such documentation (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Account Party and, in the case of any such opinion, in form and substance otherwise reasonably acceptable to the Administrative Agent (it being understood and agreed that opinions similar in form and substance to the opinions delivered by counsel to XL Group and its Subsidiaries in the applicable jurisdictions as of the Effective Date shall be deemed to be reasonably acceptable in addition to any such other opinions as shall be consistent with market practice in any applicable jurisdiction as reasonably determined by the Administrative Agent) (the date of delivery of such documents, the “Delivery Date”); and (vi) the Lenders, the Issuing Banks, and the Administrative Agent shall have received all documentation and other information about such Person as shall have been reasonably requested in writing by the Lenders, the Issuing Banks or the Administrative Agent for purposes of complying with all necessary “know your customer” or other similar checks under all applicable Laws, including anti-money laundering rules and regulations and the USA Patriot Act, on or before five (5) Business Days after the Delivery Date (it being understood that no such Person shall constitute a “Successor Account Party” prior to the time such documentation and other information shall have been received). A Successor Account Party shall succeed to, and be substituted for such original Account Party, as the case may be, under this Agreement.
“Supplemental Commitment Date” has the meaning assigned to such term in Section 2.09(c).

“Supplemental Lender” has the meaning assigned to such term in Section 2.09(c).
“Supplemental Lender Agreement” has the meaning assigned to such term in Section 2.09(c).
“Syndicated Letters of Credit” means letters of credit issued under Section 2.01, including, for the avoidance of doubt, each Existing Syndicated Letter of Credit continued hereunder.
“Swiss Account Party” means an Account Party incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to Art. 9 of the Swiss Withholding Tax Act.
“Swiss Federal Tax Administration” means the Swiss Federal Tax Administration referred to in Article 34 of the Swiss Withholding Tax Act.
“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.
“Swiss Withholding Tax Act” means the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.
“Swiss Withholding Tax Rules” means, together, the Twenty Non-Bank Rule and the Ten Non-Bank Rule.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“TCA” means the Taxes Consolidation Act, 1997 of Ireland.
“Ten Non-Bank Rule” means the rule that the aggregate number of lenders to a Swiss Account Party under this Agreement that are not Qualifying Banks must not at any time exceed ten (10), all in accordance with the meaning of the Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.
“Total Financial Debt” means, at the date of determination, all Indebtedness of XL Group and its Subsidiaries determined on a consolidated basis in accordance with GAAP (it being understood, for avoidance of doubt, that any liability or obligation excluded from the definition of Indebtedness shall not constitute Indebtedness for purposes of this definition); provided, however, that Total Financial Debt shall not include (i) Operating Indebtedness, (ii) Indebtedness arising under any Specified Transaction Agreement, (iii) Indebtedness in respect of undrawn Letters of Credit or drawn Letters of Credit that have been reimbursed, to the extent such Letters of Credit are issued in the ordinary course of business or the beneficiary thereof is XL Group or any of its Subsidiaries and (iv) Hybrid Capital (provided that, for the avoidance of doubt, if only a portion of such Indebtedness would qualify as Hybrid Capital, only such portion would be excluded in determining Total Financial Debt).

“Transactions” means the execution, delivery and performance by the Obligors of this Agreement and the other Credit Documents to which any Account Party is intended to be a party, the issuance of Letters of Credit and the borrowing of Loans.
“Twenty Non-Bank Rule” means the rule that the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of a Swiss Account Party under all its outstanding debts relevant for classification as debenture (Kassenobligation) (including debts arising under this Agreement and intra-group loans, if and to the extent intra-group loans are not exempt in accordance with the ordinance of the Swiss Federal Council of 18 June 2010 amending the Swiss Federal Ordinance on withholding tax with effect as of 1 August 2010, facilities and/or private placements) must not at any time exceed twenty (20), all in accordance with the meaning of the Guidelines or legislation or explanatory notes addressing the same issues which are in force at such time.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“UK Corporation Tax Act” means the Corporation Tax Act 2009 of the United Kingdom.
“UK Borrower DTTP Filing” means an HMRC Form DTTP2 duly completed and filed by the relevant Account Party, which:
(a)    where it relates to a UK Treaty Lender that is a Lender on the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence opposite that Lender’s name in Schedule VII, and
(i)    where the Account Party is an Account Party on the date of this Agreement, is filed with HMRC within 30 Business Days after the date of this Agreement; or
(ii)    where the Account Party becomes an Account Party after the date of this Agreement, is filed with HMRC within 30 Business Days after the date on which that Account Party becomes an Account Party under this Agreement; or
(b)    where it relates to a UK Treaty Lender that becomes a Lender after the Closing Date, contains the scheme reference number and jurisdiction of tax residence in the Assignment and Assumption or Supplemental Lender Agreement (as the case may be), and
(i)    where the Account Party is an Account Party on the date such UK Treaty Lender becomes a Lender under this Agreement (“New Lender Date”), is filed with HMRC within 30 Business Days after the New Lender Date; or
(ii)    where the Account Party becomes an Account Party under this Agreement after the New Lender Date, is filed with HMRC within 30 Business Days after the date on which that Account Party becomes an Account Party under this Agreement.

“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document and is:
(a)    a Lender:
(i)    which is a bank (as defined for the purpose of section 879 of the UK Taxes Act) making an advance under a Credit Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the UK Corporation Tax Act; or
(ii)    in respect of an advance made under a Credit Document by a person that was a bank (as defined for the purpose of section 879 of the UK Taxes Act) at the time that that advance was made and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(b)    a Lender which is:
(i)    a company resident in the United Kingdom for United Kingdom tax purposes;
(ii)    a partnership each member of which is (A) a company resident in the United Kingdom or (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK Corporation Tax Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK Corporation Tax Act; or
(iii)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK Corporation Tax Act) of that company; or
(c)    a UK Treaty Lender.
“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document is either:
(a)    a company resident in the United Kingdom for United Kingdom tax purposes;
(b)    a partnership each member of which is (A) a company resident in the United Kingdom or (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK Corporation Tax Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK Corporation Tax Act; or

(c)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 19 of the UK Corporation Tax Act) of that company.
“UK Tax Deduction” has the meaning assigned to such term in Section 2.17(i)(A).
“UK Taxes Act” means the Income Tax Act 2007 of the United Kingdom.
“UK Treaty Lender” means a Lender which (i) is treated as a resident of a UK Treaty State for the purposes of the Treaty, (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected and (iii) meets all other conditions in the Treaty (excluding, for the avoidance of doubt, any procedural formalities) for full exemption from tax on interest imposed by the United Kingdom.
“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom, which makes provision for full exemption from tax on interest imposed by the United Kingdom.
“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.
“Wholly-Owned Subsidiary” or “wholly-owned Subsidiary” of any Person means a subsidiary of such Person of which securities (except for directors’ qualifying shares and foreign national qualifying shares to the extent required by applicable law) or other ownership interests representing 100% of the outstanding ownership interests are, at the time any determination is being made, owned by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Obligor and the Administrative Agent and the Existing Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“XL Group plc” means XL Group plc, an Irish public limited company.

SECTION 1.02
    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument, statute, law, rule, regulation or other document herein shall be construed as referring to such agreement, instrument, statute, law, rule, regulation or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.03
    Accounting Terms; GAAP, Local GAAP, SAP and SFR. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, Local GAAP, SAP or SFR, as the context requires, each as in effect from time to time; provided that, if XL Group notifies the Administrative Agent that the Account Parties request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP, Local GAAP, SAP or SFR, as the case may be, or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Account Parties that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP, Local GAAP, SAP or SFR, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP, Local GAAP, SAP or SFR, as the case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
SECTION 1.04
    Exchange Rates; Currency Equivalents.
(a)
    The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Letters of Credit and Borrowings denominated in Alternative Currencies. Such Spot Rates shall become effective as of each such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Obligors hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.
(b)
    Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount, as determined by the Administrative Agent.

ARTICLE II

THE CREDITS
SECTION 2.01
    Syndicated Letters of Credit.
(a)
    General. Subject to the terms and conditions set forth herein, at the request of any Account Party, the Lenders agree at any time and from time to time during the Availability Period to issue Syndicated Letters of Credit for the account of such Account Party in an aggregate amount that will not result in the Aggregate Credit Exposure exceeding the Commitments (it being understood that Syndicated Letters of Credit may be issued, or be outstanding, for the account of more than one of the Account Parties at any time). Such Syndicated Letters of Credit shall be denominated, at the relevant Account Party’s request, in Dollars or any Alternative Currency. Each Syndicated Letter of Credit shall be in such form as is consistent with the requirements of the applicable regulatory authorities as reasonably determined by the Administrative Agent (in consultation with XL Group) or as otherwise agreed to by the Administrative Agent and XL Group; provided that, without the prior consent of each Lender, no Syndicated Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Lenders thereunder as provided in the next succeeding sentence. Each Syndicated Letter of Credit shall be issued by all of the Lenders, acting (subject to Section 2.01(m)) through the Administrative Agent, at the time of issuance as a single multi-bank letter of credit, but the obligation of each Lender thereunder shall be several and not joint, based upon its Applicable Percentage of the aggregate undrawn amount of such Syndicated Letter of Credit.
(b)
    Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Syndicated Letter of Credit (or the amendment, renewal or extension of an outstanding Syndicated Letter of Credit), an Account Party shall hand deliver or transmit by electronic communication to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Syndicated Letter of Credit, or identifying the Syndicated Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Business Day), the date on which such Syndicated Letter of Credit is to expire (which shall comply with paragraph (f) of this Section), the amount and currency of such Syndicated Letter of Credit, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew or extend, as the case may be) such Syndicated Letter of Credit. If requested by the Administrative Agent, such Account Party also shall submit a letter of credit application on BTMU’s standard form in connection with any request for a Syndicated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by such Account Party to, or entered into by such Account Party with, the Administrative Agent relating to a Syndicated Letter of Credit, the terms and conditions of this Agreement shall control. Each Syndicated Letter of Credit shall contain provisions regarding the assignability of all or a portion of the obligations of each Issuing Lender thereunder to another Lender, which, in the case of the assignment of all of the obligations of an Issuing Lender under this Agreement, the assignee Lender shall become an Issuing Lender under such Syndicated Letter of Credit in the Applicable Percentage of the assignor Lender who would cease to be obligated under such Syndicated Letter of Credit; provided that in no event will the aggregate available amount that may be drawn under such Syndicated Letter of Credit be reduced as a result of such assignment. Upon the occurrence of any such assignment, the Administrative Agent shall provide prompt notice to the beneficiary of such event, including any change in the identities of the Issuing Lenders and any change in the Applicable Percentages. A Syndicated Letter of Credit may also include a representation by the Issuing Lenders that, in the event of any assignment, the assignee Lender shall be an NAIC Approved Bank.
(c)
    Notice of Non-Extension. If any Syndicated Letter of Credit shall provide for the automatic extension of the expiry date thereof unless the Administrative Agent gives notice that such expiry date shall not be extended, then the Administrative Agent will give such notice if requested to do so by the Required Lenders in a notice given to the Administrative Agent not more than 45 days, but at least 15 days, prior to the date the applicable Syndicated Letter of Credit requires the Administrative Agent give notice to the beneficiary thereof of such non-extension. No Lender will give notice that a Syndicated Letter of Credit shall not be extended unless such Lender reasonably believes that the conditions in Section 5.02 would not be satisfied on the then current expiry date of such Syndicated Letter of Credit.
(d)
    Issuance and Administration. Each Syndicated Letter of Credit shall be executed and delivered by the Administrative Agent (or, in the case of the Existing Syndicated Letters of Credit, the Existing Agent) in the name and on behalf of, and as attorney-in-fact for, each Lender party to such Syndicated Letter of Credit, and the Administrative Agent (or, in the case of the Existing Syndicated Letters of Credit, the Existing Agent) shall act under each Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly provide that the Administrative Agent (or, in the case of the Existing Syndicated Letters of Credit, the Existing Agent) shall act, as the agent of each Lender to (a) receive drafts, other demands for payment and other documents presented by the beneficiary under such Syndicated Letter of Credit, (b) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Syndicated Letter of Credit and (c) notify such Lender and the Account Parties that a valid drawing has been made and the date that the related LC Disbursement is to be made; provided that the Administrative Agent (and, in the case of the Existing Syndicated Letters of Credit, the Existing Agent) shall have no obligation or liability for any LC Disbursement under such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide. Each Lender hereby irrevocably appoints and designates the Administrative Agent (and, in the case of the Existing Syndicated Letters of Credit, the Existing Agent) as its attorney-in-fact, acting through any duly authorized officer of the Administrative Agent (or the Existing Agent, as the case may be), to execute and deliver in the name and on behalf of such Lender each Syndicated Letter of Credit issued or to be issued by such Lender hereunder. Each Lender hereby ratifies and confirms (and undertakes to ratify and confirm from time to time upon the request of the Administrative Agent) whatsoever the Administrative Agent (or any Related Party thereof) shall do or purport to do by virtue of the power herein granted. Promptly upon the request of the Administrative Agent (or, in the case of the Existing Syndicated Letters of Credit, the Existing Agent),

each Lender will furnish to the Administrative Agent (or, in the case of the Existing Syndicated Letters of Credit, the Existing Agent) such powers of attorney or other evidence as any beneficiary of any Syndicated Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent (or, in the case of the Existing Syndicated Letters of Credit, the Existing Agent) has the power to act as attorney-in-fact for such Lender with respect to such Syndicated Letter of Credit (together with such evidence of the due authorization, execution, delivery and validity of such power of attorney as the Administrative Agent (or, in the case of the Existing Syndicated Letters of Credit, the Existing Agent) may reasonably request). Without limiting any provision of Article IX, the Administrative Agent (or, in the case of the Existing Syndicated Letters of Credit, the Existing Agent) may perform any and all of its duties and exercise any and all of its rights and powers under this Section through its Related Parties.
(e)
    Limitations on Amounts. A Syndicated Letter of Credit shall be issued, amended, renewed or extended only if (and upon such issuance, amendment, renewal or extension of each Syndicated Letter of Credit XL Group shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the Aggregate Credit Exposure of the Lenders shall not exceed the aggregate amount of the Commitments, (ii) the Credit Exposure (excluding any Specified Alternative Currency LC Exposure) of each Lender shall not exceed the Commitment of such Lender and (iii) after giving effect to the issuance of any such Syndicated Letter of Credit denominated in any Alternative Currency, the Dollar Equivalent of the Aggregate Credit Exposure denominated in Alternative Currencies at such time will not exceed the Aggregate Alternative Currency Limit.
(f)
    Expiry Date. Each Syndicated Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Syndicated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided that in no event shall any Syndicated Letter of Credit have an expiry date later than the first anniversary of the Commitment Termination Date.
(g)
    Obligation of Lenders. The obligation of any Lender under any Syndicated Letter of Credit shall be several and not joint and shall at any time be in an amount equal to such Lender’s Applicable Percentage of the aggregate undrawn amount of such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide.
(h)
    Adjustment of Applicable Percentages. Upon (i) each increase of the Commitments pursuant to Section 2.09(c), (ii) any extension of the Commitment Termination Date pursuant to Section 2.21 or (iii) the assignment by a Lender of all or a portion of its Commitment and its interests in the Syndicated Letters of Credit pursuant to an Assignment and Assumption, the Administrative Agent (or, in the case of the Existing Syndicated Letters of Credit, the Existing Agent, provided that the Administrative Agent or XL Group has provided the Existing Agent written notice of such increase or assignment) shall promptly notify each beneficiary under an outstanding Syndicated Letter of Credit of the Lenders that are parties to such Syndicated Letter of Credit and their respective Applicable Percentages as of the effective date of, and after giving effect to, such increase or assignment, as the case may be.
(i)
    Reimbursement. If any Lender shall make any LC Disbursement in respect of any Syndicated Letter of Credit or Specified Alternative Currency Letter of Credit, the Specified Account Party with respect thereto agrees to reimburse such Lender in respect of such LC Disbursement under (x) a Syndicated Letter of Credit by paying to the Administrative Agent an amount equal to such LC Disbursement in the currency in which such Syndicated Letter of Credit was issued not later than 1:00 p.m., New York City time, (i) on the Business Day immediately following the day that the Account Parties receive notice of such LC Disbursement (or, in the case of any Syndicated Letter of Credit denominated in an Alternative Currency, two (2) Business Days following the day that the Account Parties receive such notice), if such notice is received prior to 10:00 a.m., New York City time, or (ii) two (2) Business Days following the day that the Account Parties receive such notice (or, in the case of any Syndicated Letter of Credit denominated in an Alternative Currency, three (3) Business Days following the day that the Account Parties receive such notice), if such notice is not received prior to 10:00 a.m., New York City time and (y) a Specified Alternative Currency Letter of Credit, by paying such Lender on the date, in the currency and amount thereof, together with interest thereon (if any), and in the manner (including the place of payment) as such Lender and such Specified Account Party shall have separately agreed pursuant to Section 2.04. It is understood that the Account Parties may elect to use the proceeds of a borrowing (including in an Alternative Currency) pursuant to Section 2.06 to finance their Reimbursement Obligations pursuant to this Section 2.01(i).
(j)
    Obligations Absolute. The several obligations of the Specified Account Party with respect to any Letter of Credit to reimburse LC Disbursements in respect thereof as provided in paragraph (i) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Syndicated Letter of Credit or this Agreement or any term or provision therein or herein, (ii) any draft or other document presented under a Syndicated Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment under a Syndicated Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Syndicated Letter of Credit (provided that such Specified Account Party shall not be obligated to reimburse such LC Disbursements unless payment is made against presentation of a draft or other document that at least substantially complies with the terms of such Syndicated Letter of Credit), (iv) the occurrence of any Default or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of such Specified Account Party hereunder.
Neither the Administrative Agent, nor the Existing Agent, nor any Lender nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Syndicated Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Syndicated Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; provided that the foregoing shall not be construed to excuse the Administrative Agent, the Existing Agent or a Lender from liability to the Account Parties to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Account Parties to the extent permitted by applicable law) suffered by the Account Parties that are caused by the gross negligence or willful misconduct of the Administrative Agent, the Existing Agent or a Lender. The parties hereto expressly agree that:

(i)
    the Administrative Agent and the Existing Agent may accept documents that appear on their face to be in substantial compliance with the terms of a Syndicated Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Syndicated Letter of Credit;
(ii)
    the Administrative Agent or the Existing Agent, as the case may be, shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance (but, for the avoidance of doubt, are in substantial compliance) with the terms of such Syndicated Letter of Credit; and
(iii)
    this sentence shall establish the standard of care to be exercised by the Administrative Agent and the Existing Agent when determining whether drafts and other documents presented under a Syndicated Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).
(k)
    Disbursement Procedures. The Administrative Agent or the Existing Agent, as the case may be, shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Syndicated Letter of Credit. The Administrative Agent or the Existing Agent, as the case may be, shall promptly after such examination (i) notify each of the Lenders and the Specified Account Party with respect to such Letter of Credit by telephone (confirmed by email) of such demand for payment and (ii) deliver to each Lender a copy of each document purporting to represent a demand for payment under such Syndicated Letter of Credit. With respect to any drawing properly made under a Syndicated Letter of Credit, each Lender will make an LC Disbursement in respect of such Syndicated Letter of Credit in accordance with its liability under such Syndicated Letter of Credit, such LC Disbursement to be made to the account of the Administrative Agent or the Existing Agent, as the case may be, most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent or the Existing Agent, as the case may be, will make any such LC Disbursement available to the beneficiary of such Syndicated Letter of Credit by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any LC Disbursement by any Lender in respect of any Syndicated Letter of Credit, the Administrative Agent or the Existing Agent, as the case may be, will notify the Account Parties of such LC Disbursement; provided that any failure to give or delay in giving such notice shall not relieve such Specified Account Party of its obligation to reimburse the Lenders with respect to any such LC Disbursement.
(l)
    Interim Interest. If any LC Disbursement with respect to a Syndicated Letter of Credit is made, then, unless such LC Disbursement is reimbursed in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, (i) for each day from and including the date such LC Disbursement is made (but, in no event, prior to the date the Administrative Agent has notified the Lenders as the date for such LC Disbursement and such LC Disbursement has been remitted to the beneficiary of the applicable Syndicated Letter of Credit) to but excluding the date three Business Days' thereafter, at the rate per annum equal to the Alternate Base Rate and (ii) thereafter, the rate that would be applicable under Section 2.13(c). Notwithstanding the foregoing, in the event an Account Party has provided the Administrative Agent not less than one Business Day's prior written notice of the LC Disbursement that resulted in such reimbursement obligation, such unpaid amount thereof shall accrue interest at the rate per annum equal to the Adjusted LIBO Rate for an Interest Period of one month.
(m)
    Continuation of Existing Syndicated Letters of Credit. Subject to the terms and conditions hereof, each Syndicated Letter of Credit under (and as defined in) the Existing Unsecured Credit Agreement which is outstanding on the Effective Date and listed on Schedule VI as a “Syndicated Letter of Credit” (the “Existing Syndicated Letters of Credit”) shall automatically be deemed continued hereunder by all the Lenders having Commitments on the Effective Date. The obligation of each such Lender in respect of each such Existing Syndicated Letter of Credit shall be several and not joint, based on Applicable Percentage and the aggregate undrawn amount thereof, and each such Syndicated Letter of Credit shall be deemed to be a Syndicated Letter of Credit for all purposes of this Agreement as of the Effective Date. The Existing Agent shall, on the Effective Date or as promptly as practicable thereafter, notify the beneficiary of each such Syndicated Letter of Credit that it is being continued hereunder and as to the names of the Lenders that, as of the Effective Date, will be issuing lenders under, and party to, such Syndicated Letter of Credit and the Lenders’ respective Applicable Percentages thereunder as of the Effective Date. The Existing Agent shall not be required to agree to renewals, extensions or replacements of such Existing Syndicated Letters of Credit and is entitled to issue notices of non-renewal at the appropriate times to the beneficiaries under such Existing Syndicated Letters of Credit, provided the Existing Agent provides written notice thereof to the Administrative Agent and the Specified Account Parties on or prior to the date of issuance of such notice of non-renewal to the beneficiaries. Upon termination or expiry of any Existing Syndicated Letters of Credit, such letter of credit may be replaced by a Letter of Credit issued hereunder, but for the avoidance of doubt, the Existing Agent shall have no obligation to issue any replacement Letter of Credit other than in its capacity as a Lender or Issuing Lender hereunder. The Administrative Agent shall notify the Existing Agent, as the issuer of the Existing Syndicated Letter of Credit, of the allocations of Lenders' Applicable Percentages in the Existing Syndicated Letters of Credit as such Lenders assign their obligations hereunder to other Lenders.
SECTION 2.02
    Non-Syndicated Letters of Credit.
(a)
    General. Subject to the terms and conditions set forth herein, at the request of any Account Party the Lenders agree at any time and from time to time during the Availability Period to issue Non-Syndicated Letters of Credit for the account of such Account Party in an aggregate amount that will not result in the Aggregate Credit Exposure exceeding the Commitments (it being understood that Non-Syndicated Letters of Credit may be issued, or be outstanding, for the account of more than one of the Account Parties at any time).

Such Non-Syndicated Letters of Credit shall be denominated, at the relevant Account Party’s request, in Dollars or any Alternative Currency. Each Non-Syndicated Letter of Credit shall be in such form as is consistent with the requirements of the applicable regulatory authorities in the jurisdiction of issue as reasonably determined by the Administrative Agent or as otherwise agreed to by the Administrative Agent and XL Group. Each Non-Syndicated Letter of Credit shall be issued by the respective Issuing Lender thereof, acting through the Administrative Agent as provided in Section 2.02(d), in the amount of such Issuing Lender’s Applicable Percentage of the aggregate amount of Non-Syndicated Letters of Credit being requested by such Account Party at such time, and (notwithstanding anything herein or in any other Letter of Credit Document to the contrary) such Non-Syndicated Letter of Credit shall be the sole responsibility of such Issuing Lender (and of no other Person, including any other Lender or the Administrative Agent). Notwithstanding anything to the contrary in this Agreement, no Non-Syndicated Letter of Credit may be requested hereunder for any jurisdiction unless XL Group provides evidence reasonably satisfactory to the Administrative Agent that Syndicated Letters of Credit do not comply with the insurance laws of such jurisdiction.
(b)
    Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of Non-Syndicated Letters of Credit (or the amendment, renewal or extension of outstanding Non-Syndicated Letters of Credit), an Account Party shall hand deliver or transmit by electronic communication to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of Non-Syndicated Letters of Credit, or identifying the Non-Syndicated Letters of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Business Day), the date on which such Non-Syndicated Letters of Credit are to expire (which shall comply with paragraph (f) of this Section), the aggregate amount and currency of all Non-Syndicated Letters of Credit to be issued in connection with such request, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew or extend, as the case may be) such Non-Syndicated Letters of Credit. If requested by the Administrative Agent, such Account Party also shall submit a letter of credit application on BTMU’s standard form in connection with any request for a Non-Syndicated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by such Account Party to, or entered into by such Account Party with, the Administrative Agent (acting on behalf of the relevant Issuing Lenders) relating to a Non-Syndicated Letter of Credit, the terms and conditions of this Agreement shall control.
(c)
     Notice of Non-Extension. If Non-Syndicated Letters of Credit issued in connection with the same request shall provide for the automatic extension of the expiry date thereof unless the Issuing Lender thereof or the Administrative Agent gives notice that such expiry date shall not be extended, then the Administrative Agent (acting on behalf of the relevant Issuing Lenders) will give such notice for all such Non-Syndicated Letters of Credit if requested to do so by the Required Lenders in a notice given to the Administrative Agent not more than 45 days, but at least 15 days, prior to the date the applicable Non-Syndicated Letter of Credit requires the Issuing Lender thereof or the Administrative Agent give notice to the beneficiary thereof of such non-extension. No Lender will give notice that a Non-Syndicated Letter of Credit shall not be extended unless such Lender reasonably believes that the conditions in Section 5.02 would not be satisfied on the then current expiry date of such Non-Syndicated Letter of Credit.

(d)
    Issuance and Administration. Each Non-Syndicated Letter of Credit shall be executed and delivered by the Administrative Agent (which term, for purposes of this Section 2.02 and any other provisions of this Agreement, including Article IX and Section 10.03, relating to Non-Syndicated Letters of Credit, shall be deemed to refer to, unless the context otherwise requires, BTMU acting in its capacity as the Administrative Agent or in its individual capacity, in either case as attorney-in-fact for the respective Issuing Lender), acting through any duly authorized officer of BTMU, in the name and on behalf of, and as attorney-in-fact for, the Issuing Lender party to such Non-Syndicated Letter of Credit. With respect to each Non-Syndicated Letter of Credit, the Administrative Agent shall act in the name and on behalf of, and as attorney-in-fact for, the Lender issuing such Non-Syndicated Letter of Credit and in that capacity shall, and each Lender hereby irrevocably appoints and designates the Administrative Agent, acting through any duly authorized officer of BTMU, to so act in the name and on behalf of, and as attorney-in-fact for, each Lender with respect to each Non-Syndicated Letter of Credit to be issued by such Lender hereunder and, without limiting any other provision of this Agreement, to, (i) execute and deliver in the name and on behalf of such Lender each Non-Syndicated Letter of Credit to be issued by such Lender hereunder, (ii) receive drafts, other demands for payment and other documents presented by the beneficiary thereunder, (iii) determine whether such drafts, demands and documents are in compliance with the terms and conditions thereof, (iv) notify the beneficiary of any such Non-Syndicated Letter of Credit of the expiration or non-renewal thereof in accordance with the terms thereof, (v) advise such beneficiary of any change in the office for presentation of drafts under any such Non-Syndicated Letter of Credit, (vi) enter into with the applicable Specified Account Parties any such letter of credit application or similar agreement with respect to any such Non-Syndicated Letter of Credit as the Administrative Agent shall require, (vii) remit to the beneficiary of any such Non-Syndicated Letter of Credit any payment made by such Lender and received by the Administrative Agent in connection with a drawing thereunder, (viii) perform any and all other acts which in the sole opinion of the Administrative Agent may be necessary or incidental to the performance of the powers herein granted with respect to such Non-Syndicated Letter of Credit, (ix) notify such Lender and the applicable Specified Account Parties that a valid drawing has been made and the date that the related LC Disbursement is to be made; provided that the Administrative Agent shall have no obligation or liability for any LC Disbursement under such Non-Syndicated Letter of Credit, and each Non-Syndicated Letter of Credit shall expressly so provide and (x) delegate to any agent of the Administrative Agent and such agent’s Related Parties, or any of them, the performance of any of such powers. Each Lender hereby ratifies and confirms (and undertakes to ratify and confirm from time to time upon the request of the Administrative Agent) whatsoever the Administrative Agent (or any Related Party thereof) shall do or purport to do by virtue of the power herein granted. Promptly upon the request of the Administrative Agent, each Lender will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary of any Non-Syndicated Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for such Lender with respect to such Non-Syndicated Letter of Credit (together with such evidence of the due authorization, execution, delivery and validity of such power of attorney as the Administrative Agent may reasonably request). Without limiting any provision of Article IX, the Administrative Agent may perform any and all of its duties and exercise any and all of its rights and powers under this Section through its Related Parties.

(e)
    Limitations on Amounts. Non-Syndicated Letters of Credit shall be issued, amended, renewed or extended only if (and upon such issuance, amendment, renewal or extension of each Non-Syndicated Letter of Credit XL Group shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the Aggregate Credit Exposure of the Lenders shall not exceed the aggregate amount of the Commitments, (ii) the Credit Exposure (excluding any Specified Alternative Currency LC Exposure) of each Lender shall not exceed the Commitment of such Lender and (iii) after giving effect to the issuance of any such Non-Syndicated Letter of Credit denominated in any Alternative Currency, the Dollar Equivalent of the Aggregate Credit Exposure denominated in Alternative Currencies at such time will not exceed the Aggregate Alternative Currency Limit.
(f)
    Expiry Date. Each Non-Syndicated Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Non-Syndicated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided that in no event shall any Non-Syndicated Letter of Credit have an expiry date later than the first anniversary of the Commitment Termination Date.
(g)
    Participations. By the issuance of a Non-Syndicated Letter of Credit (or an amendment to a Non-Syndicated Letter of Credit increasing the amount thereof) by the respective Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender (other than the Issuing Lender itself), and each such Lender hereby acquires from such Issuing Lender, a participation in such Non-Syndicated Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Non-Syndicated Letter of Credit. The obligation of each Lender under a Non-Syndicated Letter of Credit shall be several and not joint. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Non-Syndicated Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Non-Syndicated Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the respective Issuing Lender, such Lender’s Applicable Percentage of each LC Disbursement made by an Issuing Lender in respect of any Non-Syndicated Letter of Credit promptly upon the request of the Administrative Agent at any time from the time such LC Disbursement is made until such LC Disbursement is reimbursed by the Specified Account Party or at any time after any reimbursement payment is required to be refunded to the Specified Account Party for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment from the Specified Account Party pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not relieve the Specified Account Party of its obligation to reimburse such LC Disbursement.

(h)
    Reimbursement. If any Issuing Lender shall make any LC Disbursement in respect of any Non-Syndicated Letter of Credit, the Specified Account Party with respect thereto agrees to reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the currency in which such Non-Syndicated Letter of Credit was issued not later than 1:00 p.m., New York City time, (i) on the Business Day immediately following the day that the Account Parties receive notice of such LC Disbursement (or, in the case of any Non-Syndicated Letter of Credit denominated in an Alternative Currency, two (2) Business Days following the day that the Account Parties receive such notice), if such notice is received prior to 10:00 a.m., New York City time, or (ii) two (2) Business Days following the day that the Account Parties receive such notice (or, in the case of any Non-Syndicated Letter of Credit denominated in an Alternative Currency, three (3) Business Days following the day that the Account Parties receive such notice), if such notice is not received prior to 10:00 a.m., New York City time. It is understood that the Account Parties may elect to use the proceeds of a borrowing (including in an Alternative Currency) pursuant to Section 2.06 to finance their Reimbursement Obligations pursuant to this Section 2.02(h).
If the Specified Account Party fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Specified Account Party in respect thereof and such Lender’s Applicable Percentage thereof.
(i)
    Obligations Absolute. The several obligations of the Specified Account Party with respect to any Letter of Credit to reimburse LC Disbursements in respect of any Non-Syndicated Letter of Credit as provided in paragraph (h) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Non-Syndicated Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Non-Syndicated Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Non-Syndicated Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Non-Syndicated Letter of Credit (provided that such Specified Account Party shall not be obligated to reimburse such LC Disbursements unless payment is made against presentation of a draft or other document that at least substantially complies with the terms of such Non-Syndicated Letter of Credit), (iv) the occurrence of any Default or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of such Specified Account Party hereunder.
Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Non-Syndicated Letter of Credit or the payment or failure to make any payment under a Non-Syndicated Letter of Credit (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Non-Syndicated Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control;

provided that the foregoing shall not be construed to excuse the Administrative Agent or a Lender from liability to the Account Parties to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Account Parties to the extent permitted by applicable law) suffered by the Account Parties that are caused by the gross negligence or willful misconduct of the Administrative Agent or a Lender. The parties hereto expressly agree that:
(i)
    the Administrative Agent may accept documents that appear on their face to be in substantial compliance with the terms of a Non-Syndicated Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Non-Syndicated Letter of Credit;
(ii)
    the Administrative Agent shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance (but, for the avoidance of doubt, are in substantial compliance) with the terms of such Non-Syndicated Letter of Credit; and
(iii)
    this sentence shall establish the standard of care to be exercised by the Administrative Agent when determining whether drafts and other documents presented under a Non-Syndicated Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).
(j)
    Disbursement Procedures. The Administrative Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Non-Syndicated Letter of Credit. The Administrative Agent shall promptly after such examination (i) notify each of the Lenders and the Specified Account Party with respect to such Letter of Credit by telephone (confirmed by email) of such demand for payment and (ii) deliver to each Lender (including the Issuing Lender) a copy of each document purporting to represent a demand for payment under such Non-Syndicated Letter of Credit. With respect to any drawing properly made under a Non-Syndicated Letter of Credit, the Issuing Lender thereof will make an LC Disbursement in respect of such Non-Syndicated Letter of Credit in accordance with its liability under such Non-Syndicated Letter of Credit, such LC Disbursement to be made to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make any such LC Disbursement available to the beneficiary of such Non-Syndicated Letter of Credit by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any LC Disbursement by any Issuing Lender in respect of any Non-Syndicated Letter of Credit, the Administrative Agent will notify the Account Parties of such LC Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the Specified Account Party of its obligation to reimburse such Issuing Lender with respect to any such LC Disbursement.
(k)
    Interim Interest. If any LC Disbursement with respect to a Non-Syndicated Letter of Credit is made, then, unless such LC Disbursement is reimbursed in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest,

(i) for each day from and including the date such LC Disbursement is made (but, in no event, prior to the date the Administrative Agent has notified the Lenders as the date for such LC Disbursement and such LC Disbursement has been remitted to the beneficiary of the applicable Non-Syndicated Letter of Credit) to but excluding the date three Business Days' thereafter, at the rate per annum equal to the Alternate Base Rate and (ii) thereafter, the rate that would be applicable under Section 2.13(c). Notwithstanding the foregoing, in the event an Account Party has provided the Administrative Agent not less than one Business Day's prior written notice of the LC Disbursement that resulted in such reimbursement obligation, such unpaid amount thereof shall accrue interest at the rate per annum equal to the Adjusted LIBO Rate for an Interest Period of one month.
(l)
    Adjustments to Non-Syndicated Letters of Credit. Upon each increase of the Commitments pursuant to Section 2.09(c), (i) each Non-Syndicated Letter of Credit then outstanding hereunder shall, as of the effective date of such increase, be amended by the respective Issuing Lenders thereof (through the Administrative Agent) to reflect the Lenders having Commitments after giving effect to such increase and having, with respect to each such Non-Syndicated Letter of Credit issued by an existing Lender, a face amount based upon such Lender’s Applicable Percentage of such Commitments and/or (ii) as applicable, new Non-Syndicated Letters of Credit shall be issued hereunder as of such effective date by each Supplemental Lender which has undertaken a new or incremental Commitment in connection with such increase in a face amount based upon such Supplemental Lender’s Applicable Percentage of such Commitments. Upon the assignment by a Lender of all or a portion of its Commitment and its interests in the Non-Syndicated Letters of Credit pursuant to an Assignment and Assumption, (i) XL Group shall, at the reasonable request of the Administrative Agent, execute such documents as may be necessary in connection with amendments to each Non-Syndicated Letter of Credit issued by such assigning Lender then outstanding hereunder (or to replace each such Non-Syndicated Letter of Credit with a new Non-Syndicated Letter of Credit of such assigning Lender) to reflect such assigning Lender’s Commitment and with a face amount based upon such Lender’s Applicable Percentage after giving effect to such assignment and/or (ii) as applicable, a new Non-Syndicated Letter of Credit shall be issued hereunder as of the effective date of such assignment by the assignee Lender which has undertaken a new or incremental Commitment in connection with such assignment in a face amount based upon such assignee Lender’s Applicable Percentage of the Commitments after giving effect to such assignment.
SECTION 2.03
    Fronted Letters of Credit.
(a)
    General. Subject to the terms and conditions set forth herein, any Account Party may request the Issuing Lender to issue, at any time and from time to time during the Availability Period, Fronted Letters of Credit for its own account. Each Fronted Letter of Credit shall be in such form as is consistent with the requirements of the applicable regulatory authorities as reasonably determined by the Administrative Agent (in consultation with XL Group) or as otherwise agreed to by the Administrative Agent and XL Group. Fronted Letters of Credit issued hereunder shall constitute utilization of the Commitments. Such Fronted Letters of Credit shall be denominated, at the relevant Account Party’s request, in Dollars or any Alternative Currency.

(b)
    Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Fronted Letter of Credit (or the amendment, renewal or extension of an outstanding Fronted Letter of Credit), an Account Party shall hand deliver or transmit by electronic communication to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Fronted Letter of Credit, or identifying the Fronted Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Fronted Letter of Credit is to expire (which shall comply with paragraph (e) of this Section), the amount and currency of such Fronted Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Fronted Letter of Credit. If requested by the Issuing Lender, such Account Party also shall submit a letter of credit application on the Issuing Lender’s standard form in connection with any request for a Fronted Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Account Party to, or entered into by such Account Party with, the Issuing Lender relating to a Fronted Letter of Credit, the terms and conditions of this Agreement shall control.
(c)
    Notice of Non-Extension. If any Fronted Letter of Credit shall provide for the automatic extension of the expiry date thereof unless the Issuing Lender thereof or the Administrative Agent gives notice that such expiry date shall not be extended, then the Administrative Agent (acting on behalf of the relevant Issuing Lender) will give such notice for all such Fronted Letters of Credit if requested to do so by the Issuing Lender in a notice given to the Administrative Agent not more than 45 days, but at least 15 days, prior to the date the applicable Fronted Letter of Credit requires the Issuing Lender thereof or the Administrative Agent give notice to the beneficiary thereof of such non-extension. The Issuing Lender will not give notice that a Fronted Letter of Credit shall not be extended unless the Issuing Lender reasonably believes that the conditions in Section 5.02 would not be satisfied on the then current expiry date of such Fronted Letter of Credit.
(d)
    Limitations on Amounts. A Fronted Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Fronted Letter of Credit XL Group shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Aggregate Credit Exposure of the Lenders shall not exceed the aggregate amount of the Commitments, (ii) the LC Exposure of the Issuing Lender with respect to all Fronted Letters of Credit shall not exceed $100,000,000, (iii) the Credit Exposure of each Lender (including their risk participations in Fronted Letters of Credit) shall not exceed the Commitment of such Lender and (iv) after giving effect to the issuance of any such Fronted Letter of Credit denominated in any Alternative Currency, the Dollar Equivalent of the Aggregate Credit Exposure denominated in Alternative Currencies at such time will not exceed the Aggregate Alternative Currency Limit.
(e)
    Expiry Date. Each Fronted Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Fronted Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided that in no event shall any Fronted Letter of Credit have an expiry date later than the first anniversary of the Commitment Termination Date.

(f)
    Participations. By the issuance of a Fronted Letter of Credit (or an amendment to a Fronted Letter of Credit increasing the amount thereof) by the Issuing Lender (including, for the avoidance of doubt, each Existing Participated Letter of Credit continued hereunder), and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Fronted Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Fronted Letter of Credit. The obligation of each Lender under a Fronted Letter of Credit shall be several and not joint. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Fronted Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Fronted Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Lender in respect of any Fronted Letter of Credit promptly upon the request of the Issuing Lender at any time from the time such LC Disbursement is made until such LC Disbursement is reimbursed by the Specified Account Party or at any time after any reimbursement payment is required to be refunded to the Specified Account Party for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment from the Specified Account Party pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not relieve the Specified Account Party of its obligation to reimburse such LC Disbursement.
(g)
    Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of any Fronted Letter of Credit, the Specified Account Party with respect thereto agrees to reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the currency in which such Fronted Letter of Credit was issued not later than 1:00 p.m., New York City time, (i) on the Business Day immediately following the day that the Account Parties receive notice of such LC Disbursement (or, in the case of any Fronted Letter of Credit denominated in an Alternative Currency, two (2) Business Days following the day that the Account Parties receive such notice), if such notice is received prior to 10:00 a.m., New York City time, or (ii) two (2) Business Days following the day that the Account Parties receive such notice (or, in the case of any Fronted Letter of Credit denominated in an Alternative Currency, three (3) Business Days following the day that the Account Parties receive such notice), if such notice is not received prior to 10:00 a.m., New York City time. It is understood that the Account Parties may elect to use the proceeds of a borrowing (including in an Alternative Currency) pursuant to Section 2.06 to finance their Reimbursement Obligations pursuant to this Section 2.03(g).

If the Specified Account Party fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Specified Account Party in respect thereof and such Lender’s Applicable Percentage thereof.
(h)
    Obligations Absolute. The several obligations of the Specified Account Party with respect to any Letter of Credit to reimburse LC Disbursements in respect of any Fronted Letter of Credit as provided in paragraph (g) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Fronted Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Fronted Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Fronted Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Fronted Letter of Credit (provided that such Specified Account Party shall not be obligated to reimburse such LC Disbursements unless payment is made against presentation of a draft or other document that at least substantially complies with the terms of such Fronted Letter of Credit), (iv) the occurrence of any Default or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of such Specified Account Party hereunder.
Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Fronted Letter of Credit or the payment or failure to make any payment under a Fronted Letter of Credit (irrespective of any of the circumstances referred to in the preceding sentence) or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Fronted Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Account Parties to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Account Parties to the extent permitted by applicable law) suffered by the Account Parties that are caused by the Issuing Lender’s gross negligence or willful misconduct. The parties hereto expressly agree that:
(i)
    the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Fronted Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Fronted Letter of Credit;
(ii)
    the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance (but, for the avoidance of doubt, are in substantial compliance) with the terms of such Fronted Letter of Credit; and

(iii)
    this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Fronted Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).
(i)
    Disbursement Procedures. The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Fronted Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Specified Account Party with respect to such Letter of Credit by telephone (confirmed by email) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Specified Account Party of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.
(j)
    Interim Interest. If any LC Disbursement with respect to a Fronted Letter of Credit is made, then, unless such LC Disbursement is reimbursed in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, (i) for each day from and including the date such LC Disbursement is made to but excluding the date three Business Days' thereafter, at the rate per annum equal to the Alternate Base Rate and (ii) thereafter, the rate that would be applicable under Section 2.13(c). Notwithstanding the foregoing, in the event an Account Party has provided the Administrative Agent not less than one Business Day's prior written notice of the LC Disbursement that resulted in such reimbursement obligation, such unpaid amount thereof shall accrue interest at the rate per annum equal to the Adjusted LIBO Rate for an Interest Period of one month. Interest accrued pursuant to this paragraph shall be for account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (g) of this Section to reimburse the Issuing Lender shall be for account of such Lender to the extent of such payment.
(k)
    Replacement or Resignation of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement between XL Group, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, XL Group shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.12(c), together with any expenses owing to such replaced Issuing Lender to the extent required to be reimbursed pursuant to this Agreement. Subject to the appointment of a replacement Issuing Lender as set forth above and the other terms of this Section 2.03(k), an Issuing Lender may resign as an Issuing Lender with thirty (30) days’ prior written notice to the Administrative Agent, XL Group and the Lenders, in which case, such Issuing Lender shall be replaced as set forth in this Section 2.03(k). From and after the effective date of any such replacement or resignation, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced or resigning Issuing Lender under this Agreement with respect to Fronted Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” in connection with any Fronted Letter of Credit shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require.

After the replacement or resignation of an Issuing Lender hereunder, the replaced or resigned Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to then outstanding Fronted Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Fronted Letters of Credit.
(l)
    Adjustment of Applicable Percentages. Notwithstanding anything herein to the contrary, upon (i) each increase of the Commitments pursuant to Section 2.09(c) and each extension of the Commitment Termination Date pursuant to Section 2.21 in each case, each Lender’s participation in each Fronted Letter of Credit then outstanding shall automatically be adjusted to reflect its Applicable Percentage after giving effect to such increase and (ii) the assignment by a Lender of all or a portion of its Commitment and its interests in the Fronted Letters of Credit pursuant to an Assignment and Assumption, the respective assigning Lender’s participation in each Fronted Letter of Credit then outstanding shall automatically be adjusted to reflect, and the respective assignee Lender shall be deemed to acquire a participation in each such Fronted Letter of Credit in an amount equal to, its Applicable Percentage after giving effect to such assignment.
(m)
    Continuation of Existing Participated Letters of Credit. Subject to the terms and conditions hereof, each Participated Letter of Credit under (and as defined in) the Existing Unsecured Credit Agreement which is outstanding on the Effective Date and listed on Schedule VI as a “Participated Letter of Credit” (the “Existing Participated Letters of Credit”) shall automatically be deemed continued hereunder on the Effective Date by the Issuing Lender of such Existing Participated Letter of Credit and as of the Effective Date the Lenders shall acquire a participation therein as if such Participated Letter of Credit were issued hereunder, and each such Participated Letter of Credit shall be deemed to be a Fronted Letter of Credit for all purposes of this Agreement as of the Effective Date. The Existing Agent shall not be required to agree to renewals, extensions or replacements of such Existing Participated Letters of Credit and is entitled to issue notices of non-renewal at the appropriate times to the beneficiaries under such Existing Participated Letters of Credit, provided the Existing Agent provides written notice thereof to the Administrative Agent and the Specified Account Parties on or prior to the date of issuance of such notice of non-renewal to the beneficiaries. Upon termination or expiry of any Existing Participated Letters of Credit, such letter of credit may be replaced by a Letter of Credit issued hereunder, but for the avoidance of doubt, the Existing Agent shall have no obligation to issue any replacement Letter of Credit other than in its capacity as a Lender or Issuing Lender hereunder.
SECTION 2.04
    Additional Alternative Currencies.
(a)
    From time to time during the Availability Period, a Specified Account Party may request any or all of the Lenders to make offers to issue a letter of credit in a currency that is not Dollars or an Alternative Currency at such time (a “Specified Alternative Currency Letter of Credit”) for the account of such Specified Account Party. Each Lender may, but shall have no obligation to, make such offers on terms and conditions that are satisfactory to such Lender, and such Specified Account Party may, but shall have no obligation to, accept any such offers.

Such Specified Alternative Currency Letter of Credit shall be issued, amended, renewed or extended only if (and upon such issuance, amendment, renewal or extension of each Specified Alternative Currency Letter of Credit XL Group shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the Aggregate Credit Exposure shall not exceed the aggregate amount of the Commitments. With prior or concurrent notice to the Administrative Agent, each such Specified Alternative Currency Letter of Credit shall be issued, and subsequently, renewed, extended, amended and confirmed, on such terms as XL Group, the Specified Account Party and such Lender shall agree, including expiry, drawing conditions, reimbursement, interest, fees and provision of cover; provided that the expiry of any Specified Alternative Currency Letter of Credit shall not be later than the one-year anniversary (or such longer period as may be required by any applicable law, rule or regulation, but in no event greater than two years) from the date of issuance thereof (or, in the case of any renewal or extension thereof, one-year after such renewal or extension). Each of XL Group and the issuer of a Specified Alternative Currency Letter of Credit shall provide the Administrative Agent prompt written notice of the amount, currency, date of issuance and any extension of, and each disbursement under, such Letter of Credit and reimbursement of such disbursement under such Letter of Credit. XL Group and each issuer of a Specified Alternative Currency Letter of Credit shall provide such additional information with respect to such Specified Alternative Currency Letter of Credit as the Administrative Agent may reasonably request. Notwithstanding anything in this Agreement to the contrary, the Administrative Agent has no responsibility with respect to the issuance, renewal, extension, amendment or other administration of any Specified Alternative Currency Letter of Credit.
(b)
    Subject to the terms and conditions hereof, each Alternative Currency Letter of Credit under (and as defined in) the Existing Unsecured Credit Agreement which is outstanding on the Effective Date and listed on Schedule VI as an “Alternative Currency Letter of Credit” (the “Existing Specified Alternative Currency Letters of Credit”) shall automatically be deemed continued hereunder on the Effective Date by the issuing lender of such Existing Specified Alternative Currency Letter of Credit, and each such Existing Specified Alternative Currency Letter of Credit shall be deemed to be a Specified Alternative Currency Letter of Credit for all purposes of this Agreement as of the Effective Date. The issuing lender under such Existing Specified Alternative Currency Letter of Credit shall not be required to agree to renewals, extensions or replacements of such Existing Specified Alternative Currency Letters of Credit and is entitled to issue notices of non-renewal at the appropriate times to the beneficiaries under such Existing Specified Alternative Currency Letters of Credit, provided the issuing lender thereunder provides written notice thereof to the Administrative Agent and the Specified Account Parties on or prior to the date of issuance of such notice of non-renewal to the beneficiaries. Upon termination or expiry of any Existing Specified Alternative Currency Letters of Credit, such letter of credit may be replaced by a Letter of Credit issued hereunder, but for the avoidance of doubt, the issuing lender thereunder shall have no obligation to issue any replacement Letter of Credit other than in its capacity as a Lender or Issuing Lender hereunder.

SECTION 2.05
    Loans and Borrowings.
(a)
    Loans. Subject to the terms and conditions set forth herein, each Lender agrees (severally and not jointly) to make Loans denominated in Dollars or an Alternative Currency, in each case, to an Account Party from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Credit Exposure exceeding such Lender’s respective Commitment, (ii) the Aggregate Credit Exposure exceeding the aggregate Commitments of all Lenders or (iii) after giving effect to any Loans denominated in any Alternative Currency, the Dollar Equivalent of the Aggregate Credit Exposure denominated in Alternative Currencies at such time exceeding the Aggregate Alternative Currency Limit. Loans may be made, or be outstanding, to more than one of the Account Parties at any time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Account Parties may borrow, prepay and reborrow Loans.

(b)
    Obligations of Lenders. Except as provided herein, each Loan shall be made as part of a Borrowing consisting of one or more Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders to make Loans hereunder are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(c)
    Type of Loans. Subject to Section 2.13, (i) each Borrowing denominated in Dollars shall be constituted entirely of ABR Loans or of Eurocurrency Loans as any Account Party may request in accordance herewith and (ii) each Borrowing denominated in an Alternative Currency shall be constituted entirely of Eurocurrency Loans as any Account Party may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and, without limiting the effect of Section 2.15, Section 2.17 or any other similar provision, without any increased costs to the Account Parties unless such costs are incurred as a result of an Account Party's request for Loans in a currency other than Dollars, British pounds sterling or euros); provided that (i) any exercise of such option shall not affect the obligation of the Account Parties to repay such Loan in accordance with the terms of this Agreement and (ii) such option may, if any Lender so requires, be exercised by delivering to the Administrative Agent a joinder signature page to this Agreement executed by such branch or Affiliate in form and substance satisfactory to the Administrative Agent and XL Group.
(d)
    Minimum Amounts; Limitation on Number of Borrowings. Each Eurocurrency Borrowing shall be in an aggregate amount of the Dollar Equivalent of $10,000,000 or a larger multiple of the Dollar Equivalent of $1,000,000. Each ABR Borrowing shall be in an aggregate amount equal to $10,000,000 or a larger multiple of $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Commitments of all Lenders or that is requested to finance the reimbursement of an LC Disbursement as contemplated by Sections 2.01(i), 2.02(h) or 2.03(g). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Borrowings outstanding.
(e)
    Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, no Account Party shall be entitled to request (or to elect to convert to or continue as a Eurocurrency Borrowing) any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date.
(f)
    Pro Rata Borrowings. Loans made as part of a Borrowing shall be made by the Lenders ratably in accordance with their respective Commitments.

SECTION 2.06
    Requests for Borrowings.
(a)
    Notice by the Account Parties. To request a Borrowing, XL Group shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Sections 2.01(i), 2.02(h) or 2.03(g) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or email to the Administrative Agent of a written Borrowing Request.
(b)
    Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.05:
(i)
    the relevant Account Party;
(ii)
    the aggregate amount of the requested Borrowing (stated in the relevant currency);
(iii)
    the date of such Borrowing, which shall be a Business Day;
(iv)
    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(v)
    in the case of a Eurocurrency Borrowing, the currency thereof (which shall be Dollars or an Alternative Currency) and the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.05(e); and
(vi)
    the location and number of such Account Party’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
(c)
    Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each relevant Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
(d)
    Failure to Elect. If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be a Borrowing in Dollars. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the requested Borrowing shall be made instead as an ABR Borrowing.

SECTION 2.07
    Funding of Borrowings.
(a)
    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time (or as applicable, local time in the financial center for the applicable currency, with respect to Loans denominated in an Alternative Currency) (or 1:00 p.m., New York City time with respect to ABR Loans requested by XL Group no later than 11:00 a.m. on the same day), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Except with respect to the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the relevant Account Party by promptly crediting the amounts so received, in like funds, to an account of such Account Party maintained with the Administrative Agent in New York City and designated by such Account Party in the applicable Borrowing Request; provided that Loans made to finance the reimbursement of an LC Disbursement as provided herein shall be remitted by the Administrative Agent to the applicable Issuing Lender or Lenders.
(b)
    Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of any ABR Borrowing, on or prior to the proposed date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Account Party a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the relevant Account Party severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Account Party to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the NYFRB Rate for amounts denominated in Dollars (or at the Administrative Agent's cost of funds for amounts in an Alternative Currency in accordance with banking industry rules on interbank compensation (including without limitation the Overnight LIBO Rate)) or (ii) in the case of such Account Party, the interest rate applicable to ABR Loans for amounts denominated in Dollars (or at the Administrative Agent's cost of funds for amounts in an Alternative Currency in accordance with banking industry rules on interbank compensation (including without limitation the Overnight LIBO Rate)). If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.08
    Interest Elections.
(a)
    Elections by the Account Parties. The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Account Party may elect (i) on any Business Day to convert ABR Loans or any portion thereof to Eurocurrency Loans, (ii) at the end of any Interest Period with respect thereto, to convert Loans denominated in Dollars that are Eurocurrency Loans or any portion thereof into ABR Loans or to continue such Eurocurrency Loans or any portion thereof for an additional Interest Period and (iii) at the end of any Interest Period with respect thereto, to continue Eurocurrency Loans denominated in an Alternative Currency for an additional Interest Period. The relevant Account Party may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

(b)
    Notice of Elections. To make an election pursuant to this Section, XL Group shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.06 if XL Group were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or email to the Administrative Agent of a written Interest Election Request.
(c)
    Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.05:
(i)
    the relevant Account Party and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);
(ii)
    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)
    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)
    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.05(e).
If any such Interest Election Request does not specify an Interest Period, then XL Group shall be deemed to have selected an Interest Period of one month’s duration.
(v)
    Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(vi)
    Failure to Elect; Events of Default. If XL Group fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing or, in the case of a Loan in an Alternative Currency, a Eurocurrency Loan in the same currency with an interest period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies XL Group, then, so long as an Event of Default is continuing (i) no outstanding Borrowing in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period therefor and (iii) any Loan in an Alternative Currency, shall continue as a Eurocurrency Loan in the same currency with an interest period of one month.

SECTION 2.05
    Termination, Reduction and Increase of the Commitments.
(a)
    Scheduled Termination. Unless previously terminated, the Commitments shall terminate at 3:00 p.m. (New York City time) on the Commitment Termination Date.
(b)
    Voluntary Termination or Reduction. The Account Parties may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is $10,000,000 or a larger multiple of $10,000,000 and (ii) the Account Parties shall not terminate or reduce the Commitments if the Aggregate Credit Exposure would exceed the Commitments. XL Group shall notify the Administrative Agent of any election to terminate or reduce the Commitments under this paragraph (b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by XL Group pursuant to this paragraph (b) shall be irrevocable; provided that a notice of termination of the Commitments delivered by XL Group may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by XL Group (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Subject to the proviso in the immediately preceding sentence, any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
(c)
    Increases to Commitments. After the Effective Date, XL Group shall have the right, at any time by notice to the Administrative Agent, to increase the aggregate amount of Commitments hereunder (i) by including as a Lender hereunder with a new Commitment, any Person which is a NAIC Approved Bank (or any other Person whose obligations in respect of Letters of Credit issued under the Agreement shall be confirmed by a NAIC Approved Bank) that is not an existing Lender and the inclusion of an additional Lender shall comply with the Swiss Withholding Tax Rules or (ii) by having one or more existing Lenders increase their Commitments then in effect (with the consent of each such Lender in its sole discretion) (each new or increasing Lender, a “Supplemental Lender”) in each case with the approval (not to be unreasonably withheld or delayed) of the Administrative Agent, which notice shall specify the name of each Supplemental Lender, the aggregate amount of such increase and the portion thereof being assumed by each such Supplemental Lender, and the date on which such increase is to become effective (each, a “Supplemental Commitment Date”) (which shall be a Business Day at least three Business Days after the delivery of such notice and at least 30 days prior to the Commitment Termination Date);

provided that (w) the aggregate amount of increases of the Commitments under this paragraph and pursuant to Section 2.05(c) (or any successor provision) of the Secured Credit Agreement in effect on the Effective Date shall not exceed $500,000,000, (x) no existing Lender shall have any obligation to participate in such increase of aggregate Commitments, (y) the Commitment of any Supplemental Lender that is not an existing Lender shall be in an amount of at least $25,000,000 and (z) the aggregate amount of the increase of the Commitments effected on any day shall be in an aggregate amount of at least $25,000,000 and larger multiples of $1,000,000. Each such Supplemental Lender shall enter into an agreement in form and substance satisfactory to XL Group and the Administrative Agent pursuant to which such Supplemental Lender shall, as of the applicable Supplemental Commitment Date, undertake a Commitment (each, a “Supplemental Lender Agreement”) (or, if any such Supplemental Lender is an existing Lender, pursuant to which such Supplemental Lender’s Commitment shall be increased in the agreed amount on such date) and such Supplemental Lender shall thereupon become (or, if it is already a Lender, continue to be) a “Lender” for all purposes hereof; provided that, in the case of any Supplemental Lender that is not a Lender immediately prior to such Supplemental Commitment Date and is not listed on the NAIC Approved Bank List, such Supplemental Lender and its Confirming Lender shall have entered into an agreement of the type contemplated in the definition of “Confirming Lender” in Section 1.01.
Notwithstanding the foregoing, no increase in the Commitments hereunder pursuant to this Section shall be effective unless on the applicable Supplemental Commitment Date and after giving effect to such increase:
(i)
    no Default shall have occurred and be continuing; and
(ii)
    the representations and warranties of the Obligors set forth in this Agreement (other than in Section 4.04(b)) shall be true and correct in all material respects on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) except where such representations and warranties are conditioned by materiality or Material Adverse Effect and then such representations and warranties shall be true and correct in all respects.
Each such notice shall be deemed to constitute a representation and warranty by XL Group as to the matters specified in clauses (i) and (ii) of the immediately preceding sentence as of such date.
SECTION 2.10
    Repayment of Loans; Evidence of Debt.
(a)
    Repayment. Each Account Party hereby unconditionally promises to pay to the Administrative Agent for account of the relevant Lenders the outstanding principal amount of the Loans made to such Account Party on the Commitment Termination Date.
(b)
    Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of each Account Party to such Lender resulting from each Loan made by such Lender to such Account Party, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)
    Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made to each Account Party hereunder, the Type and currency thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from such Account Party to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.
(d)
    Effect of Entries. The entries made in the records maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Account Parties to repay the Loans in accordance with the terms of this Agreement.
(e)
    Promissory Notes. Any Lender may request that Loans made by it to any Account Party be evidenced by a promissory note of such Account Party. In such event, each Account Party shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.
SECTION 2.11
    Prepayment of Loans.
(a)
    Right to Prepay Borrowings. The Account Parties shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to the requirements of this Section.
(b)
    Notices, Etc. XL Group shall notify the Administrative Agent by telephone (confirmed by email) of any prepayment under Section 2.11(a) (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings; provided further that no such notice shall be required for a repayment on the Commitment Termination Date. If XL Group fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.
Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.05. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(c)
    Mandatory Prepayment. If at any time, solely as a result of fluctuations in currency exchange rates, the Aggregate Credit Exposure (calculated, with respect to Borrowings and Letters of Credit denominated in a currency other than Dollars, as of the most recent Revaluation Date with respect to each such Borrowing or Letter of Credit, after giving effect to any other repayments or prepayments on such day) exceeds 105% of the aggregate Commitments of all Lenders, XL Group shall, first, prepay the outstanding principal amount of the Loans in an aggregate principal amount sufficient to cause the Aggregate Credit Exposure (so calculated, after giving effect to any other repayments or prepayments on such day) to be less than or equal to the aggregate Commitments of all Lenders and second, if after such prepayment the Aggregate Credit Exposure is not reduced below the aggregate Commitments of all Lenders, shall Cash Collateralize such portion of the Lenders' LC Exposure as it shall determine in immediately available funds pursuant to arrangements to be agreed with the Administrative Agent, in an amount such that the Aggregate Credit Exposure is less than the aggregate Commitments of all Lenders; provided that in the event the Aggregate Credit Exposure, without giving effect to any such cash collateral deposited, shall be reduced to an amount that is less than 100% of the aggregate Commitments, then the amount of such cash collateral deposited shall be returned to XL Group.
SECTION 2.12
    Fees.
(a)
    Commitment Fee. XL Group agrees to pay to the Administrative Agent for account of each Lender a commitment fee which shall accrue at a rate per annum as set forth on the Pricing Grid on the average daily unused amount of such Lender’s Commitment during the period from and including the Effective Date to but excluding the date of termination of the Commitments. Commitment fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, provided an invoice therefor was furnished on or prior to such Quarterly Date (or, if the Administrative Agent shall not have furnished such invoice on or prior to such Quarterly Date, three (3) Business Days following the date the Administrative Agent shall have furnished such invoice), commencing on the first such date to occur after the Effective Date; provided that all such accrued and unpaid fees shall be payable on the date on which the Commitments terminate.
(b)
    Commission. Each Specified Account Party agrees to pay to the Administrative Agent for account of each Lender a commission which shall accrue at a rate per annum as set forth on the Pricing Grid on the face amount of all outstanding Letters of Credit issued on its behalf and such commission shall be shared ratably among the Lenders participating in such Letter of Credit. Commissions accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, provided an invoice therefor was furnished on or prior to such Quarterly Date (or, if the Administrative Agent shall not have furnished such invoice on or prior to such Quarterly Date, three (3) Business Days following the date the Administrative Agent shall have furnished such invoice), commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such accrued and unpaid fees accruing after the date on which the Commitments terminate shall be payable on demand.

(c)
    Fronted Letter of Credit Fees. Each Specified Account Party agrees to pay to the Issuing Lender of any outstanding Fronted Letter of Credit a fronting fee which shall accrue at a rate per annum as agreed in writing between such Specified Account Party and the Issuing Lender on the face amount in respect of such Fronted Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements). Fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, provided an invoice therefor was furnished on or prior to such Quarterly Date (or, if the Issuing Lender shall not have furnished such invoice on or prior to such Quarterly Date, three (3) Business Days following the date the Issuing Lender shall have furnished such invoice), commencing on the first such date to occur after the Effective Date; provided that all such accrued and unpaid fees shall be payable on the date on which the Commitments terminate and any such accrued and unpaid fees accruing after the date on which the Commitments terminate shall be payable on demand.
(d)
    LC Administrative Fees. XL Group agrees to pay to the Administrative Agent and the Issuing Lender (to extent that such Issuing Lender is not the same Person as the Administrative Agent), each for its own account, within 10 Business Days after the Administrative Agent or Issuing Lender, as applicable, has furnished an invoice therefor, the Administrative Agent’s or the Issuing Lender’s standard administrative fees with respect to the issuance, amendment, payment, renewal or extension of any Letter of Credit or processing of drawings thereunder in such amounts from time to time in effect and notified to XL Group in writing pursuant to such invoice; provided that, a schedule of such fees shall have been previously provided to XL Group (except to the extent such fee is less than $5,000).
(e)
    Administrative Agent Fees. XL Group agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between XL Group and the Administrative Agent.
(f)
    Existing Agent Fees. XL Group agrees to pay to the Existing Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between XL Group and the Existing Agent.
(g)
    Payment and Computation of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent for distribution, in the case of the fees referred to in paragraphs (a) through (c) of this Section, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances. All fees payable under paragraphs (a) through (c) of this Section shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
SECTION 2.13
    Interest.
(a)
    ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin, if any.

(b)
    Eurocurrency Loans. The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)
    Default Interest. If any principal of any Loan or if any amount of Reimbursement Obligation, interest, fees and other amounts payable by the Account Parties hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or any Reimbursement Obligation, 2% plus the rate otherwise applicable to such Loan or Reimbursement Obligation (but, in the case of any such Reimbursement Obligation, not prior to the third Business Day following the day the relevant LC Disbursement was made), as the case may be, or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)
    Payment of Interest. Accrued interest on each Loan shall be payable by the applicable Account Party in arrears on each Interest Payment Date for such Loan and upon the date the Commitments terminate; provided that (w) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (x) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment (y) in the event of any conversion of any Eurocurrency Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion and (z) (I) if an Account Party (having made a UK Borrower DTTP Filing in respect of such UK Treaty Lender to the extent such UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.17(i)(B)) has not received a direction from HMRC to make payments to the relevant UK Treaty Lender without a UK Tax Deduction under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488) of the United Kingdom (a “Gross Payment Direction”) and the Account Party cannot make a payment to that UK Treaty Lender without a UK Tax Deduction, or (II) an authorization has not been given by the Revenue Commissioners of Ireland and as such an Account Party cannot make the payment to the relevant Irish Treaty Lender without an Irish Tax Deduction, the Interest Payment Date shall be deferred and accrued interest on the Loan will be payable in arrears upon the earlier of (A) the date falling five Business Days after the Account Party receives (I) such Gross Payment Direction; or (II) the authorisation from the Revenue Commissioners of Ireland and (B) the next following Interest Payment Date.
(e)
    Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) interest accruing on obligations denominated in British pounds sterling, in each case, shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed in the relevant period (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or the Overnight LIBO Rate shall be determined by the Administrative Agent and notified to XL Group, and such determination shall be conclusive absent manifest error.

(f)
    Minimum Interest (for Swiss Withholding Tax Purposes). The interest rates provided for in this Agreement with respect to any Swiss Account Party, including this Section, are minimum interest rates. When entering into this Agreement, the parties have assumed that the interest payable at the rates set out in this Section, or in other Sections of this Agreement is not and will not become subject to Swiss Withholding Tax. Notwithstanding that the parties do not anticipate that any payment of interest will be subject to Swiss Withholding Tax, they agree that, in the event that Swiss Withholding Tax is imposed on interest payments, the payment of interest due by a Swiss Account Party shall, in line with and subject to Section 2.17, including any limitations therein and any obligations thereunder, be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Withholding Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of the Swiss Withholding Tax been required. For this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up interest amount. For the purposes of this Section, “Non-Refundable Portion” shall mean the Swiss Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration confirms that, in relation to a specific Lender based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate, in which case such lower rate shall be applied in relation to such Lender. The Lenders shall provide to the Swiss Account Party all reasonably requested information, and otherwise reasonably cooperate, to obtain such Swiss tax ruling. Each Swiss Account Party shall provide to the Administrative Agent the documents required by law or applicable double taxation treaties for the Lenders to claim a refund of any Swiss Withholding Tax so deducted.
SECTION 2.14
    Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurocurrency Borrowing:
(a)
    the Administrative Agent determines in good faith (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period; or
(b)
    the Administrative Agent is advised by the Required Lenders (acting in good faith) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to XL Group and the Lenders by telephone or email as promptly as practicable thereafter and, until the Administrative Agent notifies XL Group and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the continuation of any Borrowing as a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective and such Eurocurrency Borrowing (unless prepaid), if denominated in Dollars, shall be continued as an ABR Borrowing, and if denominated in an Alternative Currency, shall be continued as a Eurocurrency Borrowing at the Administrative Agent's cost of funds for amounts in such Alternative Currency plus the Applicable Margin for Eurocurrency Loans and (ii) if any Borrowing Request or Interest Election Request requests a Eurocurrency Borrowing in any currency or a conversion of any Borrowing to a Eurocurrency Borrowing, such Borrowing or conversion of a Borrowing shall be made as or converted to an ABR Borrowing in Dollars (in the amount of the Dollar Equivalent thereof in the case of a request of a Borrowing in an Alternative Currency).

SECTION 2.15
    Increased Costs.
(a)
    Increased Costs Generally. If any Change in Law shall:
(i)
    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the Overnight LIBO Rate) or Issuing Lender;
(ii)
    impose on any Lender or Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement, any Letter of Credit (or any participation therein) or any Loan made by such Lender; or
(iii)
    change the basis of taxation of payments to any Lender or Issuing Lender in respect thereof (except for Indemnified Taxes, Excluded Taxes and changes in the rate of tax on the overall net income of such Lender);
and the result of any of the foregoing shall be to increase the cost to such Lender of making , continuing, converting into or maintaining, or participating in, any Letter of Credit (or of maintaining any participation therein) or Loan (or of maintaining its obligation to make any Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then XL Group (and in the case of any specific Letter of Credit, the Specified Account Party on behalf of which such Letter of Credit was issued) agrees that it will pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)
    Capital and Liquidity Requirements. If any Lender or an Issuing Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Letters of Credit issued or participated in, or the Loans made, by such Lender or such Issuing Lender to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy or liquidity), then from time to time XL Group (and in the case of any specific Letter of Credit, the Specified Account Party on behalf of which such Letter of Credit was issued) will pay to such Lender or such Issuing Lender such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c)
    Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth such Lender’s good faith determination of the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to XL Group and shall be conclusive and binding upon all parties hereto absent manifest error. XL Group (and in the case of any specific Letter of Credit, the Specified Account Party on behalf of which such Letter of Credit was issued) shall pay such Lender or such Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof by XL Group.
(d)
    Delay in Requests. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided that XL Group and any Specified Account Party shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Lender notifies XL Group of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)
    Comparable Treatment. Notwithstanding any other provision of this Section, no Lender or Issuing Lender shall demand compensation for any increased cost or reduction pursuant to this Section if such Lender or such Issuing Lender is not demanding such compensation from similarly situated customers of such Lender or such Issuing Lender in similar circumstances under comparable provisions of other credit agreements.
SECTION 2.16
    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default or any mandatory prepayment hereunder), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow (other than a default by such Lender making a request below), convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(b) and is revoked in accordance herewith), or (d) the assignment as a result of a request by XL Group pursuant to Section 2.19(b) of any Eurocurrency Loan other than on the last day of an Interest Period therefor, then, in any such event, upon request of any Lender, which request shall set forth the basis for requesting such amounts (with a copy to the Administrative Agent), from time to time, the Account Parties shall compensate each Lender for all reasonable losses, costs or expenses (but excluding loss of margin or other loss of anticipated profit) attributable to such event. The loss, cost or expense to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit in the relevant currency equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest (but in no event less than zero) that such Lender would earn (as reasonably determined by such Lender) on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in the relevant currency of a comparable amount from other banks in the eurocurrency market at the commencement of such period. A certificate of any Lender setting forth such Lender’s good faith determination of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to XL Group and shall be conclusive absent manifest error. The Account Parties shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof by XL Group. With respect to any Lender’s claim for compensation under this Section 2.16, the Account Parties shall not be required to compensate such Lender for any amount in respect of which written notice of such claim shall be delivered to XL Group more than 30 calendar days after the date of the event that gave rise to such claim.
SECTION 2.17
    Taxes.
(a)
    Payments Free of Taxes. Any and all payments by or on account of any Obligor hereunder, or under any Credit Document, shall be made free and clear of and without deduction for or withholding of any amounts in respect of Taxes, unless such withholding is required by applicable law as determined in good faith by the applicable Withholding Agent; provided that if any Indemnified Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Existing Agent or any Lender, then (i) the sum payable by the applicable Obligor shall be increased as necessary so that after making all required deductions (including deductions for Indemnified Taxes applicable to additional sums payable under this Section) the Administrative Agent, the Existing Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such amounts been withheld and (ii) such amounts shall be withheld and paid to the relevant Governmental Authority in accordance with applicable law.
(b)
    Payment of Other Taxes by the Account Parties. In addition, each Specified Account Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)
    Indemnification by the Account Parties. XL Group (and in the case of any specific Letter of Credit, the Specified Account Party on behalf of which such Letter of Credit was issued) shall indemnify the Administrative Agent, the Existing Agent and each Lender, within 10 days after written demand to XL Group therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, the Existing Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes, as the case may be, were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the Administrative Agent’s, the Existing Agent’s or such Lender’s, as the case may be, good faith determination of the amount of such payment or liability (along with a reasonably detailed explanation and computation of such payment or liability) delivered to XL Group by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or by the Existing Agent on its own behalf or on behalf of a Lender, shall be conclusive as between such Lender or the Administrative Agent, as the case may be, and the Account Parties absent manifest error.

(d)
    Delay in Requests. Notwithstanding anything herein to the contrary, neither XL Group nor, in the case of any specific Letter of Credit, the Specified Account Party on behalf of which such Letter of Credit was issued, shall be under any obligation to pay any additional amounts to the Administrative Agent, the Existing Agent or any Lender or indemnify the Administrative Agent, the Existing Agent or any Lender under this Section 2.17 with respect to (i) any amounts withheld or deducted by XL Group or any Specified Account Party prior to the date that is 180 days after the earliest of the date that such Administrative Agent, Existing Agent or Lender has received written notice of such withholding from XL Group, any Specified Account Party or the Internal Revenue Service (or other Governmental Authority) in respect of such withholding or deduction or (ii) any Taxes paid by the Administrative Agent, Existing Agent or any Lender if written demand therefor is made to XL Group on a date that is 180 days after the date such Administrative Agent, Existing Agent or Lender filed the tax return with respect to which such Taxes relate; provided that, if a Change in Law giving rise to such payment or indemnification of any amounts under this Section 2.17 is retroactive, then the 180 days period referred to above shall be extended to include the period of retroactive effective thereof.
(e)
    Indemnification by Lenders. Each Lender shall indemnify the Administrative Agent and the Existing Agent, as applicable, for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent or the Existing Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent or the Existing Agent, as the case may be, in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the Existing Agent, as the case may be, shall be conclusive absent manifest error.
(f)
    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Specified Account Party to a Governmental Authority, XL Group on behalf of such Specified Account Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)
    Exemptions. (1) Each recipient of payments under this Agreement or any Credit Document (or a transferee, including any Participant, in which case such Participant’s obligations to a Specified Account Party and the Administrative Agent described in this Section 2.17(g) shall also extend to the Lender from which the related participation shall have been purchased) (i) that is a “United States Person” as defined in Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Specified Account Party and the Administrative Agent two properly completed and duly signed copies of U.S. Internal Revenue Service (“IRS”) Form W-9 (or any successor form) certifying that such U.S. Lender is exempt from U.S. federal withholding tax or (ii) that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Specified Account Party and the Administrative Agent (I) two copies of IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI or Form W-8IMY(or any successor form) (together with any applicable underlying IRS forms),

(II) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a certification to the effect that such Non-U.S. Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Specified Account party within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected; and the applicable IRS Form W-8 (or any successor form) properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on payments under this Agreement and the other Credit Documents, or (III) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Specified Account Party and the Administrative Agent to determine the withholding or deduction required to be made. Such forms shall be delivered by each U.S. Lender and each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Specified Account Party or the Administrative Agent. In addition, each U.S. Lender and each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by it. Each U.S. Lender and each Non-U.S. Lender shall promptly notify the Specified Account Party and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Specified Account Party (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, no U.S. Lender or Non-U.S. Lender shall be required to deliver any form pursuant to this Section that such Non-U.S. Lender is not legally able to deliver.
(2)    If a payment made to any recipient under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such recipient shall deliver to each Account Party and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Account Party or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Account Party or the Administrative Agent as may be necessary for the Account Parties and the Administrative Agent to comply with their obligations under FATCA and to determine whether such recipient has complied with such recipient's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(g)(2), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each recipient agrees that if any form or certification it previously delivered under this clause expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Account Parties and the Administrative Agent in writing of its legal inability to do so.

(3)    Each U.S. Lender and each Non-U.S. Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Specified Account Party is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Specified Account Party (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Specified Account Party or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such U.S. Lender or Non-U.S. Lender is legally entitled to complete, execute and deliver such documentation and in its reasonable judgment such completion, execution or submission would not materially prejudice its legal or commercial position.
(4) Each Non-U.S. Lender listed on Schedule I represents and warrants that, as of the Effective Date, assuming compliance with procedural formalities, amounts payable to such Non-U.S. Lender by a Domestic Subsidiary pursuant to this agreement would be exempt from U.S. federal withholding tax. Each Non-U.S. Lender which becomes a Lender after the Effective Date hereby represents and warrants that, on the date such Non-U.S. Lender first became a Lender hereunder, assuming compliance with procedural formalities, amounts payable to such Non-U.S. Lender by a Domestic Subsidiary pursuant to this agreement would be exempt from U.S. federal withholding tax or would be so exempt but for one or more Changes in Law which have occurred after the Effective Date.
(h)
    Treatment of Certain Refunds. If the Administrative Agent, the Existing Agent or a Lender determines, in its reasonable discretion, that it is entitled to receive a refund from the relevant Governmental Authority of any Taxes or Other Taxes as to which it has been indemnified by an Account Party or with respect to which an Account Party has paid additional amounts pursuant to this Section, it shall cooperate with the relevant Account Party and use all reasonable efforts to obtain such refund of Tax and, if it has received such refund, pay over such refund to such Account Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Account Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, the Existing Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Account Party, upon the request of the Administrative Agent, the Existing Agent or such Lender, agrees to repay the amount paid over to such Account Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Existing Agent or such Lender in the event the Administrative Agent, the Existing Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent, the Existing Agent or any Lender to make available its tax returns (or any other information relating to its taxes not expressly required to be made available hereunder which it reasonably deems confidential) to any Account Party or any other Person.
(i)
    HMRC DT Treaty Passport scheme.

(A)
    Subject to Section 2.17(i)(B) below, each Lender and each Account Party which makes a payment to such Lender shall cooperate in completing any procedural formalities necessary for such Account Party to obtain authorization to make such payment without a withholding or deduction for or on account of United Kingdom tax (“UK Tax Deduction”) including making and filing an appropriate application for relief under an applicable UK Treaty.
(B)
    A UK Treaty Lender that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence: (A) where the UK Treaty Lender is a Lender on the date of this Agreement, in Schedule VII; or (B) where the UK Treaty Lender becomes a Lender after the date of this Agreement, the Assignment and Assumption or the Supplemental Lender Agreement (as the case may be), and having done so, such Lender shall have satisfied its obligation under Section 2.17(i)(A) above, but for the avoidance of doubt that such Lender shall have an obligation to cooperate further with the relevant Account Party in accordance with Section 2.17(i)(C).
(C)
    If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.17(i)(B) above and (1) an Account Party making a payment to such Lender has not made a UK Borrower DTTP Filing in respect of such Lender or (2) an Account Party making a payment to such Lender has made a UK Borrower DTTP Filing in respect of such Lender, but either such UK Borrower DTTP Filing has been rejected by HMRC or HMRC has not given such Account Party authority to make payments to such Lender without a UK Tax Deduction within 30 Business Days of the date of such UK Borrower DTTP Filing, and the relevant Account Party has notified that Lender in writing thereof, then such Lender and such Account Party shall co-operate in completing any additional procedural formalities necessary for such Account Party to obtain authorization to make that payment a UK Tax Deduction; provided that if an Account Party has failed to make a UK Borrower DTTP Filing and such Account Party is at the relevant time permitted in accordance with HMRC published practice to file a HMRC Form DTTP2 in respect of such Lender, the Account Party shall first make such filing to obtain authorisation to make a payment to the Lender without a UK Tax Deduction prior to requesting the Lender's co-operation under this Section 2.17(i)(C).
(D)
    Each Account Party shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of such UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.
(E)    Each Lender shall indicate, for the benefit of the Administrative Agent and any relevant Account Party, but without liability to any Account Party, whether it is:

i.	not a UK Qualifying Lender;

ii.	a UK Qualifying Lender (that is not a UK Treaty Lender); or

iii.	a UK Treaty Lender,

in (x) where the Lender is a Lender on the date of this Agreement, Schedule VII to this Agreement; or (y) where the Lender becomes a Lender after the date of this Agreement, the Assignment and Assumption or the Supplemental Lender Agreement (as the case may be). If a Lender fails to indicate its status in accordance with this Section 2.17(i) then such Lender shall be treated for the purposes of this Agreement (including by each Account Party) as if it is not a UK Qualifying Lender until such time as it notifies XL Group and the Administrative Agent. For the avoidance of doubt, an Assignment and Assumption and a Supplemental Lender Agreement shall not be invalidated by any failure of a Lender to comply with this Section 2.17(i). Any Lender that ceases to be a UK Qualifying Lender shall promptly notify Administrative Agent and XL Group.
(j)
    A Lender that is a Lender on the date of this Agreement that is a UK Qualifying Lender solely by virtue of sub-paragraph (b) of the definition of UK Qualifying Lender gives a UK Tax Confirmation to XL Group by entering into the Agreement. A Lender that is a UK Qualifying Lender solely by virtue of sub-paragraph (b) of the definition of UK Qualifying Lender shall promptly notify XL Group and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.
(k)
    Where a Credit Document requires any party to this Agreement to reimburse or indemnify another party to this Agreement for any cost or expense, that party shall reimburse or indemnify (as the case may be) the other party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the other party (or if relevant, any other member of the group to which that other party belongs for VAT purposes) is entitled to credit or repayment in respect of such VAT from the relevant Governmental Authority. Notwithstanding the foregoing, all amounts expressed to be payable under any Credit Document by any Obligor to the Administrative Agent, the Existing Agent or any Lender shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by the Administrative Agent, the Existing Agent or any Lender to any Obligor in connection with this Agreement and the Administrative Agent, the Existing Agent or such Lender is required to account to the relevant tax authority for the VAT, that Obligor shall pay to the Administrative Agent, the Existing Agent or such Lender (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the VAT (and the Administrative Agent, the Existing Agent or such Lender must promptly provide an appropriate VAT invoice to that Obligor).
(l)
    (A) Each Lender, in respect of which an Irish Account Party is an obligor under this Agreement, represents and warrants that as of the date of this Agreement, it is an Irish Qualifying Lender and that each such Lender shall promptly notify the Administrative Agent if it ceases to be an Irish Qualifying Lender. Where such a Lender is an Irish Qualifying Lender by reason only of being an Irish Treaty Lender it shall notify the Administrative Agent of such fact and agrees to promptly complete any procedural formalities necessary for an Irish Account Party to obtain authorization to make payment without any deduction or withholding for or on account of tax.

(B) To the extent a Lender becomes a party to this Agreement after the date of this Agreement, in respect of which an Irish Account Party is an obligor, such Lender will confirm in writing to the Irish Account Party or Administrative Agent in any relevant assignment or transfer documentation which of the following categories it falls in:
(i) an Irish Qualifying Lender (other than an Irish Treaty Lender);
(ii) an Irish Treaty Lender; or
(iii) not an Irish Qualifying Lender.
(C) If an assignee fails to give a representation in accordance with this Section 2.17(l), then such assignee shall be treated for the purposes of this Agreement (including by each Irish Account Party) as if it is not an Irish Qualifying Lender until such time the relevant representation is given.
(m)
    Any Lender to which interest may be paid free of withholding tax due to such Lender being an Irish Qualifying Lender shall within a reasonable time upon request in writing by the Irish Account Party provide details of its name, address and country of tax residence to the Irish Account Party to enable it to comply with its reporting obligations under clauses 891A, 891E, 891F and 891G of the TCA.
(n)
    Lender Status (Swiss Withholding Tax Rules).
(i)
    Each Lender listed in Schedule I confirms that, as at the date of this Agreement, it is a Qualifying Bank. Any Person which becomes a Lender or Participant after the date of this Agreement pursuant to Section 2.09(c) or Section 10.04 shall confirm in writing to the Swiss Account Party(s) and the Administrative Agent prior to the date such Person becomes a Lender or Participant which of the following categories it falls in:
(1)
    a Qualifying Bank; or
(2)
    a Permitted Non-Qualifying Lender.
(ii)
    If such a Lender or Participant fails to indicate its status in accordance with sub-paragraph (i) above, then such Lender or Participant shall be treated for the purposes of this Agreement (including by each Swiss Account Party) as if it is not a Qualifying Bank until such time as it notifies the Swiss Account Parties and the Administrative Agent which category applies.
(o)
    Notwithstanding any provision of this Agreement to the contrary, a Swiss Account Party shall not be required to make a tax gross up, a tax indemnity payment or an increased interest payment under this Agreement or under any other Loan Document to a specific Lender (but, for the avoidance of doubt, shall remain required to make a tax gross up, a tax indemnity payment, or an increased interest payment to all other Lenders) in respect of Swiss Withholding Tax due on interest payments by a Swiss Account Party under this Agreement as a direct result of such Lender or Participant (i) misrepresenting its status as Qualifying Bank or Permitted Non-Qualifying Lender, (ii) breaching the transfers restrictions set forth in Section 10.04 or (iii) ceasing to be a Qualifying Bank other than as a result of any change after the date it became a Lender or Participant under this Agreement in (or in the interpretation, administration or application of) any law or double taxation treaty, or any published practice or published concession of any relevant taxing authority.
SECTION 2.18
    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)
    Payments by the Account Parties. Each Account Party shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or interest thereon, under Section 2.15, 2.16 or 2.17, or otherwise) or under any other Credit Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim; provided that any payments in respect of Specified Alternative Currency Letters of Credit shall be made in the manner (including the time and place of payment) as shall have been separately agreed between the relevant Account Party and Lender pursuant to Section 2.04. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1221 Avenue of the Americas, 6th Floor, New York, NY 10020; except payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars, except as otherwise expressly set forth herein.
(b)
    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)
    Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each reimbursement of LC Disbursements (other than in respect of Specified Alternative Currency Letters of Credit) shall be made to the relevant Lenders, each Borrowing shall be made from the Lenders, each payment of fees under Section 2.12 shall be made for account of the relevant Lenders, each termination or reduction of the amount of the Commitments under Section 2.09 and any interest paid in respect of any Reimbursement Obligation shall be applied to the respective Commitments of the Lenders, in each case pro rata according to the amounts of their respective Commitments (or, in the case of any such reimbursement or payment after the termination of the Commitments, pro rata according to the Aggregate Credit Exposure);

(ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by any Account Party shall be made for account of the Lenders pro rata according to the respective unpaid principal amounts of the Loans of such Account Party being paid or prepaid that are owed to such Lenders and (iv) each payment of interest on Loans by an Account Party shall be made for account of the Lenders pro rata according to the amounts of interest on such Loans then due and payable thereunder.
(d)
    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or LC Disbursements or participations therein (other than in respect of Specified Alternative Currency Letters of Credit) or accrued interest thereon resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and/or LC Disbursements or participations therein (other than in respect of Specified Alternative Currency Letters of Credit) and accrued interest thereon then due than the proportion received by any other relevant Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and/or LC Disbursements (other than in respect of Specified Alternative Currency Letters of Credit) of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and/or LC Disbursements or participations therein (other than in respect of Specified Alternative Currency Letters of Credit) and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Account Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or LC Disbursements or participations therein to any assignee or participant, other than to any Account Party or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Account Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law and to the extent that it is a Specified Account Party, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Account Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Account Party in the amount of such participation.
(e)
    Presumptions of Payment. Unless the Administrative Agent shall have received notice from an Account Party prior to the date on which any payment is due to the Administrative Agent for account of the relevant Lenders or Issuing Lenders hereunder that such Account Party will not make such payment, the Administrative Agent may assume that such Account Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or Issuing Lenders the amount due. In such event, if the relevant Account Party has not in fact made such payment, then each of the Lenders or the applicable Issuing Lender(s), as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.

(f)
    Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the applicable Issuing Lender(s) to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.19
    Mitigation Obligations; Replacement of Lenders.
(a)
    Designation of a Different Lending Office. If any Lender or Confirming Lender requests compensation under Section 2.15, or if any Account Party is required to pay any additional amount or indemnification payment to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans and/or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. XL Group hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section 2.19(a) shall affect or postpone any of the obligations of the Account Parties or the rights of any Lender pursuant to Sections 2.15 or 2.17.
(b)
    Replacement of Lenders. If any Lender (i) requests compensation under Section 2.15, or if any Account Party is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.17, (ii) becomes a Defaulting Lender, (iii) has refused to consent to any waiver or amendment with respect to any Credit Document that requires the consent of all the Lenders or of such Lender as a Lender directly and adversely affected by such waiver or amendment and has been consented to by the Required Lenders, (iv) ceases to be a NAIC Approved Bank, (v) does not satisfactorily complete its “know-your-customer” checks in a reasonable period of time for any additional Account Party and/or Guarantor designated by XL Group pursuant to Section 10.04(g), (vi) cannot be a Lender under a Letter of Credit in the form requested by the relevant Account Party provided that the Required Lenders are able to be Lenders under such Letter of Credit, or if Section 10.16 applies with respect to such Lender, (vii) does not consent to the extension of the Commitment Termination Date pursuant to Section 2.21 below or (viii) if any Lender notifies the Administrative Agent that it cannot make Loans, or continue Loans, in any Alternative Currency that other Lenders are able to provide, then XL Group may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payments under Sections 2.15 or 2.17) and obligations under this Agreement to an assignee selected by XL Group that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment);

provided that (i) XL Group shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and/or LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, LC Disbursements and accrued interest and fees) or the relevant Account Party (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iv) in the case of clause (iv) above, such assignee shall be an NAIC Approved Bank. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the relevant Account Party to require such assignment and delegation cease to apply.
(c)
    The Account Parties shall not be responsible for any costs and expenses incurred by any Lender that arranges for its obligations under the Letters of Credit to be confirmed by a NAIC Approved Bank or by such confirming bank.
SECTION 2.20
    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by applicable law:
(a)
    fees on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a) shall cease to accrue;
(b)
    the Commitment and the Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in Section 10.02(b)(i), (ii) (other than with respect to interest, fees and other amounts (other than principal and reimbursement obligations), unless such Defaulting Lender is being treated differently than the other Lenders) or (iii), to the extent such Defaulting Lender is directly affected thereby;
(c)
    if any Participant LC Exposure exists at the time such Lender becomes a Defaulting Lender and no Default or Event of Default has occurred and is continuing then:
(i)
    all or any part of the Participant LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not result in (x) the sum of all non-Defaulting Lenders’ Aggregate Credit Exposure plus such Defaulting Lender’s Participant LC Exposure exceeding the total of all non-Defaulting Lenders’ Commitments or (y) the Dollar Equivalent of any non-Defaulting Lender’s Credit Exposure exceeding its Commitment; provided that, subject to the provisions of Section 10.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(ii)
    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Specified Account Party shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the applicable Issuing Lender (in a form reasonably acceptable to such Issuing Lender) only such Specified Account Party’s obligations corresponding to such Defaulting Lender’s Participant LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such Participant LC Exposure is outstanding;
(iii)
    if the applicable Account Party cash collateralizes any portion of such Defaulting Lender’s Participant LC Exposure in accordance with clause (ii) above that has not been reallocated pursuant to clause (i) above, no Specified Account Party shall be required to pay any fees to such Defaulting Lender pursuant to Section 2.12 with respect to such Defaulting Lender’s Participant LC Exposure during the period such Defaulting Lender’s Participant LC Exposure is cash collateralized;
(iv)
    if the Participant LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12 shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)
    if all or any portion of such Defaulting Lender’s Participant LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all fees payable under Section 2.12 with respect to such Defaulting Lender’s Participant LC Exposure shall be payable to the Administrative Agent until and to the extent that such Participant LC Exposure is reallocated and/or cash collateralized; and
(d)
    so long as such Lender is a Defaulting Lender, no Issuing Lender with respect to a Fronted Letter of Credit or Non-Syndicated Letter of Credit shall be required to issue, amend or increase any Fronted Letter of Credit or Non-Syndicated Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Participant LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Obligors in accordance with clause (c) above, and participating interests in any newly issued or increased Fronted Letter of Credit or Non-Syndicated Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with clause (c)(i) above (and such Defaulting Lender shall not participate therein).
In the event that the Administrative Agent, XL Group and each Issuing Lender each agrees in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans or participations in LC Disbursements of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments hereunder (without giving effect to Section 2.20(c)(i)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Account Party while that Lender was a Defaulting Lender; and provided, further, that, subject to the terms of Section 10.18, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 2.21
    Extension.
(a)
    Not earlier than 60 days and not later than 30 days prior to each anniversary of the Effective Date, but on no more than two occasions during the term of this Agreement, XL Group may, by written notice (an “Extension Request”) to the Administrative Agent (who shall promptly notify the Lenders) request an extension to the Commitment Termination Date then in effect (which extension shall be for a period of one year). Such notice shall set forth the date on which such extension is requested to become effective (which shall not be less than 15 Business Days or more than 45 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent).
(b)
    Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 10 Business Days after the date on which the Administrative Agent received XL Group’s Extension Request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each applicable Lender that determines to so extend its Commitment Termination Date then in effect, an “Extending Lender”).  Each Lender that determines not to so extend its Commitment Termination Date then in effect (a “Non-Extending Lender”), shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender.  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by XL Group for any extension of the Commitment Termination Date.
(c)
     The Administrative Agent shall notify XL Group of each applicable Lender’s determination under this Section no later than the date that is 10 Business Days prior to the applicable date of extension requested by XL Group.
(d)
    An extension shall be effected pursuant to an agreement (an “Extension Agreement”) executed and delivered by each Account Party, Guarantor, each applicable Extending Lender and the Administrative Agent with the consent of the Required Lenders; provided that no extension shall become effective unless on the date of effectiveness thereof:

(i)
    no Default shall have occurred and be continuing,
(ii)
    the representations and warranties of the Account Parties set forth in this Agreement shall be true and correct in all material respects on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) except where such representations and warranties are conditioned by materiality or Material Adverse Effect and then such representations and warranties shall be true and correct in all respects; and
(iii)
    the Administrative Agent shall have received a certificate from XL Group signed by a Financial Officer of XL Group (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by each Account Party approving or consenting to such extension.
(e)
    The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement.
(f)
    Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.21, including any amendments necessary to treat the applicable Loans and/or Commitments of the accepting Lenders as a new “class” of commitments hereunder; provided that XL Group shall have the right to replace any Lender that does not agree to become an Extending Lender in accordance with Section 2.19(b) with any NAIC Approved Bank (or any other Person whose obligations in respect of Letters of Credit shall be confirmed by a NAIC Approved Bank) that will agree to such Extension Request.
(g)
    On each existing Commitment Termination Date applicable to each Non-Extending Lender, (i) the Commitment of such Non-Extending Lender that was not extended shall automatically terminate on such date and (ii) XL group shall repay such Non-Extending Lender all of the obligations owing to it under this Agreement, and the Administrative Agent shall administer any necessary reallocation of the applicable LC Exposures (without regard to any pro rata requirements contained elsewhere in this Agreement).
(h)
    This Section shall supersede any provisions in Section 2.18 or Section 10.02 to the contrary.
SECTION 2.22
    Absence of Rating. In the event that XL Bermuda ceases to receive a financial strength rating from A.M. Best & Co. (or its successor), XL Bermuda shall no longer be entitled to request (i) the issuance of further Letters of Credit hereunder or (ii) the borrowing of Loans hereunder.
ARTICLE III

GUARANTEE

SECTION 3.01
    The Guarantee. Each Guarantor hereby jointly and severally irrevocably guarantees to each Lender, the Existing Agent and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to each of the Account Parties and Reimbursement Obligations and interest thereon of each Specified Account Party (other than such Guarantor in its capacity as an Account Party hereunder) and all other amounts from time to time owing to the Lenders (including interest or fees accruing after the filing of a petition or commencement of a case by or with respect to any Account Party seeking relief under any bankruptcy, insolvency, reorganization, moratorium, examination or similar laws of general applicability affecting the enforcement of creditors’ rights, whether or not the claim for such interest or fees is allowed in such proceedings), the Existing Agent or the Administrative Agent by such Account Parties under this Agreement or any other Credit Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). Each Guarantor hereby further jointly and severally agrees that if any Account Party (other than such Guarantor in its capacity as an Account Party hereunder) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This is a guarantee of payment and not collection.
SECTION 3.02
    Obligations Unconditional. To the fullest extent permitted by applicable law, the obligations of the Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Account Parties under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release, non-perfection or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances (and any defenses arising from the foregoing are hereby waived to the extent permitted by applicable law). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:
(i)
    at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(ii)
    any law or regulation of any jurisdiction, or the occurrence of any other event, affecting any Guaranteed Obligation;
(iii)
    any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted; or

(iv)
    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
and any other defenses arising from the foregoing are hereby waived to the extent permitted by applicable law.
The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Existing Agent or any Lender exhaust any right, power or remedy or proceed against any Account Party under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.
SECTION 3.03
    Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Account Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent, the Existing Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent, the Existing Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
SECTION 3.04
    Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against any Account Party or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
SECTION 3.05
    Remedies. To the fullest extent permitted by applicable law, the Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Account Parties under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Account Party and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by any Account Party) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

SECTION 3.06
    Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
SECTION 3.07
    Rights of Contribution. The Guarantors (other than XL Group) hereby agree, as between themselves, that if any such Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor (other than XL Group) shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.
For purposes of this Section, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors (other than XL Group) exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors under this Article III) of all of the Guarantors (other than XL Group), determined as of the date of the relevant payment.
SECTION 3.08
    General Limitation on Guarantee Obligations. In any action or proceeding involving any corporate law, or any bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.07, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent, the Existing Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
XL Group, and to the extent any representation pertains specifically to any Obligor, XL Group and, with respect to itself only, such Obligor, represents and warrants to the Lenders that:
SECTION 4.01
    Organization; Powers. Each Obligor is duly organized, validly existing and, to the extent such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent such concept is applicable in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required.
SECTION 4.02
    Authorization; Enforceability. The Transactions are within each Obligor’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor party hereto and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor, in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, examination or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
SECTION 4.03
    Governmental Approvals; No Conflicts. The Transactions and the entry into this Agreement (a) do not require any consent or approval of (including any exchange control approval), registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation material to any Obligor or the charter, by-laws, bye-laws or other organizational documents of each Obligor or any order of any Governmental Authority material to any Obligor, (c) will not violate or result in a default under any material indenture, material agreement or other material instrument binding upon each Obligor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person and (d) will not result in the creation or imposition of any Lien on any asset of any Obligor other than Liens permitted under Section 7.03.
SECTION 4.04
    Financial Condition; No Material Adverse Change.
(a)
    Financial Condition. XL Group has heretofore furnished to the Lenders the financial statements specified in (i) Section 6.01(a)(i) with respect to the fiscal year ended December 31, 2015 (as provided in XL Group’s Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2015) and (ii) Section 6.01(c)(i) with respect to the fiscal quarter ended March 31, 2016 (as provided in XL Group’s Report on Form 10-Q filed with the SEC for the fiscal quarter ended March 31, 2016). Such financial statements present fairly in all material respects the financial position and results of operations of XL Group and its consolidated Subsidiaries as of such date and for such period on a consolidated basis in accordance with GAAP subject, in the case of the quarterly financial statements described in clause (a)(ii) to normal year-end audit adjustments and the absence of footnotes.

(b)
    No Material Adverse Change. Since December 31, 2015, there has been no material adverse change in the assets, business, financial condition or operations of XL Group and its Subsidiaries, taken as a whole, except as disclosed in filings made by XL Group prior to the Effective Date with the SEC pursuant to the Securities Exchange Act of 1934, as amended.
SECTION 4.05
    Litigation and Environmental Matters.
(a)
    Actions, Suits and Proceedings. Except as disclosed in Schedule III or as routinely encountered in claims activity, there are no material actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of XL Group, threatened against or affecting XL Group or any of its Significant Subsidiaries (i) as to which an adverse determination that would, individually or in the aggregate, result in a Material Adverse Effect is likely or (ii) that involve this Agreement or the Transactions.
(b)
    Environmental Matters. Except as disclosed in Schedule IV and except with respect to any other matters that, individually or in the aggregate, would not be likely to result in a Material Adverse Effect, there are no claims with respect to any Environmental Liability now pending against or, to the knowledge of XL Group, threatened against or affecting XL Group or any of its Significant Subsidiaries.
Schedules III and IV referred to in this Section 4.05 shall be deemed automatically updated from time to time to include disclosures included in filings made by XL Group or XLIT with the SEC pursuant to the Securities Exchange Act of 1934, as amended, after the Effective Date, it being understood, however, that any such updates shall not affect or limit in any manner any of the obligations of the Account Parties under this Agreement in effect immediately prior to such disclosure and shall not be taken into account for purposes of the last paragraph of Section 2.09(c), Section 5.02 and clause (c) of Article VIII.
SECTION 4.06
    Compliance with Laws. Each Account Party and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.07
    Investment Company Status. No Account Party is required to be registered under the Investment Company Act of 1940.
SECTION 4.08
    Taxes. Each Account Party and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to file any such Tax return or pay any such Taxes could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.09
    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) the present value of all accumulated benefit obligations under each Plan, did not, as of the close of its most recent plan year, exceed the fair market value of the assets of such Plan allocable to such accrued benefits (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder); and (b) the present value of all accumulated benefit obligations of all underfunded Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder).
Except as could not reasonably be expected to result in a Material Adverse Effect, (i) all contributions required to be made by any Obligor or any of their Subsidiaries with respect to a Non-U.S. Benefit Plan have been timely made, (ii) each Non-U.S. Benefit Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with the applicable Governmental Authority and (iii) neither any Obligor nor any of their Subsidiaries has incurred any obligation in connection with the termination or withdrawal from any Non-U.S. Benefit Plan.
SECTION 4.10
    Disclosure. The reports, financial statements, certificates or other information (other than projections and information of a general economic or general industry nature) furnished by each Account Party to the Lenders in connection with the negotiation of this Agreement or delivered hereunder, when taken together with all reports, statements, schedules and other information publicly filed with the SEC, taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date made; provided that, with respect to projected financial information contained in such materials, such Account Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made, it being recognized by Lenders that such projections are as to future events and are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.
SECTION 4.11
    Use of Credit. No Account Party nor any such Account Party and its Subsidiaries, taken as a whole, is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no Letter of Credit will be used for any purpose that entails a violation of any of the regulations of the Board with respect to Margin Stock. The purchase of any Margin Stock with the proceeds of any Loan will not be in violation of Regulation U or X of the Board and, after applying the proceeds of such Loan, not more than 25 percent of the value of the assets of any Account Party will be Margin Stock.
SECTION 4.12
    Subsidiaries. Set forth in Schedule V is a complete and correct list of all of the Subsidiaries of XL Group as of March 31, 2016, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary,

(ii) each Person holding ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule V, as of the date hereof, (x) each of XL Group and its Subsidiaries owns, free and clear of Liens (other than Liens permitted under Section 7.03), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule V, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) except as disclosed in filings of XL Group with the SEC prior to the date hereof, there are no outstanding Equity Rights with respect to any Account Party (other than XL Group).
SECTION 4.13
    Stamp Taxes. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any promissory notes evidencing Loans made (or to be made), it is not necessary, as of the date hereof, that this Agreement or such promissory notes or any other document be filed or recorded with any Governmental Authority in Bermuda or Ireland or that any stamp or similar tax be paid on or in respect of this Agreement in any such jurisdiction, or such promissory notes or any other document other than (i) such filings and recordations that have already been made and such stamp or similar taxes that have been paid; and (ii) any Assignment and Assumption or other document pursuant to which a Lender assigns, transfers, novates or otherwise disposes of any of its rights or obligations under a Credit Document.
SECTION 4.14
    Legal Form. This Agreement any such promissory notes evidencing Loans made (or to be made) is in proper legal form as of the date hereof under the laws of any Account Party Jurisdiction for the admissibility thereof in the courts of such Account Party Jurisdiction.
SECTION 4.15
    Anti-Corruption Laws and Sanctions. XL Group has implemented and maintains policies and procedures reasonably designed to promote and achieve compliance in all material respects by XL Group and its Subsidiaries with applicable Sanctions and Anti-Corruption Laws. Neither XL Group nor any of its Subsidiaries, and to XL Group’s and such Subsidiary’s knowledge, none of their respective directors, officers or employees, or, to the knowledge of XL Group, any agent of XL Group or any Subsidiary that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person.
ARTICLE V

CONDITIONS
SECTION 5.01
    Effective Date. The obligations of the Lenders (or the Issuing Lender, as the case may be) to issue Letters of Credit and/or to make Loans hereunder initially are subject to the receipt by the Administrative Agent of each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):
(a)
    Executed Counterparts. From each party hereto either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(b)
    Opinions of Counsel to the Obligors. Opinions, each dated the Effective Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel for the Obligors and opinions provided by counsel to the applicable Obligors in the jurisdictions of Ireland, the Cayman Islands, Bermuda, England and Wales and Switzerland, in each case, reasonably satisfactory to the Administrative Agent and its counsel.
(c)
    Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing, if applicable, of the Obligors, the authorization of the Transactions, including incumbency and specimen signature certificates, and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(d)
    Officer’s Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of XL Group, confirming compliance with the conditions set forth in clauses (a) and (b) of the first sentence of Section 5.02.
(e)
    Existing Credit Agreements. Evidence reasonably satisfactory to the Administrative Agent that (i) the Commitments under (and as defined in) the Existing Secured Credit Agreement and the Existing Unsecured Credit Agreement shall be terminated substantially simultaneously with the effectiveness of this Agreement and (ii) all amounts due and payable under the Existing Secured Credit Agreement and the Existing Unsecured Credit Agreement shall be paid substantially simultaneously with the effectiveness of this Agreement and, in the case of the Existing Secured Credit Agreement, all liens securing the debt thereunder shall be terminated and released in a manner reasonably acceptable to the Administrative Agent substantially simultaneously with the effectiveness of this Agreement.
(f)
    Assignment Agreement. Evidence reasonably satisfactory to the Administrative Agent that the lenders under the Existing Unsecured Credit Agreement have entered into an assignment agreement with the Lenders hereunder pursuant to which such lenders assign their obligations under the Existing Syndicated Letters of Credit to the Lenders.
(g)
    Secured Facility. Evidence reasonably satisfactory to the Administrative Agent of the entry into the Secured Credit Agreement by the Account Parties (other than Catlin Underwriting).
(h)
    Financial Statements. Receipt by the Administrative Agent of the financial statements specified in Section 6.01(c)(i) with respect to each fiscal quarter ended subsequent to the fiscal year ended December 31, 2015 and ended at least 60 days prior to the Effective Date (it being understood that delivery to the Administrative Agent of XL Group’s Reports on Form 10-Q filed with the SEC shall satisfy the financial statement delivery requirements under this Section 5.01(h)).

(i)
    Redomestication Transactions. The Administrative Agent shall have received reasonably satisfactory evidence that the Redomestication Transactions shall have been consummated. For purposes of this clause (i), “Redomestication Transactions” means the series of transactions whereby XL Group plc, an Irish public limited company, and its subsidiaries (collectively, the “XL Group of Companies”) effect a change in the jurisdiction of incorporation of the parent company of the XL Group of Companies from Ireland to Bermuda pursuant to which (i) XL Group plc will become a subsidiary of XL Group and (ii) the shareholders of XL Group plc will become the shareholders of XL Group.
(j)
    Existing Agent Fees. The Existing Agent shall have received payment of all fees payable to the Existing Agent, for its own account, with respect to this Agreement on the date hereof in the amounts separately agreed upon between XL Group and the Existing Agent.
(k)
    PATRIOT Act, etc. Such documentation and other information requested by the Administrative Agent and the Lenders in order to comply with requirements of any anti-money laundering laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations.
(l)
    Other Documents. Such other customary documents as the Administrative Agent or any Lender may reasonably request.
The obligation of any Lender to make its initial extension of credit or initial issuance of a Letter of Credit hereunder is also subject to the payment by XL Group of such fees as XL Group shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Sidley Austin LLP, counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the extensions of credit hereunder (to the extent that reasonably detailed statements for such fees and expenses have been delivered to XL Group two Business Days prior to the Effective Date).
The Administrative Agent shall notify the Account Parties and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 5.02
    Each Credit Event. The obligation of each Lender to issue, continue, amend, renew or extend any Letter of Credit or to make any Loan at any time is additionally subject to the satisfaction of the following conditions:
(a)
    the representations and warranties of the Obligors set forth in this Agreement (other than, at any time after the Effective Date, in Section 4.04(b)) shall be true and correct on and as of the date of issuance, continuation, amendment, renewal or extension of such Letter of Credit or the date of the making of such Loan, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(b)
    at the time of and immediately after giving effect to the issuance, amendment, renewal or extension of such Letter of Credit or the making of such Loan, as applicable, no Default shall have occurred and be continuing;

(f)
     in the case of any Specified Alternative Currency Letter of Credit, receipt by the Administrative Agent of a request for offers as required by Section 2.04; and
(g)
    solely with respect to the making of any Loan to a Swiss Account Party or the issuance, amendment, renewal or extension of any Letter of Credit for the account of any Swiss Account Party, such Swiss Account Party is in compliance with the Swiss Withholding Tax Rules at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, provided that a Swiss Account Party shall not be in breach of this condition if its number of creditors in respect of the Swiss Withholding Tax Rules is exceeded solely by reason of (i) a failure by one or more Lenders to comply with their obligations under Section 10.04(i) or (ii) one or more Lenders misrepresenting its status as a Qualifying Bank or Permitted Non-Qualifying Lender. For purposes of determining the total number of creditors which are not Qualifying Banks under this Section 4.02(d), the Swiss Account Parties shall assume that there are ten (10) Lenders that are not Qualifying Banks under this Agreement.
Each issuance, continuation, amendment, renewal or extension of a Letter of Credit and each borrowing of a Loan shall be deemed to constitute a representation and warranty by the Obligors on the date thereof as to the matters specified in clauses (a), (b) and (f) of the immediately preceding sentence.
ARTICLE VI

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, XL Group, and to the extent any covenant applies specifically to any Obligor or its financial statements, XL Group and, with respect to itself only, such Obligor, covenants and agrees with the Lenders that:
SECTION 6.01
    Financial Statements and Other Information. The Administrative Agent will receive:
(a)
    by April 10 of each year, (i) the audited balance sheet and related statements of operations, stockholders’ equity and cash flows of XL Group and its consolidated Subsidiaries as of the end of and for the immediately preceding fiscal year, setting forth in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if such figures were already produced for such corresponding period), reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of XL Group and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that delivery to the Lenders of XL Group’s Report on Form 10-K filed with the SEC shall satisfy the financial statement delivery requirements under this clause (i) so long as the financial information required to be contained in such report is substantially the same as the financial information required under this clause (i)); and (ii) the unaudited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows of XLIT and its consolidated Subsidiaries as of the end of and for the immediately preceding fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if such figures were already produced for such corresponding period), certified by a Financial Officer of XLIT as presenting fairly in all material respects the financial condition and results of operations of XLIT and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(b)
    (i) by June 30 of each year, the balance sheet and related statements of operations and stockholders’ equity of each of XL Bermuda, XL Re Europe, XL Insurance, XL Life, Catlin Insurance, Catlin Switzerland and Catlin Underwriting (in each case, in the event consolidated financial statements are prepared in the ordinary course of business, prepared in a manner that consolidates the applicable consolidated Subsidiaries) as of the end of and for the immediately preceding year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if such figures were already produced for such corresponding period), in each case audited and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than a qualification related to the maturity hereof or any other Indebtedness or potential non-compliance with any financial covenant hereunder) in accordance with GAAP, Local GAAP, SAP or SFR, as the case may be, consistently applied and (ii) by June 30 of each year, the unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of XL America and its consolidated Subsidiaries as of the end of and for the immediately preceding fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if such figures were already produced for such corresponding period), certified by a Financial Officer of XL America as presenting fairly in all material respects the financial condition and results of operations of XL America and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)
    within 60 days after the end of each of the first three fiscal quarters of each fiscal year of XL Group, (i) the unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of XL Group and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year (if such figures were already produced for such corresponding period or periods), all certified by a Financial Officer of XL Group as presenting fairly in all material respects the financial condition and results of operations of XL Group and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that delivery to the Lenders of XL Group’s Report on Form 10-Q filed with the SEC shall satisfy the financial statement delivery requirements under this clause (i) so long as the financial information required to be contained in such report is substantially the same as the financial information required under this clause (i)); and (ii) an unaudited balance sheet and related statements of operations and shareholders’ equity of XLIT (in the event consolidated financial statements are prepared in the ordinary course of business, prepared in a manner that consolidates the applicable consolidated Subsidiaries) as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of ) the corresponding period or periods of the previous fiscal year (if such figures were already produced for such corresponding period or periods), all certified by a Financial Officer of XLIT as presenting fairly in all material respects the financial condition and results of operations of XLIT (or, if applicable, of XLIT and its consolidated Subsidiaries on a consolidated basis) in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d)
    concurrently with any delivery of financial statements under paragraphs (a) and (c)(i) of this Section, a certificate signed on behalf of each applicable Account Party by a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.03, 7.04, 7.05 and 7.06 and (iii) stating whether any change in GAAP, Local GAAP, SAP or SFR or in the application thereof has occurred since the date of the financial statements referred to in Section 4.04 and, if any such change has occurred, specifying any material effect of such change on the financial statements accompanying such certificate;
(e)
    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by such Account Party or any of its respective Significant Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any U.S. or other securities exchange, or distributed by such Account Party to its shareholders generally, as the case may be; and
(f)
    promptly following any request therefor, such other information regarding compliance with the terms of this Agreement or the operations, business affairs and financial condition of XL Group or any of its Subsidiaries, as the Administrative Agent or the Required Lenders may reasonably request.
Upon the Administrative Agent's receipt of items under this Section 6.01, the Administrative Agent shall promptly furnish such items to each Lender.
SECTION 6.02
    Notices of Material Events. Each Account Party will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)
    the occurrence of any Default; and
(b)
    any event or condition constituting, or which could reasonably be expected to have a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the relevant Account Party setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by such Account Party with respect thereto.

SECTION 6.03
    Preservation of Existence and Franchises. Each Obligor will maintain its corporate existence and its material rights and franchises in full force and effect in its jurisdiction of incorporation; provided that the foregoing shall not prohibit (x) any merger, consolidation or amalgamation permitted under Section 7.01 or (y) any Disposition permitted under Section 7.02 and any subsequent dissolution or liquidation of the Person making such Disposition. Each Account Party will qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a Material Adverse Effect.
SECTION 6.04
    Insurance. XL Group will, and will cause each of its Significant Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties in such amounts as is customary in the case of corporations engaged in the same or similar businesses having similar properties similarly situated, provided, however, that the foregoing shall not impose on XL Group or any Significant Subsidiary of XL Group any obligation to enter into any reinsurance agreements.
SECTION 6.05
    Maintenance of Properties. XL Group will, and will cause each of its Significant Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by and used or useful in its business and will make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times except if the failure to do so would not have a Material Adverse Effect, provided, however, that the foregoing shall not impose on XL Group or any Significant Subsidiary of XL Group any obligation in respect of any property leased by XL Group or such Significant Subsidiary in addition to XL Group’s obligations under the applicable document creating XL Group’s or such Significant Subsidiary’s lease or tenancy.
SECTION 6.06
    Payment of Taxes. Each Account Party will, and will cause each of its Subsidiaries to, pay or discharge, on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income; provided that, such Account Party or such Subsidiary need not pay or discharge any such tax, assessment, charge, levy or claim (i) so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP, Local GAAP, SAP or SFR, as the case may be, shall have been made therefor or (ii) so long as such failure to pay or discharge would not have a Material Adverse Effect.
SECTION 6.07
    Financial Accounting Practices. Each Account Party will, and will cause each of its consolidated Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements required under Section 6.01 in conformity in all material respects with GAAP, Local GAAP, SAP and SFR, as applicable, and to maintain accountability for assets.
SECTION 6.08
    Compliance with Applicable Laws. Each Account Party will, and will cause each of its Subsidiaries to, comply with all applicable Laws (including but not limited to the Bermuda Companies Law or Bermuda Insurance Law) in all respects, the non-compliance with which would have a Material Adverse Effect.

SECTION 6.09
    Use of Letters of Credit and Loan Proceeds. Each Account Party will use the Letters of Credit issued for its account hereunder in the ordinary course of business of, and will use the proceeds of all Loans made to it for the general corporate purposes of, such Account Party and its Affiliates. For the avoidance of doubt, the parties agree that any Account Party may apply for a Letter of Credit hereunder to support the obligations of any Affiliate of XL Group, it being understood that such Account Party shall nonetheless remain the account party and as such be liable with respect to such Letter of Credit.

SECTION 6.10
    Continuation of and Change in Businesses. XL Group and its Significant Subsidiaries, taken as a whole, will continue to engage in substantially the same business or businesses they engaged in (or propose to engage in) on the date of this Agreement and businesses related or incidental thereto; provided that the foregoing shall not prohibit any Disposition permitted under Section 7.02.
SECTION 6.11
    Visitation. XL Group will permit such Persons as the Administrative Agent may reasonably designate to visit and inspect any of the properties (including books and records) of XL Group and the other Account Parties, to discuss its affairs with its financial management, and to provide such other information relating to the business and financial condition of XL Group and such Account Parties as the Administrative Agent may reasonably request; provided that such visitations shall be limited to once per calendar year unless an Event of Default has occurred and is continuing and all such visitations shall be at reasonable times during normal business hours and upon reasonable advance notice.
SECTION 6.12
    Anti-Corruption Laws; OFAC. Each Account Party will not request any Borrowing or Letter of Credit, and XL Group shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers and employees shall not use, the proceeds of any Borrowing or Letter of Credit:
(a)
    in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws; or
(b)
    for the purpose of financing any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, that at the time of such financing is the subject of applicable Sanctions.
ARTICLE VII

NEGATIVE COVENANTS
Until the Commitments have expired or terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, XL Group, and to the extent any covenant applies specifically to any Obligor, such Obligor, with respect to itself only, covenants and agrees with the Lenders that:

SECTION 7.01
    Mergers. No Obligor will merge with or into, or amalgamate or consolidate with, any other Person, except:
(a)
    any Account Party may merge with or into, or amalgamate or consolidate with, any other Account Party or any Subsidiary; provided that, if an Account Party is not the surviving Person of such merger, amalgamation or consolidation, the obligations hereunder of such Account Party with respect to any Loans made to it or outstanding Letters of Credit issued for its account have been or substantially concurrently with such merger, amalgamation or consolidation will be (i) assumed by another Account Party (including any Successor Account Party), (ii) terminated or expired or (iii) dealt with in any other manner reasonably satisfactory to the Administrative Agent (after consultation with the Lenders); provided further that, if XL Group is party to any such merger, amalgamation or consolidation, XL Group shall be the surviving Person;
(b)
    any Obligor may amalgamate with any Person, including a Subsidiary; provided that the surviving Person is a Wholly-Owned Subsidiary of XL Group; provided further that, if an Obligor is not the surviving Person of such amalgamation, the obligations hereunder of such Obligor with respect to any Loans and Letters of Credit have been or substantially concurrently with such amalgamation will be (i) assumed by another Obligor (including any Successor Account Party), (ii) terminated or expired or (iii) dealt with in any other manner reasonably satisfactory to the Administrative Agent (after consultation with the Lenders); and provided further that, if XL Group is party to any such amalgamation, XL Group shall be the surviving Person;
(c)
    any Guarantor that is not an Account Party may merge with or into, or amalgamate or consolidate with, any other Guarantor; provided that, if XL Group is party to any such merger, amalgamation or consolidation, XL Group shall be the surviving Person;
(d)
    any Obligor may merge with or into, or amalgamate or consolidate with, any other Person, including a Subsidiary, if such Obligor shall be the surviving Person and no Event of Default shall occur and be continuing or shall exist at the time of such merger, amalgamation or consolidation or immediately thereafter and after giving effect thereto;
(e)
    any Subsidiary that is not an Obligor may merge with or into, or amalgamate or consolidate with, any other Subsidiary that is not an Obligor; or
(f)
    XL Group may merge with or into, or amalgamate or consolidate with any other Person in a transaction that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of XL Group (other than the cancellation of any outstanding shares of XL Group held by the Person with whom it merges, amalgamates or consolidates); provided that XL Group shall be the surviving Person;
(g)
    any Obligor may enter into a merger, amalgamation or consolidation which is effected solely to change the jurisdiction of incorporation of such Obligor to Bermuda, the Cayman Islands, Ireland, Switzerland, the United States (including any State thereof or the District of Columbia) or any country in the United Kingdom so long as the requirements of clauses (ii), (iv), (v) and (vi) of the definition of “Successor Account Party” are satisfied with respect to such Obligor after giving effect to such transaction.

For the avoidance of doubt, in the event of an amalgamation, the amalgamated entity shall constitute the surviving Person.
SECTION 7.02
    Dispositions. No Account Party will, nor will it permit any of its Significant Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section as a “Disposition” and any series of related Dispositions constituting but a single Disposition), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:
(a)
    Dispositions in the ordinary course of business involving (i) current assets or other invested assets classified on such Account Party’s or Significant Subsidiary’s or their respective Subsidiaries’ balance sheet as available for sale or as a trading account or as held to maturity, (ii) investments in Affiliates (which are not Subsidiaries) such as closed end funds, limited partnerships, limited liability companies and similar investment vehicles, including funds managed by investment manager Affiliates, that, in each case, are accounted for under the equity method of accounting or (iii) equity interests in investment funds and limited partnerships and unrated tranches of collateralized debt obligations for which an Account Party or Significant Subsidiary or their respective Subsidiaries do not have sufficient rights of ownership to follow the equity method of accounting and other investments that may be classified as “Other Investments”, “Other Assets”, “Other Liabilities” or “Cash Equivalents” on the balance sheet of XL Group and its consolidated Subsidiaries;
(b)
    Dispositions, the net cash proceeds of which, which when aggregated with the net cash proceeds of any other such Dispositions consummated after the Effective Date pursuant to this Section 7.02(b) in the same fiscal year of XL Group will not exceed 15% of Consolidated Total Assets;
(c)
    Dispositions consisting of obsolete, worn out or surplus assets or property or of non-core assets acquired in connection with an acquisition or other investments;
(d)
    Dispositions from an Account Party to any other Account Party;
(e)
    Dispositions from a Subsidiary that is not an Account Party or Guarantor to XL Group or any Subsidiary of XL Group; provided that any such sale by a Wholly-Owned Subsidiary must be to XL Group or another Wholly-Owned Subsidiary;
(f)
    Dispositions from a Guarantor that is not an Account Party to another Guarantor;
(g)
    Dispositions of securitized assets (including notes, bonds and other securities or accounts receivable) in connection with securitizations of such assets that in each case are entered into in connection with the conduct of business or the management of assets or liabilities of XL Group or any of its Subsidiaries; or
(h)
    the Disposition of all or any portion of the life reinsurance operations (the “Life Operations”) conducted directly or indirectly by any Account Party or Significant Subsidiary (including through the Disposition of a Subsidiary that conducts Life Operations); provided that, if, after giving effect to such Disposition, such Account Party would no longer exist or have any operations, such Disposition shall only be permitted if the obligations hereunder of such Account Party with respect to any outstanding Letters of Credit issued for its account have been (i) assumed by another Account Party, (ii) terminated or expired or (iii) dealt with in any other manner reasonably satisfactory to the Administrative Agent (after consultation with the Lenders).
SECTION 7.03
    Liens. No Account Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets, tangible or intangible, now owned or hereafter acquired by it, except:
(a)
    Liens securing Indebtedness incurred under the Secured Credit Agreement or the Existing Secured Credit Agreement or otherwise granted under the security documents described therein (including extensions, renewals and replacements thereof) ;
(b)
    Liens existing on the date hereof listed in Part B of Schedule II, and, extension, renewal and replacement Liens upon the same property, provided that the principal amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing (other than with respect to increased amounts attributable to unpaid accrued interest and premiums (including tender premiums) on the amounts secured, any committed or undrawn amounts, defeasance costs and underwriting discounts, fees, commissions and expenses associated with such secured amount);
(c)
    Liens securing Indebtedness or other obligations of an Account Party or any Subsidiary of any Account Party in an aggregate principal amount not exceeding 20% of Consolidated Net Worth as of the last day of the fiscal year of XL Group that has most recently ended at the time of incurrence, and covering assets whose market value is not materially greater than the amount of the Indebtedness or obligations secured thereby plus a commercially reasonable margin;
(d)
    Liens on cash, securities and other assets of an Account Party or any of its Subsidiaries incurred as part of treasury management or the management of its investment portfolio including, but not limited to, (i) any custody, investment management or other service provider arrangements, (ii) stock or securities loans, repurchase agreements and reverse repurchase agreements, (iii) buy/sell agreements or prime brokerage agreements, and (iv) Liens created pursuant to any International Swaps and Derivatives Association, Inc. (“ISDA”) documentation or any Specified Transaction Agreement in accordance with the applicable investment policies of XL Group and its Subsidiaries as in effect as of the date of entry into the ISDA or Specified Transaction Agreement;
(e)
    Liens on cash and securities not to exceed $1,250,000,000 in the aggregate securing obligations of an Account Party or any of its Subsidiaries arising under any ISDA documentation or any other Specified Transaction Agreement (it being understood that, Liens permitted under this clause (e) are in addition to the Liens permitted under clause (d) above and in no event shall this clause (e) preclude any Person (other than any Subsidiary of XL Group) in which XL Group or any of its Subsidiaries shall invest (each an “investee”) from granting Liens on such Person’s assets to secure hedging obligations of such Person, so long as such obligations are non-recourse to XL Group or any of its Subsidiaries (other than any investees)), provided that, for purposes of determining the aggregate amount of cash and/or securities subject to such Liens under this clause (e), the aggregate amount of cash and/or securities on which any Account Party or any Subsidiary shall have granted Liens in favor of the counterparties of such Account Party or such Subsidiary at any time shall be netted against the aggregate amount of cash and/or securities on which such counterparties shall have granted Liens in favor of such Account Party or such Subsidiary, as the case may be, at such time, so long as the relevant agreements between such Account Party or such Subsidiary, as the case may be, provide for the netting of their respective obligations thereunder;
(f)
    Liens on assets received, and on actual or imputed investment income on such assets received incurred as part of the business of any Account Party or any of its Subsidiaries including activities utilizing ISDA documentation or any Specified Transaction Agreement relating and identified to specific insurance payment liabilities or to liabilities arising in the ordinary course of any Account Parties’ or any of their Subsidiary’s business as an insurance or reinsurance company (including GICs and Stable Value Instruments) or corporate member of The Council of Lloyd’s or as a provider of financial or investment services or contracts, or the proceeds thereof (including GICs and Stable Value Instruments), in each case held in a segregated trust, trust or other account and securing such liabilities; provided that in no case shall any such Lien secure Indebtedness and any Lien which secures Indebtedness shall not be permitted under this clause (f);
(g)
    Liens on assets securing Exempt Indebtedness of any Person (other than XL Group or any of its Affiliates) in the event such Exempt Indebtedness is consolidated on the consolidated balance sheet of XL Group and its consolidated Subsidiaries in accordance with GAAP;
(h)
     Liens on assets subject to any trust or other account arising out of or as a result of contractual, regulatory or other requirements; provided that in no case shall any such Lien secure Indebtedness and any Lien which secures Indebtedness shall not be permitted under this clause (h);
(i)
    Liens arising from taxes, assessments, charges, levies or claims described in Section 6.06 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under Section 6.06;
(j)
    Liens on property securing all or part of the purchase price thereof and Liens (whether or not assumed) existing on property at the time of purchase thereof by any Account Party or any of its Subsidiaries (and extension, renewal and replacement Liens upon the same property); provided (i) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and (ii) the aggregate amount of the obligations secured by all such Liens on any particular property at any time purchased by such Account Party or such Subsidiary, as applicable, shall not exceed 100% of the lesser of the fair market value of such property at such time or the actual purchase price of such property;
(k)
    Liens existing on property of a Person immediately prior to its being consolidated or amalgamated with or merged into any Account Party or any of their Subsidiaries or its becoming a Subsidiary, and Liens existing on any property acquired by any Account Party or any of their Subsidiaries at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed) (and extension, renewal and replacement Liens upon the same property, provided that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing (other than with respect to increased amounts attributable to unpaid accrued interest and premiums (including tender premiums)on the amounts secured, any committed or undrawn amounts, defeasance costs, and underwriting discounts, fees, commissions and expenses associated with such secured amount)), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation, amalgamation or merger or such Person’s becoming a Subsidiary or such acquisition of property and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;
(l)
    zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, such Account Party or any such Subsidiary;
(m)
    statutory and common law Liens of materialmen, mechanics, carriers, warehousemen and landlords and other similar Liens arising in the ordinary course of business;
(n)
    Liens arising in connection with any interest or title of any lessor under any lease or sublease entered into in the ordinary course of business and any other statutory and common law landlords’ liens under leases;
(o)
    Liens arising in connection with any interest or title of any licensor under any license or sublicense entered into in the ordinary course of business;
(p)
    Liens incurred in connection with the bonding of any judgment or otherwise arising out of the existence of judgments or awards not constituting an Event of Default;
(q)
    Liens created pursuant to the second and third to last paragraphs of Article VIII;
(r)
    Liens on cash, securities or other assets in respect of, or deposited or segregated to secure, liabilities under insurance or reinsurance arrangements or regulatory requirements, whether with ceding companies, reinsurance companies, regulators or others, in all cases in the ordinary course of business;
(s)
    Liens not securing indebtedness for borrowed money on cash, securities or other assets arising in the ordinary course of business in connection with structured risk or reinsurance products;
(t)
    Liens in the nature of the right of setoff in favor of counterparties to contractual arrangements in the ordinary course of business;

(u)
    Liens on assets arising in connection with the sale or transfer of such assets in a transaction permitted under this Agreement and customary rights and restrictions set forth in agreements relating to such sale or transfer pending the completion thereof;
(v)
    Liens securing intercompany obligations not prohibited by this Agreement;
(w)
    Liens securing Operating Indebtedness;
(x)
    Liens on, or sales or transfers of, securitized assets (including notes, bonds and other securities or accounts receivable) in connection with securitizations of such assets that in each case are entered into in connection with the conduct of business or the management of assets or liabilities of XL Group or any of its Subsidiaries; provided that no such Lien shall extend to or cover any property or assets other than the assets subject to such securitization (including the proceeds of the foregoing) and related rights under the securitization documents;
(y)
    Liens securing obligations in respect of letters of credit and guarantees issued for insurance or reinsurance purposes, annuity contracts, guaranteed interest contracts and funding agreements entered into in the ordinary course of business; and
(zz)
    Liens securing obligations in an aggregate principal amount not to exceed, at the time of incurrence, the greater of (i) $175,000,000 and (ii) 2.0% of Consolidated Net Worth as of the last day of the fiscal year of XL Group that has most recently ended, and, extension, renewal and replacement Liens with respect thereto, provided that the principal amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing (other than with respect to increased amounts attributable to unpaid accrued interest and premiums (including tender premiums) on the amounts secured, any committed or undrawn amounts, defeasance costs and underwriting discounts, fees, commissions and expenses associated with such secured amount).
For the avoidance of doubt, any obligation imposed pursuant to Section 430(k) of the Code or Sections 303(k) or 4068 of ERISA shall not be permitted hereunder.
SECTION 7.04
    Ratio of Total Financial Debt to Total Capitalization. XL Group will not permit, at the end of each Fiscal Quarter, its ratio of (a) Total Financial Debt to (b) the sum of Total Financial Debt plus Consolidated Net Worth to be greater than 0.35:1.00.
SECTION 7.05
    Consolidated Net Worth. XL Group will not permit, at the end of each Fiscal Quarter, its Consolidated Net Worth to be less than $8,400,000,000.
SECTION 7.06
    Indebtedness. No Account Party will, nor will it permit any of its Subsidiaries to, at any time create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except:

(a)
    Indebtedness created hereunder;
(b)
    Indebtedness incurred under the Secured Credit Agreement;
(c)
    other Indebtedness existing on the date hereof described in Part A of Schedule II, and, extensions, renewals and replacements of, or amendments, modifications, or supplements to, any such Indebtedness that, in each case, do not increase the outstanding principal amount thereof (other than with respect to increased amounts attributable to unpaid accrued interest and premiums (including tender premiums), any committed or undrawn amounts, defeasance costs, and underwriting discounts, fees, commissions and expenses associated therewith);
(d)
    other Indebtedness (including secured reimbursement obligations with respect to letters of credit) of any Account Party or any Subsidiary in an aggregate principal amount (for all Account Parties and their respective Subsidiaries) not exceeding 20% of Consolidated Net Worth as of the last day of the fiscal year of XL Group that has most recently ended at the time of incurrence;
(e)
    Indebtedness incurred in transactions described in Section 7.03(d), Section 7.03(e), Section 7.03(f), Section 7.03(h) and Section 7.03(k);
(f)
    Indebtedness consisting of accounts or claims payable and accrued and deferred compensation (including options) incurred in the ordinary course of business by any Account Party or any Subsidiary;
(g)
    other unsecured Indebtedness, so long as upon the incurrence thereof no Default would occur or exist;
(h)
    Indebtedness for letters of credit and guarantees issued to secure liabilities under any insurance and reinsurance policies, annuity contracts, guaranteed interest contracts and funding agreements entered into in the ordinary course of business;
(i)
    Indebtedness owed by XL Group to any of its Subsidiaries or Indebtedness owed by any Subsidiary to XL Group or any other Subsidiary; and
(j)
    Indebtedness of any Account Party or any Subsidiary of any Account Party borrowed from a third party against the deposit of cash, securities or other assets as part of notional cash pooling arrangements.
SECTION 7.07
    Private Act. No Account Party will become subject to a Private Act other than the X.L. Insurance Company, Ltd. Act, 1989 and the XL Life Ltd Amendment and Consolidation Act 2001.
ARTICLE VIII

EVENTS OF DEFAULT
If any of the following events (“Events of Default”) shall occur:
(a)
    any Account Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)
    any Account Party shall fail to pay any interest on any Loan or LC Disbursement or any fee payable under this Agreement or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 5 or more days;
(c)
    any representation or warranty made or deemed made by any Obligor in or in connection with this Agreement or any amendment or modification hereof, or in any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made (or deemed made) or furnished;
(d)
    any Account Party shall fail to observe or perform any covenant, condition or agreement contained in Section 6.03 (with respect to an Account Party) or clause (b) of Section 6.12 or Article VII (other than Section 7.03);
(e)
    any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to such Obligor;
(f)
    any Account Party or any of its Subsidiaries shall default (i) in any payment of principal of any obligation for borrowed money having an aggregate principal amount of $100,000,000 or more when the same becomes due or payable at its stated final maturity, or in the payment of any amount (determined on a net basis) of $100,000,000 or more under Hedging Agreements when the same becomes due or payable, in each case beyond any period of grace provided with respect thereto, or (ii) in the performance of any other agreement, term or condition contained in any such agreement (other than Hedging Agreements) under which any such obligation in principal amount of $100,000,000 or more is created, if the effect of such default is to cause such obligation to become due prior to its stated final maturity under such agreement; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(g)
    a decree or order by a court having jurisdiction in the premises shall have been entered adjudging any Account Party a bankrupt or insolvent, or approving as properly filed a petition or application seeking reorganization of such Account Party under the Bermuda Companies Law or the Companies Law (2013 Revision) of the Cayman Islands or any other similar applicable Law, or approving any other general suspension of payments as a result of financial distress, moratorium of any material Indebtedness, winding-up, dissolution, administration or reorganization of any Account Party as a result of its financial distress (by way of voluntary arrangement, scheme of arrangement or otherwise) and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of an examiner, receiver, administrative receiver, administrator, compulsory manager or liquidator or trustee or assignee in bankruptcy or insolvency (or any other similar officer) of such Account Party or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days;
(h)
    any Account Party shall institute proceedings to be adjudicated as a voluntary bankrupt or to be wound up, or shall consent to the filing of such a proceeding or any proceeding of analogous effect against it, or shall file a petition, application, answer or consent seeking reorganization under the Bermuda Companies Law or the Companies Law (2013 Revision) of the Cayman Islands or any other similar applicable Law, or shall consent to the filing of any such petition, or shall consent to the appointment of an examiner, receiver, administrative receiver, administrator, compulsory manager or liquidator or trustee or assignee in bankruptcy or insolvency (or any other similar officer) of it or a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate or other action shall be taken by such Account Party in furtherance of any of the aforesaid purposes;
(i)
    one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (except to the extent covered by an insurer that has not denied coverage) shall be rendered against any Account Party or any of its Subsidiaries or any combination thereof and the same shall not have been satisfied, vacated, discharged, stayed (whether by appeal or otherwise) or bonded pending appeal within 90 days from the entry thereof;
(j)
    an ERISA Event (or similar event with respect to any Non-U.S. Benefit Plan) shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and such similar events that have occurred, could reasonably be expected to result in liability of the Account Parties and their Subsidiaries in an aggregate amount exceeding $100,000,000;
(k)
    a Change of Control shall occur;
(l)
    any Account Party ceases to be a Wholly-Owned Subsidiary of XL Group (it being understood, for the avoidance of doubt, that a Default or an Event of Default under this paragraph (l) shall not occur solely as a result of any entity referenced in this paragraph (l) ceasing to maintain its existence in a transaction otherwise permitted under this Agreement); or
(m)
    the guarantee contained in Article III shall terminate or cease, in whole or material part, to be a legally valid and binding obligation of each Guarantor (other than as a result of the resignation of a Guarantor pursuant to Section 10.04(h), a liquidation or dissolution of a Guarantor permitted pursuant to Section 6.03 or a Disposition of a Guarantor otherwise permitted hereunder) or any Guarantor or any Person acting for or on behalf of any of such parties shall contest such validity or binding nature of such guarantee itself, or any such Person shall assert any of the foregoing;
then, and in every such event (other than an event with respect to any Account Party (other than an Account Party that is neither a Guarantor nor a Significant Subsidiary) described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required

Lenders shall, by notice to the Account Parties, take either or both of the following actions, at the same or different times:
(i)
    declare the commitment of the Administrative Agent and each Issuing Lender to issue, amend, extend or otherwise modify any Letter of Credit to be terminated, whereupon such commitments and obligation shall be terminated; and/or
(ii)
    declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Account Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Account Parties; and in case of (x) any event with respect to any Account Party described in clause (g) or (h) of this Article (other than an Account Party that is neither a Guarantor nor a Significant Subsidiary), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Account Parties accrued hereunder, shall automatically become due and payable, and (y) any event with respect to any Account Party that is neither a Guarantor nor a Significant Subsidiary described in clause (g) or (h) of this Article, the Commitments to such Account Party shall automatically terminate and the principal of the Loans outstanding to such Account Party, together with accrued interest thereon and all fees and other obligations of such Account Party accrued hereunder, shall automatically become due and payable, in each case under this clause (y) and the preceding clause (x), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Account Parties.
Notwithstanding anything to the contrary (including the second and third to last paragraphs of this Article VIII), upon the occurrence of an Event of Default described in clause (c) of this Article resulting from a representation made in connection with clause (f) of Section 5.02 with respect to a Swiss Account Party and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the following actions:
(i)
    suspend any commitment of the Administrative Agent and each Issuing Lender to issue for the account of, or amend, extend or otherwise modify any Letter of Credit previously issued for the account of, such Swiss Account Party;
(ii)
    declare the Loans of such Swiss Account Party then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of such Swiss Account Party accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Swiss Account Party; and/or

(iii)
    require such Swiss Account Party to establish and fund an LC Collateral Account (as defined below) in an amount equal to the total LC Exposure as of such date in respect of outstanding Letters of Credit issued for the account of such Swiss Account Party plus any accrued and unpaid interest thereon.
If either (i) an Event of Default shall occur and be continuing or (ii) the Commitment Termination Date has occurred, and XL Group receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral for the Aggregate LC Exposure of all the Lenders pursuant to this paragraph, each Specified Account Party shall immediately deposit into one or more accounts (collectively, the “LC Collateral Accounts”) established and maintained on the books and records of the Administrative Agent, which account may be a “securities account” (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the “Uniform Commercial Code”)), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the total LC Exposure as of such date in respect of outstanding Letters of Credit issued for the account of such Specified Account Party plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Account Party described in clause (g) or (h) of this Article (provided that, with respect to any such Account Party that is neither a Guarantor nor a Significant Subsidiary, such automatic obligation to deposit cash collateral immediately shall be limited to such Account Party only and such deposit shall become due and payable with respect to such Account Party only). Such deposit shall be held by the Administrative Agent as collateral for such LC Exposure under this Agreement, and for this purpose each such Specified Account Party hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in each (if any) of its LC Collateral Accounts and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.
In addition to the provisions of this Article, each Specified Account Party with respect to a Specified Alternative Currency Letter of Credit agrees that upon either (i) the occurrence and during the continuance of any Event of Default or (ii) the occurrence of the Commitment Termination Date, any Lender which has issued any Specified Alternative Currency Letter of Credit may, by notice to XL Group and the Administrative Agent: (a) in the case of clause (i) above only, declare that all fees and other obligations of such Specified Account Party accrued in respect of Specified Alternative Currency Letters of Credit issued by such Lender shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Specified Account Party and (b) demand the deposit (without duplication of any amounts deposited with the Administrative Agent under the preceding paragraph) of cash collateral from such Specified Account Party in immediately available funds in the currency of such Specified Alternative Currency Letter of Credit or, at the option of such Lender, in Dollars in an amount equal to the then aggregate undrawn face amount of all such Specified Alternative Currency Letters of Credit and in such manner as previously agreed to by such Specified Account Party and such Lender (any account where any such amounts are deposited, an “Alternative Currency Collateral Account” and together with the LC Collateral Accounts, the “Collateral Accounts”); provided that, in the case of (x) any of the Events of Default with respect to any Account Party specified in clause (g) or (h) of this Article (other than an Account Party that is neither a Guarantor nor a Significant Subsidiary), without any notice to any Account Party or any other act by the Administrative Agent or the Lenders, all fees and other obligations of the respective Specified Account Parties accrued in respect of all Specified Alternative Currency Letters of Credit shall become due and payable immediately, and (y) any of the Events of Default with respect to any Account Party that is neither a Guarantor nor a Significant Subsidiary described in clause (g) or (h) of this Article, without any notice to such Account Party or any other act by the Administrative Agent or the Lenders, all fees and other obligations of such Account Party accrued in respect of all Specified Alternative Currency Letters of Credit issued on its behalf shall become due and payable immediately, in each case under this clause (y) and the preceding clause (x), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each such Specified Account Party. If the Administrative Agent receives any notice from a Lender pursuant to the previous sentence, then it will promptly give notice thereof to the other Lenders.

To the extent that any Letter of Credit referred to in the preceding two paragraphs expires or otherwise terminates, and to the extent the applicable Issuing Lender’s liability has ceased to exist under such Letter of Credit, and funds are on deposit in the Collateral Account in respect of such Letter of Credit, an amount equal to the undrawn amounts under such Letter of Credit shall be promptly returned from such Collateral Account to the respective Specified Account Party. In the case of any cash collateral provided during the continuance of an Event of Default, if no Event of Default has occurred and is continuing, the balance, if any, in the Collateral Accounts shall be promptly returned to the respective Specified Account Parties. If, in accordance with this paragraph, the balance in the Collateral Accounts has not been otherwise returned, then after all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Specified Account Parties hereunder shall have been paid in full, the balance, if any, in the Collateral Accounts shall be promptly returned to the respective Specified Account Parties.
ARTICLE IX

THE ADMINISTRATIVE AGENT AND THE EXISTING AGENT
Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and under the other Credit Documents together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints the Existing Agent as its agent with respect to administration of the Existing Syndicated Letters of Credit and the Existing Participated Letters of Credit and authorizes the Existing Agent to take such actions on its behalf and to exercise such powers as are delegated to the Existing Agent by the terms hereof and under such Letters of Credit, together with such actions and powers as are reasonably incidental thereto.
The Person serving as the Administrative Agent hereunder and the Person serving as the Existing Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Existing Agent, as the case may be, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Account Party or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent or Existing Agent hereunder.

Neither the Administrative Agent nor the Existing Agent shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) neither the Administrative Agent nor the Existing Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither the Administrative Agent nor the Existing Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent or the Existing Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, neither the Administrative Agent nor the Existing Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Account Party or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or Existing Agent or any of its Affiliates in any capacity. Neither the Administrative Agent nor the Existing Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor the Existing Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent or the Existing Agent, as the case may be, by an Account Party or a Lender, and neither the Administrative Agent nor the Existing Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Existing Agent, as the case may be.
Each of the Administrative Agent and the Existing Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each of the Administrative Agent and the Existing Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each of the Administrative Agent and the Existing Agent may consult with legal counsel (who may be counsel for any Account Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may resign at any time by giving at least 30 days’ prior written notice (or such other date as agreed by the Administrative Agent and, so long as no Event of Default exists, XL Group) to the Lenders and the Account Parties. Upon any such notice of resignation, the Required Lenders shall, with the prior written consent of XL Group (which shall not be unreasonably withheld or delayed, provided that the consent of XL Group shall not be required in the event a Default shall have occurred and be continuing), have the right to appoint a successor to the Administrative Agent from among the Lenders or a commercial bank or trust company organized under the laws of any OECD member country and having total assets of at least $15,000,000,000. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Required Lenders and XL Group, appoint a successor Administrative Agent from among the Lenders or a commercial bank or trust company organized under the laws of any OECD member country and having total assets of at least $15,000,000,000; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. If no successor to the Administrative Agent has accepted appointment as Administrative Agent by the 30th day following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph; provided that, notwithstanding the foregoing, the retiring Administrative Agent shall remain the Issuing Lender with respect to any Letters of Credit it has issued and the Account Parties shall use commercially reasonably efforts to substitute such Letters of Credit as soon as practicable. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by XL Group to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between XL Group and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Existing Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Existing Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Notwithstanding anything herein to the contrary, the Joint Lead Arrangers and Joint Bookrunners and the Documentation Agent named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement, except in their capacity, if any, as Lenders.
ARTICLE X

MISCELLANEOUS
SECTION 10.01
    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:
(a)
    if to any Account Party, to XL Group, 8 St. Stephen’s Green, Dublin 2, DO2 VK30 Ireland, Attention of Timothy Goodyer (email address Timothy.Goodyer@xlcatlin.com) and with respect to notices of LC Disbursements with a copy to group.treasury@xlcatlin.com; with a copy, in each case, to Kirstin R. Gould, Esq., 100 Washington Boulevard, 6th Floor, Stamford, CT 06902 and email address: Kirstin.Gould@xlcatlin.com;
(b)
    if to the Administrative Agent, to The Bank of Tokyo-Mitsubishi UFJ, Ltd, 1221 Avenue of the Americas, New York, New York 10020, Attention of Lawrence Blat; Telephone No. (212) 405-6621; email address: lblat@us.mufg.jp;
with a copy to Agencydesk@us.mufg.jp;
(c)
    if to the Existing Agent, JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, Ops 2, Floor 03, Newark, DE 19713-2107, Attention of Chelsea Hamilton; Telephone No. (302) 634-8822 x 9971; email address: chelsea.hamilton@jpmchase.com;
with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, 23rd Floor, New York, New York, Attention: Kristen Murphy; Telephone No. (212) 270-5691; email address: Kristen.m.murphy@jpmorgan.com;
(d)
    if to a Lender, to it at its address (or email address) set forth in its Administrative Questionnaire (a copy of which shall be delivered to XL Group).
Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Account Parties and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or any Account Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Without limiting the foregoing, the Account Parties may furnish to the Administrative Agent and the Lenders the financial statements required to be furnished by it pursuant to Section 6.01(a), 6.01(b) or 6.01(c) by electronic communications pursuant to procedures approved by the Administrative Agent.
SECTION 10.02
    Waivers; Amendments.
(a)
    No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, the Existing Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Existing Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Account Parties therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Existing Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)
    Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except in writing signed by the Obligors and the Required Lenders or by the Obligors and the Administrative Agent with the consent of the Required Lenders; provided that no such writing shall:
(i)
    increase the Commitment of any Lender without the written consent of such Lender,
(ii)
    reduce the principal amount of any Loan or the amount of any reimbursement obligation of an Account Party in respect of any LC Disbursement or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby,
(iii)
    postpone the scheduled date of payment of the principal amount of any Loan or for reimbursement of any LC Disbursement, or any interest thereon, or any fees payable hereunder, or waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or any Letter of Credit (other than an extension thereof pursuant to an ““evergreen” provision” to the extent permitted hereunder), without the written consent of each Lender directly affected thereby,
(iv)
    change Section 2.18(c) or 2.18(d) without the consent of each Lender directly affected thereby,

(v)
    release any of the Guarantors from any of their guarantee obligations under Article III (other than as a result of the resignation of a Guarantor pursuant to Section 10.04(h), a liquidation or dissolution of a Guarantor permitted pursuant to Section 6.03 or a Disposition of a Guarantor under Section 7.02(e)) without the written consent of each Lender, and
(vi)
    change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;
and provided further that no such writing shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Existing Agent or an Issuing Lender hereunder without the prior written consent of the Administrative Agent, the Existing Agent or such Issuing Lender, as applicable.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Account Party (a) to increase the aggregate amount of Commitments under this Agreement (it being understood, for the avoidance of doubt, that the Commitment of any individual Lender may not be increased without the consent of such Lender), (b) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Letters of Credit, Loans and the accrued interest and fees in respect thereof and (c) to include appropriately the financial institutions holding such credit facilities in any determination of the Required Lenders; provided that this paragraph shall not apply to any increases to Commitments pursuant to Section 2.09(c).
SECTION 10.03
    Expenses; Indemnity; Damage Waiver.
(a)
    Costs and Expenses. The Account Parties agree to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), provided that the fees, charges and disbursements of counsel shall be limited to (A) one external counsel for the Administrative Agent (subject to arrangements agreed between XL Group and the Administrative Agent for both this Agreement and the Secured Credit Agreement with respect to the preparation, execution and delivery hereof and thereof) and (B) if reasonably necessary, one local counsel in each relevant jurisdiction, and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Existing Agent or any Lender or Issuing Lender (provided that the fees, charges and disbursements of counsel shall be limited to one legal counsel for the Administrative Agent, one legal counsel for the Existing Agent and one legal counsel for the Lenders and, if necessary, one firm of local counsel in each appropriate jurisdiction outside of the United States), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.
(b)
    Indemnification by the Account Parties. XL Group, and to the extent this Section 10.03(b) applies to any Letter of Credit issued on behalf of, or property of, any Account Party or any Loan made to any Account Party, such Account Party, jointly and severally with XL Group, agree to indemnify the Administrative Agent, the Existing

Agent, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses, including, but subject to the limitations in Section 10.03(a), the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee (but not including Excluded Taxes), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby or (ii) any Loan or the use of the proceeds thereof or any Letter of Credit or the use or proposed use thereof (including any refusal by any Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), whether based on contract, tort or any other theory, whether brought by a third party or by any Obligor (but, for the avoidance of doubt, not including losses. claims, penalties, damages, liabilities and related expenses, the reimbursement or indemnification of which are to be determined by the express terms of other provisions of this Agreement, including Section 2.15 (Increased Costs), Section 2.16 (Break Funding Payments) and Section 2.17 (Taxes) and the defined terms used in such Sections) and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from or arise out of the gross negligence or willful misconduct of such Indemnitee, or a material breach of its obligations under any Credit Document, in each case, as determined in a final non-appealable judgment by a court of competent jurisdiction.
(c)
    Reimbursement by Lenders. To the extent that the Account Parties fail to pay any amount required to be paid by them to the Administrative Agent or the Existing Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Existing Agent, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Existing Agent, as the case may be, in its capacity as such.
(d)
    Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, unless such damages are directly caused by the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final and nonappealable judgment.

(e)
    Payments. All amounts due under this Section shall be payable within 10 Business Days after written demand therefor.
SECTION 10.04
    Successors and Assigns.
(a)
    Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than as expressly set forth in clause (f) below, no Account Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by an Account Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Existing Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
    Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) and paragraph (i) of this Section, any Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and LC Disbursements at the time owing to it) to one or more NAIC Approved Banks (or to any other Person whose obligations in respect of Letters of Credit shall be confirmed by a NAIC Approved Bank) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)
    the Account Parties, provided that no consent of any Account Party shall be required for an assignment to a Lender, an Affiliate of a Lender or, if an Event of Default under clause (a), (b), (g) or (h) of Article VIII has occurred and is continuing, any other assignee; and provided further that each Account Party shall be deemed to have consented to any such assignment unless such Account Party shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received a written request for such consent;
(B)
    the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender or an Affiliate of a Lender; and

(C)
    the Issuing Lender with respect to Fronted Letters of Credit; provided that no consent of the Issuing Lender shall be required for an assignment to a Lender or an Affiliate of a Lender.
(ii)
    Assignments shall be subject to the following additional conditions:
(A)
    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Account Parties and the Administrative Agent otherwise consent, provided that no such consent of the Account Parties shall be required if an Event of Default under clause (a), (b), (g) or (h) of Article VIII has occurred and is continuing;
(B)
    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)
    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (and, for the avoidance of doubt, if an Account Party is required to be a party to such assignment, it shall not be required to pay such fee (other than any such fee payable in connection with an assignment requested by XL Group under Section 2.19(b))); and
(D)
    the assignee, if it shall not be a Lender, shall deliver an Administrative Questionnaire to the Administrative Agent (with a copy to XL Group).
(iii)
    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and subject to the limitations of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)
    The Administrative Agent, acting for this purpose as an agent of the Account Parties, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Account Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Account Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)
    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(C) of this Section and any written consent to such assignment required by paragraph (b)(i) of this Section, the Administrative Agent shall accept such Assignment and Assumption, record the information contained therein in the Register and send a copy of the Assignment and Assumption to XL Group. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)
    Participations.
(i)
    Any Lender may, without the consent of the Account Parties, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Loans and the LC Disbursements owing to it); provided that (A) any such participation sold to a Participant which is not a Lender or a Federal Reserve Bank or in the case of obligations owing under this Agreement by an Irish Account Party, where the Participant is not an Irish Qualifying Lender, shall be made only with the consent (which in each case shall not be unreasonably withheld) of XL Group and the Administrative Agent, unless a Default has occurred and is continuing, in which case the consent of XL Group shall not be required, (B) such Lender’s obligations under this Agreement and the other Credit Documents shall remain unchanged, (C) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (D) the Account Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Credit Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Credit Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Account Parties agree that each Participant shall be entitled to the benefits and subject to the limitations of Sections 2.15 and 2.17 (subject to the requirements of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. At the time of the sale of the participating interest, the Lender transferring the interest shall cause the Participant to provide the forms required, and cooperate with the relevant Account Party as required, under

Section 2.17. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender if the sale of the participation to such Participant is made with the Account Parties' prior written consent, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.
(ii)
    A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant or the Lender interest assigned, unless (A) the sale of the participation to such Participant is made with the Account Parties’ prior written consent and (B) in the case of Section 2.15 or 2.17, the entitlement to greater payment results solely from a Change in Law formally announced after such Participant became a Participant.
(iii)
    In the event that any Lender sells participations in a Loan or Commitment, such Lender, acting solely for this purpose as a non-fiduciary agent of the XL Group, shall maintain a register on which it enters the name of all participants in the Loans and Commitments held by it (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Letters of Credit or its other obligations under this Agreement or any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or otherwise required by applicable law. The entries in the Participant Register shall be conclusive in the absence of manifest error, and the participating Lender, each Account Party and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register, pursuant to the terms hereof, as the Participant for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary.
(d)
    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)
    No Assignments to Account Parties or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to any Account Party or any of its Affiliates or Subsidiaries without the prior consent of each Lender.
(f)
    Assignments by Account Parties. Any Account Party may assign all of its rights and obligations under this Agreement to another Account Party, pursuant to the terms of an executed Account Party Assignment and Assumption Agreement substantially in the form of Exhibit B hereto (with such changes mutually agreed upon by the parties thereto in order to assign all other rights, obligations, duties and liabilities of such Account Party under this Agreement); provided that immediately prior to and after giving effect to such assignment, the conditions in Section 5.02 have been satisfied.
(g)
    Additional Account Parties and/or Guarantors. Subject to compliance with the requirements below, XL Group may request that any Subsidiary of XL Group become an additional Account Party and/or Guarantor. Such Subsidiary shall become an additional Account Party and/or Guarantor, provided that, in each case, (i) such Person is a corporation, partnership, limited liability company or similar entity organized or existing under the laws of Bermuda, the Cayman Islands or the jurisdiction of organization of any OECD member country, (ii) such Person delivers to the Administrative Agent a duly completed and executed Joinder Agreement, (iii) immediately after such transaction, no Default exists, (iv) each Guarantor shall have confirmed that its Guarantee shall apply to such Person’s obligations under this Agreement, (v) such Person shall have delivered to the Administrative Agent (A) a certificate of a Responsible Officer in form and substance satisfactory to the Administrative Agent stating that the Joinder Agreement has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against such Person, and certifying to and attaching copies of its certificate of incorporation, by-laws or other equivalent organizational documents and resolutions relating to the entry into the Joinder Agreement and (B) an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent (it being understood and agreed that opinions similar in form and substance to the opinions delivered by counsel to XL Group and its Subsidiaries in the applicable jurisdiction on the Effective Date, shall be deemed to be reasonably satisfactory), (vi) the Administrative Agent shall have received such other documentation and/or certificates (including, without limitation, certificates of existence and/or good standing certificates in the case of any such Person organized under the laws of the United States or any States thereof (or any other jurisdiction where the concept of “good standing” is applicable)) as the Administrative Agent may reasonably request, (vii) prior to the date designated for the joinder of any such Person as an Account Party, the Administrative Agent shall not have received notice from any Lender that the issuance of a Letter of Credit for the account of, or other extension of credit to, such Person, shall contravene any law or regulation applicable to such Lender and (viii) each Lender and Issuing Lender and the Administrative Agent shall have (x) received not less than 10 Business Days (or such shorter period as the Administrative Agent may reasonably determine) prior written notice from XL Group of the proposed date for such Person to become an Account Party and/or Guarantor and (y) received at least 5 Business Days prior to such Person becoming an Account Party and/or Guarantor, as applicable, and be reasonably satisfied with, all documentation and other information about such Person as shall have been reasonably requested in writing by such Lender, Issuing Lender or the Administrative Agent prior to such 5 Business Day date for purposes of complying with all necessary “know your customer” or other similar checks under all applicable Laws, including anti-money laundering rules and regulations and the USA Patriot Act. The consent of each Lender shall be required for a Subsidiary of XL Group to become an Account Party and/or Guarantor hereunder (other than in the case of any additional Account Party or Guarantor organized under the laws of the United States of America (or any state thereof), Bermuda, the Cayman Islands, Ireland, England and Wales, Switzerland, Belgium, Germany, Liechtenstein, Luxembourg, Netherlands, Denmark, Norway, Sweden, Finland, Canada, Singapore and Australia), in each case in addition to the satisfaction of the conditions of this Section 10.04(g); provided that, in furtherance of Section 10.16, no Lender or Issuing Lender shall be deemed to have consented to make any Loan or issue or fund any Letter of Credit in any in any jurisdiction so long as such action is illegal for such Lender or Issuing Lender.

(h)
    Resignation of an Account Party and/or Guarantor. XL Group may request (so long as (x) no Default is then in existence or would result therefrom and (y) all amounts then due and payable by any such Account Party and/or Guarantor under this Agreement and the other Credit Documents (and any Loans made to any such Account Party that are then outstanding and all accrued interest thereon) shall have been paid in full) that an Account Party and/or Guarantor cease to be an Account Party and/or Guarantor, as applicable (in the case of any Guarantor, solely in connection with a dissolution or liquidation thereof permitted pursuant to Section 6.03), by delivering to the Administrative Agent a Resignation Letter. Any Resignation Letter delivered in accordance with this Section 10.04(h) shall be effective upon receipt thereof by the Administrative Agent, which shall promptly notify the Lenders thereof. Notwithstanding the foregoing, (x) the delivery of a Resignation Letter with respect to any Account Party and/or Guarantor shall not terminate (i) any obligation of such Account Party and/or Guarantor that remains unpaid at the time of such delivery, (ii) the obligations of any other Guarantor under Section 3.01 with respect to any such unpaid obligations or (iii) the obligations of such Account Party in its capacity as a Guarantor, if applicable, except to the extent expressly permitted pursuant to the first sentence of this paragraph (h) and (y) any such Account Party shall remain a party hereto and to any other Credit Document to which such Account Party is a party prior to the delivery of such Resignation Letter and shall continue to have all the rights and obligations of an Account Party under this Agreement and any other such Credit Document with respect to any Letters of Credit issued on behalf of such Account Party prior to delivery of such Resignation Letter (until such time as such Letters of Credit issued for its account have been (i) terminated or expired or (ii) dealt with in any other manner reasonably satisfactory to the Administrative Agent and each Issuing Lender with respect thereto) but shall not be permitted to request the issuance, amendment or renewal of any additional Letters of Credit.
(i)
    Restrictions due to Swiss Withholding Tax Rules. Notwithstanding anything to the contrary in this Section or elsewhere in this Agreement, at any time a Swiss Account Party is a party to this Agreement, the foregoing provisions of this Section shall be subject to the following additional conditions:
(i)
    Unless an Event of Default under clause (a), (b), (g) or (h) of Article VIII has occurred and is continuing, the prior written consent of each Swiss Account Party shall be required for an assignment, transfer or participation by a Lender, unless the assignment, transfer or participation is to another Lender or an Affiliate of a Lender which, in each case, is a Qualifying Bank or a Permitted Non-Qualifying Lender.

(ii)
    A consent of an Account Party under Section 10.04(b)(A) or a consent of a Swiss Account Party under clause (i) above shall not be deemed to be unreasonably withheld if the proposed assignment, transfer or participation would lead to a breach of the Swiss Withholding Tax Rules.
(iii)
    Each Swiss Account Party shall have the right to withhold consent with respect to an assignment, transfer or participation if immediately following such assignment or transfer or participation the number of Lenders or Participants under this Agreement that are not Qualifying Banks would exceed ten (10) in the aggregate.
SECTION 10.05
    Survival. All covenants, agreements, representations and warranties made by the Account Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Existing Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 10.06
    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent or the Existing Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by email shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.07
    Severability. To the fullest extent permitted by law, any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08
    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”) are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Account Party or Guarantor against any of and all the obligations of such Account Party or Guarantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Administrative Agent after any such application made by such Lender or its Affiliates, provided that the failure to give such notice shall not affect the validity of such application.
SECTION 10.09
    Governing Law; Jurisdiction; Etc.
(a)
    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)
    Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in the City of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.
(c)
    Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
    Service of Process. By the execution and delivery of this Agreement, each Account Party and each Guarantor acknowledges that they have by a separate written instrument, designated and appointed CT Corporation System, 111 Eighth Avenue, 13th floor, New York, New York 10011 (or any successor entity thereto), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)
    Waiver of Immunities. To the extent that any Account Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.
SECTION 10.10
    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.11
    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 10.12
    Treatment of Certain Information; Confidentiality.
(a)
    Treatment of Certain Information. Each of the Account Parties acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to any Account Party or one or more of their Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each of the Account Parties hereby authorizes each Lender to share any information delivered to such Lender by such Account Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that (i) any such information shall be used only for the purpose of advising the Account Parties or preparing presentation materials for the benefit of the Account Parties and (ii) any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. The provisions of this paragraph and paragraph (b) of this Section shall survive until the third anniversary of the later of (i) the expiration or termination of the Commitments hereunder and (ii) the termination of this Agreement.

(b)
    Confidentiality. Each of the Administrative Agent, the Existing Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, partners and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including self-regulating organizations) having jurisdiction over the Administrative Agent, the Existing Agent or any Lender (or any Affiliate thereof), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement in writing containing provisions substantially the same as those of this paragraph and for the benefit of the Account Parties, to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (b) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Account Party and its obligations hereunder or (c) any credit insurance provider (or its advisors) in relation to this Agreement, (vii) with the consent of the Account Parties or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, the Existing Agent or any Lender on a nonconfidential basis from a source other than an Account Party. For the purposes of this paragraph, “Information” means all information received from an Account Party relating to an Account Party or its business, other than any such information that is available to the Administrative Agent, the Existing Agent or any Lender on a nonconfidential basis prior to disclosure by such Account Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, each of the Administrative Agent, the Existing Agent and the Lenders agree that they will not trade the securities of any of the Account Parties based upon non-public Information that is received by them.
SECTION 10.13
    Judgment Currency. This is an international loan transaction in which the obligations of each Account Party and the Guarantors under this Agreement to make payment hereunder shall be satisfied only in Dollars and only if such payment shall be made in New York City, and the obligations of each Account Party and the Guarantors under this Agreement to make payment to (or for account of) a Lender in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender in New York City of the full amount of Dollars payable to such Lender under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the “judgment currency”), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Dollars at the principal office of the Administrative Agent in New York City with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Account Party and the Guarantors in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each Account Party and the Guarantors hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

SECTION 10.14
    USA Patriot Act. Each Lender and the Administrative Agent hereby notifies the Account Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender, the Administrative Agent and the Existing Agent is required to obtain, verify and record information that identifies the Account Parties, which information includes the name and address of the Account Parties and other information that will allow such Lender, the Administrative Agent and the Existing Agent to identify each Account Party in accordance with said Act. Each Account Party and each of its Subsidiaries shall provide such information and take such actions as are reasonably requested by the Administrative Agent, the Existing Agent or any Lender in order to assist the Administrative Agent, the Existing Agent and the Lenders in maintaining compliance with the USA Patriot Act.
SECTION 10.15
    No Fiduciary Duty. The Administrative Agent, the Existing Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Obligors, their stockholders and/or their affiliates. Each Obligor agrees that nothing in the Credit Documents will be deemed to create a fiduciary relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Obligor, its stockholders or its affiliates, on the other. The Obligors acknowledge and agree that (i) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Obligors, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed a fiduciary responsibility in favor of any Obligor, its stockholders or its affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Obligor, its stockholders or its Affiliates on other matters) or any other obligation to any Obligor except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the fiduciary of any Obligor, its management, stockholders, creditors or any other Person. Each Obligor acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Obligor agrees that it will not claim that any Lender owes a fiduciary or similar duty to such Obligor, in connection with such transaction or the process leading thereto.

SECTION 10.16
    Illegality. Notwithstanding anything herein to the contrary, no Lender shall be required to make any Loan or issue or fund any Letter of Credit for so long as such action is illegal and any such Lender shall provide prompt written notice setting forth any such illegality pursuant to this Section 10.16 to XL Group. For the purposes of this Section 10.16, the provisions of Section 2.19(a) and (b) shall apply in the event of any such illegality mutatis mutandis.
SECTION 10.17
    Confirming Lender.
(a)
    If and to the extent that a Confirming Lender has honored a drawing under its confirmation of a Syndicated Letter of Credit or Non-Syndicated Letter of Credit, and the applicable Lender (the “Confirmed Lender”) has failed to reimburse such Confirming Lender in full for any such drawing when due, then, as to any such unreimbursed amount related to such drawing (the “Unreimbursed Amount”), upon notice by the Confirming Lender to the Administrative Agent with a copy to XL Group of such Unreimbursed Amount, the Confirming Lender shall be deemed to be the Lender with respect to such Unreimbursed Amount and shall have all rights of a Lender related thereto under all Credit Documents, and the Confirmed Lender shall cease to have any rights related thereto unless and to the extent that the Confirmed Lender shall reimburse the Confirming Lender for such Unreimbursed Amount under any Credit Document. In no event shall any Account Party be required to (i) make any payment to a Confirming Lender to the extent it shall have made a corresponding payment to a Confirmed Lender, (ii) make any payment to a Confirmed Lender to the extent it shall have made a corresponding payment to a Confirming Lender, or (iii) make any payment to a Confirming Lender under any provision of any Credit Document in an amount greater than the amount it would have been required to pay to the Confirmed Lender if there had been no Confirming Lender; provided that the indemnification provisions of Section 10.03(b)(ii) shall apply to each Confirming Lender (as well as each Confirmed Lender) and its Related Parties except to the extent that the applicable loss, claim, damage, liability or related expense results from or arises out of the gross negligence or willful misconduct of such Indemnitee, in each case, as determined in a final non-appealable judgment by a court of competent jurisdiction.
(b)
    Each Confirming Lender shall be a third-party beneficiary of this Section 10.17.
(c)
    Notwithstanding the provisions of Section 10.02, the provisions of this Section 10.17 may not be waived, amended or modified without the written consent of each Confirming Lender directly affected thereby.
SECTION 10.18
    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)
    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)
    a reduction in full or in part or cancellation of any such liability;
(ii)
    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)
    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

XL GROUP LTD,
as an Account Party and a Guarantor

By	/s/ Stephen Robb Name: Stephen Robb Title: Corporate Controller

U.S. Federal Tax Identification No.: 98-1304974

XLIT LTD.,
as an Account Party and a Guarantor
By    /s/ Stephen Robb
    Name:    Stephen Robb
    Title:    Director
By    /s/ Peter Porrino
    Name:    Peter Porrino
    Title:    Director
U.S. Federal Tax Identification No.: 98-0191089

X.L. AMERICA, INC.,
as an Account Party and a Guarantor

By	/s/ Toni Ann Perkins Name: Toni Ann Perkins Title: Assistant Secretary
U.S. Federal Tax Identification No.: 06-1516268

XL BERMUDA LTD,
as an Account Party and a Guarantor

By	/s/ C. Stanley Lee Name: C. Stanley Lee Title: Director
U.S. Federal Tax Identification No.: 98-0354869

Signed for and on behalf of
XL RE EUROPE SE,
as an Account Party
by its duly authorized attorney
in the presence of:

By	/s/ David Watson Name: David Watson Title: Attorney
/s/ Michele Mulready
Witness
    Name:    Michele Mulready
    Title:    Attorney
U.S. Federal Tax Identification No.: 30-0479679

Executed by XL INSURANCE COMPANY SE,
as an Account Party acting by:

/s/ Paul Bradbrook
Director and member of the administrative organ

Name of director and member of the administrative organ: Paul Bradbrook in the presence of:

/s/ Marie Rees
Name of witness: Marie Rees
Address: 9 Lichfield Rd, Northwood Hills,     Middlesex HA6 1LY
Occupation: Chartered Secretary

U.S. Federal Tax Identification No.: 30-0479685

XL LIFE LTD,
as an Account Party

By	/s/ Mark Twite Name: Mark Twite Title: Director
U.S. Federal Tax Identification No.: 98-0228561

Executed by CATLIN INSURANCE COMPANY (UK) LTD., as an Account Party acting by:

/s/ Paul Bradbrook
Director

Name of director: Paul Bradbrook
in the presence of:

/s/ Marie Rees
Name of witness: Marie Rees
Address: 9 Lichfield Rd, Northwood Hills,     Middlesex HA6 1LY
Occupation: Chartered Secretary

U.S. Federal Tax Identification No.: 98-0455349

Executed by CATLIN UNDERWRITING AGENCIES LIMITED, as an Account Party acting by:

/s/ Paul Bradbrook
Director

Name of director: Paul Bradbrook
in the presence of:

/s/ Marie Rees
Name of witness: Marie Rees
Address: 9 Lichfield Rd, Northwood Hills,     Middlesex HA6 1LY
Occupation: Chartered Secretary

U.S. Federal Tax Identification No.: 98-0387752

CATLIN RE SWITZERLAND LTD,
as an Account Party

By	/s/ Esther Kramer Name: Esther Kramer Title: Director

By	/s/ Benno Schaffhauser Name: Benno Schaffhauser Title: Chief Financial Officer
U.S. Federal Tax Identification No.: 98-0683316

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
individually as a Lender and as Administrative Agent and Documentation Agent

By	/s/ Suzanne Ley Name: Suzanne Ley Title: Vice President

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Existing Agent

By	/s/ Kristen M. Murphy Name: Kristen M. Murphy Title: Vice President

THE BANK OF NEW YORK MELLON, as a Lender

By	/s/ Michael Pensari Name: Michael Pensari Title: Managing Director

CITIBANK., N.A., as a Lender

By	/s/ John Modin Name: John Modin Title: Vice President and Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ William R. Goley Name: William R. Goley Title: Director

GOLDMAN SACHS BANK USA, as a Lender

By	/s/ Ryan Durkin Name: Ryan Durkin Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By	/s/ Michael King Name: Michael King Title: Authorized Signatory

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By	/s/ Richard Herder Name: Richard Herder Title: Head of FIG Insurance North America

BARCLAYS BANK PLC, as a Lender

By	/s/ Teresa P. Foxx Name: Teresa P. Foxx Title: Director

CREDIT SUISSE AG, ZURICH/SWITZERLAND, as a Lender

By	/s/ Ronnie Müller Name: Ronnie Müller Title: Director

By	/s/ Klaus Isler Name: Klaus Isler Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By	/s/ Virginia Cosenza Name: Virginia Cosenza Title: Vice President

By	/s/ Ming K. Chu Name: Ming K. Chu Title: Director

SCHEDULE I
Commitments

Lender	Commitment
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$87,000,000
Barclays Bank PLC	$87,000,000
Citibank, N.A.	$87,000,000
HSBC Bank USA, National Association	$87,000,000
Wells Fargo Bank, National Association	$87,000,000
The Bank Of New York Mellon	$52,500,000
Credit Suisse AG, Zurich/Switzerland	$52,500,000
Deutsche Bank AG New York Branch	$52,500,000
Goldman Sachs Bank USA	$52,500,000
JPMorgan Chase Bank, N.A.	$52,500,000
Morgan Stanley Bank, N.A.	$52,500,000
Total	$750,000,000

SCHEDULE II
Indebtedness and Liens
Part A

1.
6.375% Senior Notes due 2024, under the Second Supplemental Indenture, dated November 12, 2004, to the Indenture, dated as of June 2, 2004, among XL Capital Ltd (n/k/a XLIT Ltd.) and The Bank of New York, as Trustee.

2.
6.25% Senior Notes due May 15, 2027, under the Fourth Supplemental Indenture, dated May 7, 2007, to the Indenture, dated as of June 2, 2004, among XL Capital Ltd (n/k/a XLIT Ltd.) and The Bank of New York, as Trustee.

3.
5.75% Senior Notes due 2021, under the First Supplemental Indenture, dated September 30, 2011, to the Indenture, dated September 30, 2011, among XL Group Ltd. (n/k/a XLIT Ltd.), XL Group plc, as guarantor, and Wells Fargo Bank, National Association, as Trustee, as supplemented by the Third Supplemental Indenture, dated July 25, 2016, among XL Group Ltd, XL Group plc, XLIT Ltd. and Wells Fargo Bank, National Association, as Trustee.

4.
2.30% Senior Notes due December 15, 2018, under the Second Supplemental Indenture, dated November 21, 2013, to the Indenture dated September 30, 2011, among XL Group plc, XL Group Ltd. (n/k/a XLIT Ltd.) and Wells Fargo Bank, National Association, as Trustee, as supplemented by the Third Supplemental Indenture, dated July 25, 2016, among XL Group Ltd, XL Group plc, XLIT Ltd. and Wells Fargo Bank, National Association, as Trustee.

5.
5.25% Senior Notes due December 15, 2043, under the Second Supplemental Indenture, dated November 21, 2013, to the Indenture dated September 30, 2011, among XL Group plc, XL Group Ltd. (n/k/a XLIT Ltd.) and Wells Fargo Bank, National Association, as Trustee, as supplemented by the Third Supplemental Indenture, dated July 25, 2016, among XL Group Ltd, XL Group plc, XLIT Ltd. and Wells Fargo Bank, National Association, as Trustee.

6.
4.45% Subordinated Notes due 2025 and the 5.5% Subordinated Notes due 2045, each under the First Supplemental Indenture, dated March 30, 2015, to the Indenture dated March 30, 2015, among XLIT Ltd, XL Group plc, as guarantor, and Wells Fargo Bank, National Association, as Trustee, as supplemented by the Second Supplemental Indenture, dated July 25, 2016, among XL Group Ltd, XL Group plc, XLIT Ltd. and Wells Fargo Bank, National Association, as Trustee.

7.	Replacement Capital Covenant, dated March 30, 2015, by XLIT Ltd., in favor of and for the benefit of each Covered Debtholder (as defined therein).

8.	Insurance Letters of Credit - Master Agreement dated May 19, 1993, between XL Re Ltd (n/k/a XL Bermuda Ltd) and Citibank, N.A.

9.	The London Market Letter of Credit Scheme, dated October 21, 1996, between Mid Ocean Reinsurance Company Limited (n/k/a XL Bermuda Ltd) and Citibank, N.A.

10.	Guarantee Agreement, dated December 18, 2001, between XL Investments Ltd, XL Insurance (Bermuda) Ltd (n/k/a XL Bermuda Ltd), XL Europe Ltd and Citibank,

N.A., as amended by Amendment No. 1, dated February 24, 2009, among the parties thereto.

11.	Insurance Letters of Credit - Master Agreement, dated November 11, 2009, between XL Insurance (Bermuda) Ltd (n/k/a XL Bermuda Ltd) and Citibank Europe plc.

12.
Facility and Fee Letter dated December 30, 2014 from Citibank Europe plc to XL Insurance (Bermuda) Ltd (n/k/a XL Bermuda Ltd) relating to the Insurance Letter of Credit - Master Agreement, dated 11 November 2009, between XL Insurance (Bermuda) Ltd (n/k/a XL Bermuda Ltd) and Citibank Europe plc.

13.	Credit Facility Agreement, dated December 30, 2014, between XL Insurance (Bermuda) Ltd (n/k/a XL Bermuda Ltd) and ING Bank N.V., London Branch.

14.	Facility Agreement, dated 19 November 2015, between XL Group plc as the Company and National Australia Bank Limited as the Bank.

15.	Facility Agreement, dated 19 November 2015, between XL Group plc as the Company and ING Bank N.V., London Branch as the Bank.

16.	Facility Agreement, dated 23 November 2015, between XL Group plc as the Company and Bank of Tokyo-Mitsubishi UFJ, Ltd. as the Bank.

17.	Facility Agreement, dated 8 November 2015, between XL Group plc as the Company and Barclays Bank PLC as the Bank.

18.	.Insurance Letters of Credit - Master Agreement, dated 28 July 2011, between Catlin Re Switzerland Ltd and Citibank, N.A. and Citibank Europe Plc up to an amount of U.S. $200,000,000.

19.	Facility Agreement, dated 9 November 2010, between Catlin Insurance Company Ltd. and Citibank Europe Plc up to an amount of U.S. $230,000,000.

20.
Credit Agreement, dated as of May 7, 2013, between XLIT Ltd., Citicorp USA, Inc., as Administrative Agent and Issuing Lender, and the Lenders party thereto, as amended by the Credit Agreement First Amendment dated May 13, 2013, the Credit Agreement Second Amendment, dated May 15, 2013, the Credit Agreement Third Amendment, dated May 19, 2015, the Credit Agreement Fourth Amendment dated June 1, 2015 and the Credit Agreement Fifth Amendment dated June 10, 2015.

21.
Credit Agreement, dated as of September 8, 2015, between XLIT Ltd., Goldman Sachs Mortgage Company, as Administrative Agent and Issuing Lender, and the Lenders Party thereto, as amended by the Credit Agreement First Amendment dated September 9, 2015, the Credit Agreement Second Amendment dated September 14, 2015 and the Credit Agreement Third Amendment dated September 16, 2015.

22.	70 Gracechurch, London, EC3V 0XL Capital Lease.

23.	Lease Guarantee, dated April 30, 2007, between XL Capital Investment Partners Inc., X.L. America, Inc. and 1540 Broadway Owner, LLC.

Part B

1.
Amended and Restated Pledge Agreement, dated as of December 19, 2014, as made by XL Insurance (Bermuda) Ltd and XL Re Ltd (each n/k/a XL Bermuda Ltd) as Pledgors and Citibank Europe PLC as Pledgee which amends and restates the Pledge Agreement dated November 11, 2009 between the parties.

2.
Amended and Restated Pledge Agreement, dated as of December 19, 2014, as made by XL Investments Ltd, XL Re Ltd (n/k/a XL Bermuda Ltd) and XL Insurance (Bermuda) Ltd (each n/k/a XL Bermuda Ltd) as grantors and in favor of Citibank, N.A which amends and restates the Pledge Agreement dated December 18, 2001 between the parties.

3.	Floating Charge, dated August 1, 2011, by XL Insurance (Bermuda) Ltd (n/k/a XL Bermuda Ltd) in favor of XL Insurance Company Limited.

4.	Floating Charge, dated December 31, 2010, by XL Insurance (Bermuda) Ltd (n/k/a XL Bermuda Ltd) in favor of XL Insurance Company Limited (as amended on August 1, 2011 and December 21, 2011).

5.
Reinsurance Deposit and Securities Portfolio Security Agreement, dated July 28, 2011, by and between Catlin Re Switzerland Ltd, as Chargor, Citibank, N.A., as Custodian, and Citibank Europe Plc, as Bank.

6.
Reinsurance Deposit and Securities Portfolio Security Agreement, dated November 9, 2010, by and between Catlin Insurance Company Ltd., as Chargor, Citibank, N.A., as Custodian, and Citibank Europe Plc, as Bank.

7.
Security Account Control Agreement, dated 30 December 2014, between XL Insurance (Bermuda) Ltd (n/k/a XL Bermuda Ltd) as debtor, ING Bank N.V., London Branch as security party and The Bank of New York Mellon as securities intermediary.

8.	Pledge and Security Agreement, dated 30 December 2014, between XL Insurance (Bermuda) Ltd (n/k/a XL Bermuda Ltd) and ING Bank N.V., London Branch.

9.	[Reinsurance Deposit Agreement, dated 4 September 2002, between XL Re Ltd (n/k/a XL Bermuda Ltd) and Citibank, N.A. ]

10.
Security Agreement (Portfolio - Third Party Custodian), dated 24 June 1993, between Mid Ocean Reinsurance Company Ltd (n/k/a XL Bermuda Ltd) and Citibank, N.A. as amended by an Amendment Agreement dated 19 August 1993 as further amended by the Amendment Agreement dated 16 February 1994.

11.	Security Agreement (Portfolio - Third Party Custodian), dated 28 June 1993, between Mid Ocean Reinsurance Company Ltd (n/k/a XL Bermuda Ltd) and Citibank, N.A.

12.
Security Agreement (Portfolio - Third Party Custodian), dated 24 June 1993, between Mid Ocean Reinsurance Company Ltd (n/k/a XL Bermuda Ltd) and Citibank, N.A. as amended by an Amendment Agreement dated 19 August 1993.

SCHEDULE III
Litigation

None

SCHEDULE IV
Environmental Matters

None

SCHEDULE V
Subsidiaries

	%	JURISDICTION	TAX ID# (US)
XL Group plc		Ireland	98-0665416
XLIT Ltd.		Cayman	98-0191089
XL Group Ltd		Bermuda	98-1304974
XL Company Switzerland LLC		Switzerland	98-0665417
EXEL Holdings Limited		Cayman
X.L. Property Holdings Limited		Bermuda
XL Bermuda Ltd		Bermuda	98-0354869
Mid Ocean Holdings Ltd.		Bermuda
XL London Market Group Ltd		UK
Dornoch Limited		UK
XL London Market Ltd		UK
ECS Reinsurance Company Inc.		Barbados
Fundamental Insurance Investments Ltd.		Bermuda	98-0674455
XL Underwriting Managers Ltd.		Bermuda
New Ocean Capital Management Limited	66	Bermuda
New Ocean Market Value Cat Fund Ltd.***	100	Bermuda
New Ocean Focus Cat Fund Ltd.***	50	Bermuda
Vector Reinsurance Ltd.***	70	Bermuda
XL Re Europe SE		Ireland	30-0479679
XL (Brazil) Holdings Ltda		Brazil
XL Services (Bermuda) Ltd		Bermuda
XL Life Ltd		Bermuda	98-0228561
Reeve Court General Partner Limited		Bermuda
Reeve Court 4 Limited Partnership		Bermuda
Reeve Court 6 Limited Partnership		Bermuda
XL Gracechurch Limited		UK
XL Insurance (UK) Holdings Limited		UK
XL Insurance Argentina S.A. Compañia de Seguros	90	Argentina
XL Services UK Limited		UK
XL Insurance Company SE		UK	30-0479685
XL Insurance (China) Company Ltd	49	China
XL Insurance Argentina S.A. Compañia de Seguros	10	Argentina
XL Seguros Brasil S.A.		Brazil
XL Financial Holdings (Ireland) Limited		Ireland
XL Finance (Ireland) Limited		Ireland
XL Services Canada Ltd.		Canada	BN 103814471RC0001
X.L. America, Inc. *		US (Delaware)	06-1516268
XL Financial Solutions, Inc.		US (Delaware)	26-0076011
XL Innovate Partners, LP**	93	US (Delaware)	32-0463280

XL Innovate Fund, LP***	95	US (Delaware)	47-3653857
Climassure, Inc.		US (Delaware)
New Energy Risk, Inc.		US (Delaware)	27-3169978
Complex Risk and Insurance Associates, LLC		US (Delaware)
Catlin, LLC		US (Delaware)	72-1458300
Catlin Insurance Services, Inc.		US (Louisiana)	72-1312068
Catlin Specialty Insurance Company		US (Delaware)	71-6053839
Catlin Indemnity Company		US (Delaware)	52-0249520
Catlin Insurance Company, Inc.		US (Texas)	20-4929941
Catlin Underwriting Inc.		US (Delaware)	94-3094358
XLA Garrison L.P.		US (Delaware)	43-1956637
XL Reinsurance America Inc.		US (New York)	13-1290712
XL Insurance (China) Company Ltd	51	China
Greenwich Insurance Company		US (Delaware)	95-1479095
Global Asset Protection Services, LLC		US (Connecticut)	01-0575742
Global Asset Protection Services Company Limited		Japan
Global Asset Protection Services Consultancy (Beijing) Company Limited		China
XL Insurance America, Inc.		US (Delaware)	75-6017952
XL Select Insurance Company		US (Delaware)	75-1221488
XL Insurance Company of New York, Inc.		US (New York)	13-3787296
XL Group Investments LLC		US (Delaware)	22-3834549
XL Group Investments Ltd		Bermuda	98-0685604
XL Specialty Insurance Company		US (Delaware)	85-0277191
Indian Harbor Insurance Company		US (Delaware)	06-1346380
Global Ag Insurance Services, LLC		US (California)	45-2729407
Allied International Holdings, Inc.		US (Florida)	59-2492808
Short Term Special Events, Inc.		US (Florida)	59-3107831
T.H.E. Insurance Company		US (Louisiana)	04-2451053
Allied Specialty Insurance, Inc.		US (Florida)	59-2301981
Allied Specialty Insurance Agency of Canada, Ltd.		Canada
XL Global, Inc.		US (Delaware)	06-1609624
XL Innovate, LLC		US (Delaware)	47-3521363
X.L. Global Services, Inc.		US (Delaware)	06-1527321
Eagleview Insurance Brokerage Services, LLC		US (Delaware)	20-1208461
XL Life and Annuity Holding Company		US (Delaware)	22-3844763
XL Life Insurance and Annuity Company		US (Illinois)	43-1137396
XL Investments Ltd		Bermuda	98-0424162
XL Capital Products Ltd		Bermuda
Angel Risk Management Limited		UK
XL Insurance Guernsey Limited		Guernsey
Garrison Investments Inc. **		Barbados	98-0405202
XL (WESTERN EUROPE) S.a.r.l.		Luxembourg
XL Swiss Holdings Ltd		Switzerland
XL Re Latin America Argentina SA	20	Argentina
XL Insurance Switzerland Ltd		Switzerland	30-0479676

XL Services Switzerland Ltd		Switzerland
XL India Business Services Private Limited		India
XL Seguros Mexico SA de CV		Mexico
Green Holdings Limited		Bermuda	98-1218274
Catlin Managers Ltd.		Bermuda
Catlin PPV Fund Ltd.		Bermuda
Catlin ILS Fund		Bermuda
Hubble Re Ltd.		Bermuda
Catlin Property Treaty Fund Ltd.		Bermuda
Catlin Insurance Company Ltd.		Bermuda	98-0407572
Catlin Middle East		Dubai
Catlin Treasury Guernsey Limited		Guernsey
Catlin Labuan Limited		Malaysia
Catlin Singapore Pte Ltd.		Singapore
Catlin Finance (UK) Ltd.		UK
Catlin USD Holdings Ltd.		Bermuda	98-109-3811
Catlin Insurance Company (UK) Holdings Ltd.		UK
Catlin Insurance Company (UK) Ltd.		UK	98-0455349
Catlin Treasury Luxembourg S.a.r.l.		Luxembourg
Catlin Insurance Company (UK) Ltd - Escritorio de Representacao no Brazil Ltda		Brazil
Catlin US Investment Holdings LLC	45	US (Delaware)	46-3791467
Catlin Luxembourg S.a.r.l.		Luxembourg
Catlin Re Switzerland Ltd./Catlin Re Schweiz AG		Switzerland	98-0683316
XL Re Latin America Ltd		Switzerland	98-0422296
XL Latin America Investments Ltd		Bermuda
XL Resseguros Brasil S.A.		Brazil
XL Re Latin America Argentina SA	80	Argentina
XL Re Latin America Ltd Escritório de Representação no Brasil Ltda		Brazil
Catlin US Investment Holdings LLC	40	US (Delaware)	46-3791467
Catlin CCC Holdings LLC		US (Delaware)	47-2299432
Catlin (WUPLC) Holdings Limited		Bermuda
Catlin Underwriting	100	UK
Catlin (CHUKL) Holdings Limited		Bermuda
Catlin Underwriting	—	UK
Catlin (North American) Holdings Ltd.		UK
Catlin Investment Holdings (Jersey) Limited		Jersey
Catlin Investment (UK) Limited		UK
Catlin (PUL) Limited		UK
Catlin Beta Limited		UK
Catlin Gamma Limited		UK
Catlin Delta Limited		UK
Catlin Epsilon Limited		UK
Catlin Zeta Limited		UK
Catlin Eta Limited		UK

Wellington Pension Trustee Limited		UK
Catlin (One) Limited		UK
Catlin (Two) Limited		UK
Catlin (Three) Limited		UK
Catlin (Four) Limited		UK
Catlin (Five) Limited		UK
Catlin Underwriting (UK) Limited DORMANT		UK
Catlin Risk Solutions Limited		UK
Catlin (Wellington) Insurance Limited DORMANT		UK
Catlin Reinsurance Limited DORMANT		UK
Catlininsured Direct Limited DORMANT		UK
Catlin Underwriting Services Limited		UK
Catlin (Wellington) Underwriting Agencies Limited		UK
Catlin Syndicate Limited		UK
Catlin Holdings (UK) Limited		UK
Catlin Holdings Limited		UK
Catlin Brasil Servicos Tecnicos Ltda		Brazil
Catlin Canada Inc.		Canada
Catlin Japan KK		Japan
Catlin Ecosse Insurance Limited		UK
Catlin Underwriting Agencies Limited		UK	98-0242114
Catlin US Investment Holdings LLC	15	US (Delaware)	98-0674455
Z Capital N-2L, L.L.C.		US (Delaware)
Z Capital CUAL CO INVEST., L.L.C.		US (Delaware)
Z Capital HG-C, L.L.C.		US (Delaware)
CATGS I, L.L.C.	50	US	98-0166368
CUA-CVIII Holdings LLC		US	90-1032236
C-1001 State Co-Investor, LLC		US (Delaware)
C-140W Co-Investor LLC		US (Delaware)
Catlin Guernsey Limited		Guernsey
Catlin Australia Pty Limited		Australia
Catlin (BB) Limited		UK
Catlin Europe SE		Germany
Catlin Hong Kong Ltd Limited		Hong Kong
Catlin Angel Strategic Holdings Limited		UK
Catlin Syndicate 6112 Limited (UK)		UK
Catlin Syndicate 6121 Limited		UK
Catlin Shared Services (Europe) Sp.z.o.o.		Poland
(*) - General Parter of XLA Garrison L.P.
(**) - Limited Partner of XLA Garrison L.P.
(***) - Preferred Share Ownership

SCHEDULE VI

Existing Letters of Credit

Existing Syndicated Letters of Credit (Unsecured)

REF NUMBER	CCY	Issue Date	EXPIRY	APPLICANT NAME	BOOKING PARTY NAME	BENEFICIARY NAME
CUCS-429266	USD	12/29/2015	12/31/2016	XL Insurance (Bermuda) Ltd	XL BERMUDA LTD	CATLIN SPECIALTY INSURANCE COMPANY

Existing Alternative Currency Letters of Credit (Unsecured)

REF NUMBER	CCY	Issue Date	EXPIRY	APPLICANT NAME	BOOKING PARTY NAME	BENEFICIARY NAME
TUTS-538845	EUR	2/5/2009	12/31/2016	XL BERMUDA LTD	XL RE EUROPE SE	AmpegaGerling Asset Management gmbh

Existing Participated Letters of Credit (Unsecured)

REF NUMBER	Issue Date	EXPIRY	APPLICANT NAME	BOOKING PARTY NAME	BENEFICIARY NAME
U-221383	1/18/2002	12/31/2016	XL RE LTD	XL BERMUDA LTD	AMERICAN FAMILY MUTUAL INSurance
U-221384	1/18/2002	12/31/2016	XL RE LTD	XL BERMUDA LTD	FACTORY MUTUAL INSURANCE CO.

SCHEDULE VII

UK Qualifying Lender confirmation and DTTP Scheme

Name of Lender	UK Qualifying Lender confirmation[1]	HMRC DT Treaty Passport Scheme[2]
		Scheme reference number	Jurisdiction of tax residence
The Bank of Tokyo-Mitsubishi UFJ, LTD	UK Treaty Lender	43/B/322072/DTTP	Japan
The Bank of New York Mellon	UK Treaty Lender	13/B/357401/DTTP	USA
JPMorgan Chase Bank, N.A., acting through JPMorgan Chase Bank, N.A., London Branch	UK Treaty Lender	13/M/268710/DTTP	United States of America
Citibank, N.A., acting through Citibank, N.A., London Branch	UK Qualifying Lender (other than a UK Treaty Lender)	Entity does not have a scheme reference number	Not required since no scheme reference number
Wells Fargo Bank, National Association	UK Treaty Lender	13/W/61173/DTTP	United States of America
Goldman Sachs Bank USA	UK Treaty Lender	13/G/356209/DTTP	United States of America
Morgan Stanley Bank, N.A.	UK Treaty Lender	13/M/307216/DTTP	United States
HSBC Bank USA, National Association	UK Treaty Lender	13/H/314375/DTTP	USA
Barclays Bank PLC	UK Qualifying Lender (other than a UK Treaty Lender)		UK United Kingdom
Credit Suisse AG, Zurich/Switzerland
UK Qualifying Lender (other than a UK Treaty Lender)

Necessary formalities will be submitted to the HMRC shortly after we receive the executed versions of the Secured as well as the Unsecured Credit Agreement.

Deutsche Bank AG New York Branch	UK Treaty Lender	07/D/7006/DTTP	Germany

1	Lender to select as appropriate which category it falls within, as required pursuant to Section 2.17(j).

2
A UK Treaty Lender that holds a passport under HMRC DT Treaty Passport Scheme and wishes the HMRC DT Treaty Passport Scheme to apply to this Agreement should insert its scheme reference number and jurisdiction of tax residence, in accordance with Section 2.17(i)(B).

EXHIBIT A
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, the other Credit Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement identified below (including the other Credit Documents, any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	____________________________
2.	Assignee:	____________________________
[and is an Affiliate of [identify Lender]][1] [and is a NAIC Approved Bank][2]
3.	Account Parties:
XL Group Ltd, XLIT Ltd., X.L. America, Inc., XL Bermuda Ltd, XL Re Europe SE, XL Insurance Company SE, XL Life Ltd, Catlin Insurance Company (UK) Ltd, Catlin Re Switzerland Ltd. and Catlin Underwriting Agencies Limited

4.	Administrative Agent:	The Bank of Tokyo-Mitsubishi UFJ, Ltd., as the administrative agent under the Credit Agreement
5.	Credit Agreement:
Unsecured Credit Agreement dated as of [__], 2016 (as amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), among XL Group Ltd, XLIT Ltd., X.L. America, Inc., XL Bermuda Ltd, XL Re Europe SE, XL Insurance Company SE, XL Life Ltd, Catlin Insurance Company (UK) Ltd, Catlin Re Switzerland Ltd. and Catlin Underwriting Agencies Limited, as account parties, and XL Group Ltd, XLIT Ltd., X.L. America, Inc. and XL Bermuda Ltd, as guarantors, the Lenders party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent.

1	Insert as applicable.

2	Insert as applicable.

6.    Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loan Assigned	Percentage Assigned of Commitment/Loans[3] .
$	$	%
$	$	%
$	$	%

7.    Irish Qualifying Lender Confirmation:

The Assignee confirms that it is beneficially entitled to interest payable under the Credit Agreement and that it is [an Irish Qualifying Lender (other than an Irish Treaty Lender)][an Irish Treaty Lender][not an Irish Qualifying Lender]4.

8.    UK Qualifying Lender Confirmation:

[(a)	] The Assignee confirms that it is [a UK Qualifying Lender (other than a UK Treaty Lender)][a UK Treaty Lender][not a UK Qualifying Lender][5]

3	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

4	One of the bracketed alternatives to be selected and included. The Assignee is required to confirm its status pursuant to Section 2.17(l).

5	One of the bracketed alternatives to be selected and included. The Assignee is required to confirm its status pursuant to Section 2.17(i).

[(b)	The Assignee confirms that the person beneficially entitled to interest payable to such Assignee in respect of an advance under a Credit Document is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or

(iii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 19 of the Corporation Tax Act 2009) of that company.][6]

[(c)	The Assignee confirms that it holds a passport under the HMRC DT Treaty Passport Scheme (scheme reference number [____]) and its jurisdiction of residence is [----______].][7]

9.    Swiss Qualifying Lender Information:

The Assignee confirms that it is [a Qualifying Bank][a Permitted Non-Qualifying Lender]8 .

6	Include if the Assignee is a UK Qualifying Lender solely by virtue of sub-paragraph (b) of the definition of UK Qualifying Lender.

7
An Assignee that holds a passport under the HMRC DT Treaty Passport Scheme and that wishes that scheme to apply to the Agreement should insert its HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence, in accordance with Section 2.17(i)(B).

8	One of the bracketed alternatives to be selected and included. The Assignee is required to confirm its status pursuant to Section 2.17(n).

Effective Date:  ______________________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By:_____________________________
  Name:
  Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:______________________________
  Name:
  Title:

Consented to and Accepted:
[THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent and Issuing Lender with respect to Fronted Letters of Credit
By______________________________ Name: Title: ][9]

[JPMORGAN CHASE BANK, N.A., as Issuing Lender with respect to Existing Participated Letters of Credit
By______________________________ Name: Title: ][10]
[Consented to:
[ACCOUNT PARTY], as an Account Party[ and a Guarantor]:
By______________________________ Name: Title: ][11]

9	To be included only if the consent of the Administrative Agent or Issuing Lender is required by the terms of Section 10.04(b) of the Credit Agreement.

10	To be included in the event any Existing Participated Letters of Credit remain outstanding at the time of assignment.

11	To be added for each Account Party only if the consent of the Account Parties is required by the terms of Section 10.04(b) the Credit Agreement.

ANNEX 1
UNSECURED CREDIT AGREEMENT DATED AS OF [__], 2016, BETWEEN XL GROUP LTD, CERTAIN OF ITS SUBSIDIARIES, THE LENDERS NAMED THEREIN AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., AS ADMINISTRATIVE AGENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.  Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of any Account Party, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement, any Credit Document or any other instrument or document furnished pursuant thereto, or (iv) the performance or observance by any Account Party, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement, any Credit Document or any other instrument or document furnished pursuant thereto.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Credit Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, including, without limitation, if the assignee is not a bank listed on the most current “Bank List” of banks approved by NAIC, a duly executed Confirming Lender Agreement in the form of Exhibit C to the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other means of electronic communication shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption and any claim, controversy or dispute arising under or related to this Assignment and Assumption, whether in tort, contract (at law or in equity) or otherwise, shall be governed by, construed and interpreted in accordance with, the law of the State of New York.

EXHIBIT B
ACCOUNT PARTY ASSIGNMENT AND ASSUMPTION AGREEMENT

ACCOUNT PARTY ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) dated as of , 20[ ], among [ ] (“Assignor”), [ ] (“Assignee”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as administrative agent for the lenders party to the Credit Agreement referred to below (including in their respective capacities as “Issuing Lenders” thereunder) (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement referred to below.

WHEREAS, each of the Assignor and the Assignee is a party (in each case, in its capacity as an “Account Party”) to the Unsecured Credit Agreement dated as of [__], 2016 (as amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), between XL Group Ltd, XLIT Ltd., X.L. America, Inc., XL Bermuda Ltd, XL Re Europe SE, XL Insurance Company SE, XL Life Ltd, Catlin Insurance Company (UK) Ltd, Catlin Re Switzerland Ltd. and Catlin Underwriting Agencies Limited, as account parties, and XL Group Ltd, XLIT Ltd., X.L. America, Inc. and XL Bermuda Ltd, as guarantors, the Lenders party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent, pursuant to which the letters of credit identified on Schedule I (the “Schedule”) attached hereto (collectively, the “Specified Letters of Credit”) were issued by the applicable Issuing Lender(s);

WHEREAS, the Assignor desires to assign, and the Assignee is willing to assume, all the Assignor’s rights, duties, liabilities and obligations under the Credit Agreement, including, without limitation, with respect to the Specified Letters of Credit;

NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Assignment, Assumption and Release. Pursuant to Section 10.04(f) of the Credit Agreement, the Assignor hereby assigns, transfers and conveys to the Assignee all of its rights, duties, liabilities and obligations under the Credit Agreement and any other Credit Document, including, without limitation, with respect to the Specified Letters of Credit, and the Assignee hereby accepts such assignment from the Assignor and (a) agrees to be bound by all of the terms, conditions and provisions of the Credit Agreement and any other Credit Document, including, without limitation, with respect to the Specified Letters of Credit; (b) assumes all of the rights, duties, liabilities and obligations of the Assignor described in the Credit Agreement and any other Credit Document, including, without limitation, with respect to the Specified Letters of Credit and, for the avoidance of doubt, shall be deemed to be the Specified Account Party with respect to the Specified Letters of Credit for all purposes under the Credit Agreement; and (c) promises to keep and perform all covenants, terms, provisions and agreements of the Assignor under the Credit Agreement and any other Credit Document, including, without limitation, with respect to the Specified Letters of Credit, including, but not limited to, the obligation of the Assignor to reimburse the Issuing Lender(s) for any and all amounts paid by the Issuing Lender(s) under the Specified Letters of Credit, to pay the Issuing Lender(s) any amounts owing under the Credit Agreement when due and to indemnify and hold harmless the Issuing Lender(s) as provided in the Credit Agreement or any other Credit Document. In connection with the aforesaid assignment and assumption, the Administrative Agent hereby releases the Assignor from any and all of its rights, duties, liabilities and obligations under the Credit Agreement and any other Credit Document, including, without limitation, with respect to the Specified Letters of Credit, except in the event the Assignor has made any material misrepresentations to any Lender, Issuing Lender, the Administrative Agent or the Collateral Agent or in the case of the Assignor’s fraud or wilful misconduct.

2.Assignor Waiver of Instruction Rights. The Assignor hereby agrees (i) that the Assignee has sole right to give instructions and make agreements, if applicable, with respect to the Specified Letters of Credit and the disposition of documents, and (ii) the Assignor has no right or claim against any Issuing Lender, any of its affiliates or subsidiaries, or any correspondent in respect of any matter arising in connection with any of the foregoing.
3.Representations and Warranties. (a) Each of the Assignor and the Assignee hereby represents and warrants as to itself that: (i) it has full power and authority to make the agreements contained in this Agreement and has taken all necessary corporate and legal action to authorize the execution, delivery and performance of this Agreement; (ii) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement will not contravene, or constitute an event which itself or with the passing of time or the giving of notice, or both, would constitute a default under any material deed of trust, loan agreement, indenture or other agreement to which it is a party or by which its property is bound.
(a)Assignor hereby represents and warrants that there are no defaults that have occurred and are continuing under the Credit Agreement.

4.Effect of This Agreement. (i) This Agreement shall become effective upon the Administrative Agent’s execution (not to be unreasonably delayed) of this Agreement after having received counterparts of this Agreement, duly executed and delivered on behalf of each of the Assignor and the Assignee; provided that immediately prior to and after giving effect to such assignment, the conditions in Section 5.02(a) and (b) of the Credit Agreement have been satisfied (the first date on which all of the foregoing conditions shall have been met, the "Effective Date"). On and after the Effective Date, the rights and obligations of the Assignee with respect to the Specified Letters of Credit, shall be governed by the Credit Agreement and the other Credit Documents. In the event of any inconsistency between the terms and conditions of the Credit Agreement and the other Credit Documents, the terms and conditions of the Credit Agreement shall control.
(ii) Except as provided herein with respect to the Specified Letters of Credit, the terms and conditions of the Letter of Credit Documents shall remain unchanged and shall remain in full force and effect.

5.Miscellaneous. (a) The terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
(b) The Assignor and the Assignee, jointly and severally, agree to reimburse the Administrative Agent on demand for all costs, expenses and charges (including reasonable fees and charges of external counsel to the Administrative Agent and costs allocated by the Administrative Agent’s internal legal department) in connection with the preparation, execution, delivery, modification and enforcement of this Agreement.

(c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Issuing Lender under and in respect of the Specified Letters of Credit, nor constitute a waiver of any provisions thereof. The Assignor and the Assignee shall make all appropriate adjustments in respect of accrued and unpaid obligations under and in respect of the Specified Letters of Credit directly between themselves.

(d) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first above written.

ASSIGNEE:

By: _____________________________
Name:
Title:

ASSIGNOR:

By: _____________________________
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent:

By: _____________________________            Name:
Title:

SCHEDULE I

To

ACCOUNT PARTY ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of , 20[ ] among the ASSIGNOR, the ASSIGNEE and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (the “Administrative Agent”)

Specified Letters of Credit

L/C NUMBER	BENEFICIARY	AVAILABLE AMOUNT[12]	ISSUE DATE	EXPIRY DATE

22	Except where specified, letters of credit are denominated in U.S. Dollars.

EXHIBIT C
[Form of Confirming Lender Agreement]

[Letterhead of Issuing Lender]

[_____]
[Name of Confirming Lender]
[Address]
Ladies and Gentlemen:
Reference is made to the Unsecured Credit Agreement dated as of [__], 2016 (as amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), between XL Group Ltd, XLIT Ltd., X.L. America, Inc., XL Bermuda Ltd, XL Re Europe SE, XL Insurance Company SE, XL Life Ltd, Catlin Insurance Company (UK) Ltd, Catlin Re Switzerland Ltd. and Catlin Underwriting Agencies Limited, as account parties, and XL Group Ltd, XLIT Ltd., X.L. America, Inc. and XL Bermuda Ltd, as guarantors, the Lenders party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.
The undersigned (the “Issuing Lender”) is a Lender under the Credit Agreement but is not on the date hereof listed on the most current “Bank List” of banks approved by the NAIC. Accordingly, in order to be a “NAIC Approved Bank” for the purposes of the Credit Agreement, the Issuing Lender hereby requests that you be a Confirming Lender with respect to the Issuing Lender for the purposes of the Credit Agreement and each Syndicated Letter of Credit and Non-Syndicated Letter of Credit issued or continued thereunder.
By your signature below, you undertake that you will honor the obligations of the Issuing Lender in respect of any draft drawn under and in substantial compliance with the terms of any Syndicated Letter of Credit and Non-Syndicated Letter of Credit issued or continued under the Credit Agreement as if, and to the extent, you were the Issuing Lender under the relevant Syndicated Letter of Credit or Non-Syndicated Letter of Credit, as the case may be. Notwithstanding the foregoing, your liability under all Syndicated Letters of Credit and Non-Syndicated Letters of Credit at any one time issued or continued under the Credit Agreement shall be limited to an amount (the “Liability Limit”) equal to the Commitment of the Issuing Lender under the Credit Agreement in effect on the date hereof (an amount equal to $ ), as such Liability Limit may be increased after the date hereof with your prior written consent by reason of an increase in the Commitment of the Issuing Lender under the Credit Agreement. In addition, you hereby irrevocably appoint and designate the Administrative Agent as your attorney-in-fact, acting through any duly authorized officer of the Person serving as the Administrative Agent, to execute and deliver, at any time prior to the Commitment Termination Date in effect on the date of this letter agreement, in your name and on your behalf each Syndicated Letter of Credit and Non-Syndicated Letter of Credit to be confirmed by you in accordance herewith and with the Credit Agreement. You agree that, promptly upon the request of the Administrative Agent, you will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary of any Syndicated Letter of Credit or Non-Syndicated Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for you in connection with the execution and delivery of such Syndicated Letter of Credit or Non-Syndicated Letter of Credit, as the case may be.
In consideration of the foregoing, the Issuing Lender agrees that if you shall make any LC Disbursement in respect of any Syndicated Letter of Credit or Non-Syndicated Letter of Credit, regardless of the identity of the Account Party of such Syndicated Letter of Credit or Non-Syndicated Letter of Credit, as the case may be, the Issuing Lender shall reimburse you by paying to you an amount equal to the amount of the LC Disbursement made by you, such payment to be made not later than noon, New York City time, on (i) the Business Day that the Issuing Lender receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Issuing Lender receives such notice, if such notice is not received prior to such time. The Issuing Lender’s obligations to reimburse you as provided in the foregoing sentence shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this letter agreement under any and all circumstances whatsoever, and irrespective of any event or circumstance of the type described in Section 2.01(j) or 2.02(i), as applicable, of the Credit Agreement (or of any analogous event or circumstance relating to the undersigned).
If any LC Disbursement is made by you, then, unless the Issuing Lender shall reimburse the amount of such LC Disbursement to you in full on the date such LC Disbursement is made by you, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date of reimbursement, at the rate per annum equal to (i) the NYFRB Rate (as defined below) to but excluding the date three Business Days after such LC Disbursement and (ii) from and including the date three Business Days after such LC Disbursement, 2% plus the NYFRB Rate.
“NYFRB Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Confirming Lender hereunder from three Federal funds brokers of recognized standing selected by it; provided that if the NYFRB Rate shall be less than zero, such rate shall be deemed to be zero for purposes herein.
This letter agreement shall be governed by and construed in accordance with the law of the State of New York. This letter agreement is an “agreement” of the type referred to in the definition of “Confirming Lender” in Section 1.01 of the Credit Agreement.
Please indicate your acceptance of the foregoing terms and conditions by signing the two enclosed copies of this letter agreement and returning (a) one such signed copy to the undersigned at the address of the Issuing Lender indicated herein and (b) the other such signed copy to the Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd, 1221 Avenue of the Americas, New York, New York 10020, Attention of Lawrence Blat; Telephone No. (212) 405-6621; email address: lblat@us.mufg.jp; with a copy to Agencydesk@us.mufg.jp.

[NAME OF ISSUING LENDER]
By___________________________
  Name:
  Title:

AGREED AS AFORESAID:
[NAME OF CONFIRMING LENDER]
By____________________________
  Name:
  Title:

EXHIBIT D
FORM OF BORROWING REQUEST
[Date]
The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
as Administrative Agent
1221 Avenue of the Americas,
New York, New York 10020
Attention: Lawrence Blat
Telephone No. (212) 405-6621
Email address: lblat@us.mufg.jp / Agencydesk@us.mufg.jp

XL GROUP LTD
Ladies and Gentlemen:
Pursuant to Section 2.06 of that certain Unsecured Credit Agreement, dated as of [___], 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein having the meanings given such terms in the Credit Agreement), among XL Group Ltd, an exempted company incorporated in Bermuda with limited liability (“XL Group”), XLIT Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“XLIT”), X.L. America, Inc., a Delaware corporation (“XL America”), XL Bermuda Ltd, an exempted company incorporated in Bermuda with limited liability (“XL Bermuda”), XL Re Europe SE, a European public limited liability company registered in Ireland (“XL Re Europe”), XL Insurance Company SE, a European public limited liability company registered in England and Wales (“XL Insurance”), XL Life Ltd, an exempted company incorporated in Bermuda with limited liability (“XL Life”), Catlin Insurance Company (UK) Ltd, a private limited company incorporated in England and Wales (“Catlin Insurance”), Catlin Re Switzerland Ltd., a company limited by shares organized under the laws of Switzerland (“Catlin Switzerland”) and Catlin Underwriting Agencies Limited, a private limited company incorporated in England and Wales (“Catlin Underwriting”, and together with XL Group, XLIT, XL America, XL Bermuda, XL Re Europe, XL Insurance, XL Life, Catlin Insurance and Catlin Switzerland, each an “Account Party”), the Guarantors party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent and the lenders (the “Lenders”) party thereto, the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing:
1.    The relevant Account Party is [        ].
2.    The Date of Borrowing (which is a Business Day) is [         ,        ,       ] (the “Borrowing Date”).
3.    The aggregate amount of the proposed Borrowing is [            ] 13.

13	State the amount in the relevant currency.

4.    The type of Borrowing is [an ABR Borrowing] [a Eurocurrency Borrowing].
[5.    The initial Interest Period for each Eurocurrency Borrowing made as part of the proposed Loan is [    ] month[s].]
[5][6]. The location and number of the Account Party’s account to which the funds requested pursuant to this Borrowing Request are to be disbursed is [    ].
The undersigned hereby represents and warrants that the conditions specified in Section 5.02 of the Credit Agreement have been satisfied as of the Borrowing Date.
The above request has been made to the Administrative Agent by telephone at [___].
Very truly yours,
XL GROUP LTD
By: _____________________________
    Name:
    Title:

EXHIBIT E
FORM OF INTEREST ELECTION REQUEST
[    ], 20[ ]
XL Group Ltd, an exempted company incorporated in Bermuda with limited liability (“XL Group”), pursuant to Section 2.08 of the Unsecured Credit Agreement dated as of [___], 2016 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among XL Group, XLIT Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“XLIT”), X.L. America, Inc., a Delaware corporation (“XL America”), XL Bermuda Ltd, an exempted company incorporated in Bermuda with limited liability (“XL Bermuda”), XL Re Europe SE, a European public limited liability company registered in Ireland (“XL Re Europe”), XL Insurance Company SE, a European public limited liability company registered in England and Wales (“XL Insurance”), XL Life Ltd, an exempted company incorporated in Bermuda with limited liability (“XL Life”), Catlin Insurance Company (UK) Ltd, a private limited company incorporated in England and Wales (“Catlin Insurance”), Catlin Re Switzerland Ltd., a company limited by shares organized under the laws of Switzerland (“Catlin Switzerland”) and Catlin Underwriting Agencies Limited, a private limited company incorporated in England and Wales (“Catlin Underwriting”, and together with XL Group, XLIT, XL America, XL Bermuda, XL Re Europe, XL Insurance, XL Life, Catlin Insurance and Catlin Switzerland, each an “Account Party”), the Guarantors party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent and the lenders (the “Lenders”) party thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:
(i)    The relevant Account Party is [           ];
(ii)    The Borrowing to which this Interest Election Request applies is [           ]14;
(iii)    The effective date of the election made pursuant to this Interest Election Request is [        ], 20[  ] (which shall be a Business Day); [and]
(iv)    The resulting Borrowing is to be [an ABR Borrowing][a Eurocurrency Borrowing][; and]
[(v) The Interest Period applicable to the resulting Borrowing after giving effect to such election is [          ]].
The above request has been made to the Administrative Agent by telephone at [___].

14
If different options are being elected with respect to different portions of the Borrowing, provide the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to items (iv) and (v) shall be specified for each resulting Borrowing).

Very truly yours,
XL GROUP LTD
By:____________________________
Name:
Title:

EXHIBIT F
JOINDER AGREEMENT
JOINDER AGREEMENT dated as of [ ], between [        ] (the “New Obligor”), each Guarantor and [THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.], as Administrative Agent, (the “Joinder Agreement”).
WHEREAS, XL GROUP LTD, an exempted company incorporated in Bermuda with limited liability (“XL Group”), XLIT LTD., an exempted company incorporated in the Cayman Islands with limited liability (“XLIT”), X.L. AMERICA, INC., a Delaware corporation (“XL America”), XL BERMUDA LTD, an exempted company incorporated in Bermuda with limited liability (“XL Bermuda”), XL RE EUROPE SE, a European public limited liability company registered in Ireland (“XL Re Europe”), XL INSURANCE COMPANY SE, a European public limited liability company registered in England and Wales (“XL Insurance”), XL LIFE LTD, an exempted company incorporated in Bermuda with limited liability (“XL Life”), CATLIN INSURANCE COMPANY (UK) LTD, a private limited company incorporated in England and Wales (“Catlin Insurance”), CATLIN RE SWITZERLAND LTD., a company limited by shares organized under the laws of Switzerland (“Catlin Switzerland”) and CATLIN UNDERWRITING AGENCIES LIMITED, a private limited company incorporated in England and Wales (“Catlin Underwriting”, and together with XL Group, XLIT, XL America, XL Bermuda, XL Re Europe, XL Insurance, XL Life, Catlin Insurance and Catlin Switzerland, each an “Account Party” and collectively, the “Account Parties”; XL Group, XLIT, XL America and XL Bermuda, each a “Guarantor” and collectively the “Guarantors”), the several lenders from time to time parties thereto (the “Lenders”) and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as administrative agent (the “Administrative Agent”) are party to that certain Unsecured Credit Agreement, dated as of [___], 2016 (as amended, modified, restated and supplemented from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein having the meanings assigned to such terms in the Credit Agreement);15
WHEREAS, pursuant to Section 10.04(g) of the Credit Agreement, the New Obligor desires to become a party to the Credit Agreement as [an Account Party][ and ][Guarantor] thereunder.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
The New Obligor hereby becomes a party to the Credit Agreement as an [Account Party]/[Guarantor] thereunder with the same force and effect as if originally named therein as an [Account Party]/[Guarantor] and, without limiting the generality of the foregoing, hereby agrees to be bound by the terms of the Credit Agreement as an [Account Party]/[Guarantor] pursuant to [Section 10.04(g) (Additional Account Parties and/or Guarantors) of the Credit Agreement], and hereby expressly assumes all rights, obligations and liabilities of an [Account Party]/[Guarantor] thereunder.

15	To be updated to conform to the parties at the time of the Joinder Agreement.

2.	The New Obligor is a company duly [incorporated] under the laws of [name of relevant jurisdiction] and is a Subsidiary of XL Group.

4.
[Guarantee[16]. The New Obligor hereby, jointly and severally with the other Guarantors, irrevocably guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to each of the Account Parties and Reimbursement Obligations and interest thereon of each Specified Account Party (other than such New Obligor in its capacity as an Account Party under the Credit Agreement) and all other amounts from time to time owing to the Lenders (including interest or fees accruing after the filing of a petition or commencement of a case by or with respect to any Account Party seeking relief under any bankruptcy, insolvency, reorganization, moratorium, examination or similar laws of general applicability affecting the enforcement of creditors’ rights, whether or not the claim for such interest or fees is allowed in such proceedings) or the Administrative Agent by such Account Parties under the Credit Agreement or any other Credit Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The New Obligor hereby, jointly and severally with the other Guarantors, further agrees that if any Account Party (other than such New Obligor in its capacity as an Account Party under the Credit Agreement) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the New Obligor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This is a guarantee of payment and not collection. Each of the other Guarantors hereby confirms, for the benefit of the Lenders and the Administrative Agent, that (i) its obligations as a Guarantor are not discharged or otherwise affected by the provisions of this Joinder Agreement and shall accordingly continue in full force and effect, and that (ii) its Guarantee shall apply to such New Obligor’s obligations under the Credit Documents.]

5.
The New Obligor represents and warrants that each of the representations and warranties set forth in Article IV of the Credit Agreement and each other Credit Document and applicable to the New Obligor is true and correct in all material respects on and as of the date of this Joinder Agreement, except to the extent that any such representation and warranty is expressly stated to have been made as of a specific date, in which case such representation and warranty is true and correct in all material respects as of such specific date. The New Obligor represents and warrants that this Joinder Agreement has been duly executed and delivered by the New Obligor and constitutes a legal, valid and binding obligation of the New Obligor, enforceable against the New Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, examination or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

16	Insert for any new Guarantor.

6.	THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.	SECTIONS 10.09 AND 10.10 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT.

8.
This Joinder Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

9.
To the fullest extent permitted by law, any provision of this Joinder Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[XL Group Ltd]
By:

[New Obligor]
By:

[Existing Guarantors]

[Administrative Agent]

EXHIBIT G
RESIGNATION LETTER

To:    THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent under the Credit Agreement (defined below)
From:    [Resigning Obligor] and XL Group Ltd
Dated:
Dear Sirs:
1.    Reference is made to the Unsecured Credit Agreement, dated as of [___], 2016 (as amended, modified, restated and supplemented from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein having the meanings assigned to such terms in the Credit Agreement) among XL GROUP LTD, an exempted company incorporated in Bermuda with limited liability (“XL Group”), XLIT LTD., an exempted company incorporated in the Cayman Islands with limited liability (“XLIT”), X.L. AMERICA, INC., a Delaware corporation (“XL America”), XL BERMUDA LTD, an exempted company incorporated in Bermuda with limited liability (“XL Bermuda”), XL RE EUROPE SE, a European public limited liability company registered in Ireland (“XL Re Europe”), XL INSURANCE COMPANY SE, a European public limited liability company registered in England and Wales (“XL Insurance”), XL LIFE LTD, an exempted company incorporated in Bermuda with limited liability (“XL Life”), CATLIN INSURANCE COMPANY (UK) LTD, a private limited company incorporated in England and Wales (“Catlin Insurance”), CATLIN RE SWITZERLAND LTD., a company limited by shares organized under the laws of Switzerland (“Catlin Switzerland”) and CATLIN UNDERWRITING AGENCIES LIMITED, a private limited company incorporated in England and Wales (“Catlin Underwriting”, and together with XL Group, XLIT, XL America, XL Bermuda, XL Re Europe, XL Insurance, XL Life, Catlin Insurance and Catlin Switzerland, each an “Account Party” and collectively, the “Account Parties”; XL Group, XLIT, XL America and XL Bermuda, each a “Guarantor” and collectively the “Guarantors”), the several lenders from time to time parties thereto (the “Lenders”) and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as administrative agent (the “Administrative Agent”).17

2.	This letter is a Resignation Letter under the Credit Agreement.

3.
Pursuant to Section 10.04(h) (Resignation of an Account Party and/or Guarantor), we request that [resigning Obligor] be released from its obligations as an [Account Party][ and ][Guarantor] under the Credit Agreement [(and, in the case of [resigning Obligor’s] obligations as a Guarantor, solely in connection with a dissolution or liquidation thereof permitted pursuant to Section 6.03)].

17	To be updated to conform to the parties at the time of the Joinder Agreement.

4.
We confirm that (A) no Default is continuing or would result from the effectiveness of this Resignation Letter and (B) all amounts then due and payable by [resigning Obligor] under the Credit Agreement and the other Credit Documents (and any Loans made to any such Account Party and all accrued interest thereon) shall have been paid in full, (C) the delivery of this Resignation Letter shall not terminate[ (i)] any obligation of [resigning Obligor] that remains unpaid at the time of such delivery, [(ii) the obligations of any other Guarantor under Section 3 with respect to any such unpaid obligations or (iii) the obligations of [resigning Obligor] in its capacity as a Guarantor, except to the extent expressly permitted pursuant to the first sentence of Section 10.04(h) of the Credit Agreement], (D) [resigning Obligor] in its capacity as an Account Party shall remain a party to the Credit Agreement and to any other Credit Document to which [resigning Obligor] is a party in its capacity as an Account Party prior to the delivery hereof and shall continue to have all the rights and obligations of an Account Party under the Credit Agreement and any other such Credit Document with respect to any Letters of Credit issued on behalf of [resigning Obligor] in its capacity as an Account Party prior to delivery hereof (until such time as such Letters of Credit issued for its account have been (i) terminated or expired or (ii) dealt with in any other manner reasonably satisfactory to the Administrative Agent and each Issuing Lender with respect thereto) but shall not be permitted to request the issuance, amendment or renewal of any additional Letters of Credit. Notwithstanding the foregoing, this Resignation Letter shall not affect any obligation which by the terms of the Credit Agreement survives the termination thereof.

5.	THIS RESIGNATION LETTER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the undersigned has caused this Resignation Letter to be duly executed and delivered by its duly authorized officer as of the date above first written.

[XL Group Ltd]
By:

[Resigning Obligor]
By: